                                                                   EXHIBIT 10.38

                                                                  EXECUTION COPY
================================================================================
                                    Published CUSIP Number: [__________________]

                             SENIOR CREDIT AGREEMENT

                         Dated as of November 10, 2004,

                                      among
                   VALOR TELECOMMUNICATIONS ENTERPRISES, LLC,
                  VALOR TELECOMMUNICATIONS ENTERPRISES II, LLC
                                       and
               CERTAIN OF THEIR RESPECTIVE DOMESTIC SUBSIDIARIES,
                                  as Borrowers,

                         VALOR TELECOMMUNICATIONS, LLC,
                    VALOR TELECOMMUNICATIONS SOUTHWEST, LLC,
                   VALOR TELECOMMUNICATIONS SOUTHWEST II, LLC
                                       and
  CERTAIN OF THEIR RESPECTIVE DOMESTIC SUBSIDIARIES, INCLUDING SUCH BORROWERS,
                                 as Guarantors,

                             BANK OF AMERICA, N.A.,
        as Senior Administrative Agent, Swing Line Lender and L/C Issuer,

                               JPMORGAN CHASE BANK
                                       and
                              WACHOVIA BANK, N.A.,
                          as Senior Syndication Agents,

                            CIBC WORLD MARKETS CORP.
                                       and
              MERRILL, LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
                         as Senior Documentation Agents,

                                       and
                            THE LENDERS PARTY HERETO

          ============================================================

                         BANC OF AMERICA SECURITIES LLC
                                       and
                          J. P. MORGAN SECURITIES INC.
                                       as
                    Sole and Exclusive Senior Lead Arrangers
                          and Sole Senior Book Managers

          ============================================================

                                TABLE OF CONTENTS

                                                                                                            PAGE
ARTICLE I           DEFINITIONS AND ACCOUNTING TERMS...............................................           2

         Section 1.01          Defined Terms.......................................................           2

         Section 1.02          Other Interpretive Provisions.......................................          46

         Section 1.03          Accounting Terms....................................................          47

         Section 1.04          Rounding............................................................          48

         Section 1.05          Times of Day........................................................          48

         Section 1.06          Letter of Credit Amounts............................................          48

ARTICLE II          COMMITMENTS AND CREDIT EXTENSIONS..............................................          48

         Section 2.01          Term Loans and Revolving Loans......................................          48

         Section 2.02          Borrowings, Conversions and Continuations of Senior Loans...........          50

         Section 2.03          Letters of Credit...................................................          52

         Section 2.04          Swing Line Loans....................................................          62

         Section 2.05          Prepayments.........................................................          65

         Section 2.06          Termination or Reduction of Commitments.............................          70

         Section 2.07          Repayment of Senior Loans...........................................          71

         Section 2.08          Interest............................................................          71

         Section 2.09          Fees................................................................          72

         Section 2.10          Computation of Interest and Fees....................................          73

         Section 2.11          Evidence of Debt....................................................          73

         Section 2.12          Payments Generally..................................................          74

         Section 2.13          Sharing of Payments by Senior Lenders...............................          76

         Section 2.14          Existing Credit Agreements..........................................          76

ARTICLE III         TAXES, YIELD PROTECTION AND ILLEGALITY.........................................          77

         Section 3.01          Taxes...............................................................          77

         Section 3.02          Illegality..........................................................          80

         Section 3.03          Inability to Determine Rates........................................          81

         Section 3.04          Increased Costs.....................................................          81

         Section 3.05          Funding Losses......................................................          82

         Section 3.06          Mitigation Obligations; Replacement of Senior Lenders...............          83

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                            PAGE

         Section 3.07          Matters Applicable to all Requests for Compensation.................          84

         Section 3.08          Survival............................................................          84

ARTICLE IV          CONDITIONS PRECEDENT TO CREDIT EXTENSIONS......................................          84

         Section 4.01          Conditions of Initial Credit Extension..............................          84

         Section 4.02          Conditions to all Credit Extensions.................................          89

ARTICLE V           REPRESENTATIONS AND WARRANTIES.................................................          90

         Section 5.01          Existence, Qualification and Power..................................          90

         Section 5.02          Authorization; No Contravention.....................................          90

         Section 5.03          Governmental Authorization; Other Consents..........................          90

         Section 5.04          Binding Effect......................................................          91

         Section 5.05          Financial Statements; No Material Adverse Effect....................          91

         Section 5.06          Litigation..........................................................          92

         Section 5.07          No Default..........................................................          92

         Section 5.08          Subsidiaries and Equity Investments.................................          93

         Section 5.09          Ownership...........................................................          93

         Section 5.10          Ownership of Personal Property; Liens...............................          93

         Section 5.11          Intellectual Property; Licenses, Etc................................          93

         Section 5.12          Real Estate, Leases.................................................          94

         Section 5.13          Environmental Matters...............................................          94

         Section 5.14          Security Documents..................................................          95

         Section 5.15          Insurance...........................................................          96

         Section 5.16          Transactions with Affiliates........................................          97

         Section 5.17          Taxes...............................................................          97

         Section 5.18          ERISA Compliance....................................................          97

         Section 5.19          Purpose of Senior Loans and Letters of Credit.......................          98

         Section 5.20          Margin Regulations; Investment Company Act; Public Utility Holding
                                 Company Act.......................................................          98

         Section 5.21          Disclosure..........................................................          98

         Section 5.22          Compliance with Laws................................................          99

         Section 5.23          Labor Matters.......................................................          99

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                                TABLE OF CONTENTS
                                   (continued)

                                                                                                            PAGE
         Section 5.24          Solvency............................................................          99

         Section 5.25          Nature of Business..................................................          99

         Section 5.26          Independent Credit Analysis.........................................         100

         Section 5.27          Designation as Senior Debt..........................................         100

ARTICLE VI          AFFIRMATIVE COVENANTS..........................................................         100

         Section 6.01          Financial Statements................................................         100

         Section 6.02          Certificates; Other Information.....................................         101

         Section 6.03          Notices.............................................................         105

         Section 6.04          Payment of Obligations..............................................         106

         Section 6.05          Preservation of Existence, Etc......................................         106

         Section 6.06          Maintenance of Properties...........................................         107

         Section 6.07          Maintenance of Insurance; Certain Proceeds..........................         107

         Section 6.08          Compliance with Laws, Contractual Obligations.......................         108

         Section 6.09          Books and Records...................................................         109

         Section 6.10          Inspection Rights...................................................         109

         Section 6.11          Further Assurances with Respect to Additional Subsidiaries..........         109

         Section 6.12          Further Assurances with Respect to Additional Collateral............         110

         Section 6.13          Use of Proceeds.....................................................         111

         Section 6.14          Interest Rate Protection............................................         111

         Section 6.15          Environmental.......................................................         111

         Section 6.16          RTFC Eligibility....................................................         112

         Section 6.17          Further Assurances with Respect to Post-Closing Date Deliveries.....         112

ARTICLE VII         NEGATIVE COVENANTS.............................................................         113

         Section 7.01          Liens...............................................................         113

         Section 7.02          Investments.........................................................         114

         Section 7.03          Indebtedness........................................................         116

         Section 7.04          Fundamental Changes and Acquisitions................................         117

         Section 7.05          Dispositions........................................................         118

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                                TABLE OF CONTENTS
                                   (continued)

                                                                                                            PAGE
         Section 7.06          Restricted Payments.................................................         119

         Section 7.07          Amendment, Etc. of Material Documents and Payments in Respect of
                                 Indebtedness......................................................         121

         Section 7.08          Change in Nature of Business........................................         123

         Section 7.09          Transactions with Affiliates........................................         123

         Section 7.10          Limitations on Restricted Actions...................................         123

         Section 7.11          Sale-Leasebacks; Off-Balance Sheet Obligation.......................         124

         Section 7.12          Use of Proceeds.....................................................         124

         Section 7.13          Ownership of Subsidiaries and Other Restrictions....................         124

         Section 7.14          Unrestricted Subsidiaries...........................................         125

         Section 7.15          Fiscal Year.........................................................         126

         Section 7.16          Partnerships, etc...................................................         126

         Section 7.17          Sales of Receivables................................................         126

         Section 7.18          Financial Covenants.................................................         126

ARTICLE VIII        EVENTS OF DEFAULT AND REMEDIES.................................................         128

         Section 8.01          Events of Default...................................................         128

         Section 8.02          Remedies Upon Event of Default......................................         131

         Section 8.03          Application of Funds................................................         132

ARTICLE IX          GUARANTY.......................................................................         133

         Section 9.01          Guaranty; Limitation of Liability...................................         133

         Section 9.02          Guaranty Absolute...................................................         134

         Section 9.03          Waivers and Acknowledgments.........................................         136

         Section 9.04          Subordination.......................................................         137

         Section 9.05          Continuing Guaranty.................................................         138

ARTICLE X           SENIOR ADMINISTRATIVE AGENT....................................................         139

         Section 10.01         Appointment and Authorization of Senior Administrative Agent........         139

         Section 10.02         Rights as a Senior Lender...........................................         139

         Section 10.03         Exculpatory Provisions..............................................         139

         Section 10.04         Reliance by Senior Administrative Agent.............................         140

         Section 10.05         Delegation of Duties................................................         140

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                                TABLE OF CONTENTS
                                   (continued)

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
         Section 10.06         Resignation of Senior Administrative Agent..........................         141

         Section 10.07         Non-Reliance on Administrative Agent and Other Senior Lenders.......         142

         Section 10.08         No Other Duties, Etc................................................         142

         Section 10.09         Senior Administrative Agent May File Proofs of Claim................         142

         Section 10.10         Collateral and Guaranty Matters.....................................         143

ARTICLE XI          MISCELLANEOUS..................................................................         144

         Section 11.01         Amendments, Etc.....................................................         144

         Section 11.02         Notices; Effectiveness; Electronic Communication....................         146

         Section 11.03         No Waiver; Cumulative Remedies......................................         148

         Section 11.04         Expenses; Indemnity; Damage Waiver..................................         148

         Section 11.05         Payments Set Aside..................................................         150

         Section 11.06         Successors and Assigns..............................................         151

         Section 11.07         Treatment of Certain Information; Confidentiality...................         155

         Section 11.08         Right of Setoff.....................................................         156

         Section 11.09         Interest Rate Limitation............................................         157

         Section 11.10         Counterparts; Integration; Effectiveness............................         157

         Section 11.11         Survival of Representations and Warranties..........................         157

         Section 11.12         Severability........................................................         157

         Section 11.13         Replacement of Senior Lenders.......................................         158

         Section 11.14         Governing Law; Jurisdiction; Etc....................................         158

         Section 11.15         Waiver of Jury Trial................................................         159

         Section 11.16         Entire Agreement....................................................         160

         Section 11.17         USA Patriot Act Notice..............................................         160

         Section 11.18         Borrowers' Representative...........................................         160

         Section 11.19         Conflicts with Senior Mortgages.....................................         160

SCHEDULES

    1.01    Consolidated EBITDA; Consolidated Interest Charges
    2.01    Commitments and Applicable Percentages
    5.03    Approvals and Consents
    5.06    Litigation
    5.08    Subsidiaries and Other Equity Investments
    5.09    Ownership of Holdings
    5.12    Existing Mortgages; Real Property
    5.13    Environmental Matters
    5.15    Insurance
    5.16    Transactions with Affiliates
    5.23    Labor Matters
    7.01    Existing Liens
    11.02   Senior Administrative Agent's Office, Certain Addresses for Notices

EXHIBITS

    FORM OF

    A       Senior Loan Notice
    B       Swing Line Loan Notice
    C-1-B   Term Note (Tranche B Term Loans)
    C-1-C   Term Note (Tranche C Term Loans)
    C-1-D   Term Note (Tranche D Term Loans)
    C-2-R   Revolving Note (Revolving Loans)
    C-2-S   Revolving Note (Swing Line Loans)
    D       Compliance Certificate
    E       Senior Assignment and Assumption
    F       Senior Joinder Agreement
    G       Senior Opinion Matters
    H       Senior Pledge and Security Agreement
    I       Senior Mortgage
    J       Intercreditor Agreement

                             SENIOR CREDIT AGREEMENT

      This SENIOR CREDIT AGREEMENT is entered into as of November 10, 2004 (this "Agreement"), among (a) VALOR TELECOMMUNICATIONS ENTERPRISES, LLC, a Delaware limited liability company ("Enterprises"), VALOR TELECOMMUNICATIONS ENTERPRISES II, LLC, a Delaware limited liability company ("Enterprises II"), each Domestic Subsidiary (such term and the other capitalized terms used herein shall have the meanings assigned thereto in Section 1.01 of this Agreement) of Enterprises or Enterprises II identified on the signature pages of this Agreement as a "Borrower" and each other wholly owned Domestic Subsidiary of Enterprises or Enterprises II that hereafter becomes a party to this Agreement pursuant to
Section 6.11 (all such Subsidiaries, together with Enterprises, and Enterprises II, hereinafter collectively referred to as the "Borrowers", and each individually as a "Borrower"), (b) VALOR TELECOMMUNICATIONS, LLC, a Delaware limited liability company ("Holdings"), VALOR TELECOMMUNICATIONS SOUTHWEST, LLC, a Delaware limited liability company ("Southwest"), VALOR TELECOMMUNICATIONS SOUTHWEST II, LLC, a Delaware limited liability company ("Southwest II"), and each other Domestic Subsidiary of Holdings identified on the signature pages of this Agreement as a "Guarantor", including each Borrower (all such Subsidiaries including each Borrower, together with Holdings, Southwest and Southwest II, hereinafter collectively referred to as the "Guarantors", and each individually as a "Guarantor"), (c) each lender from time to time party hereto (collectively, the " Senior Lenders" and individually, a "Senior Lender"), (d) BANK OF AMERICA, N.A., as Senior Administrative Agent, Swing Line Lender and L/C Issuer, (e) JPMORGAN CHASE BANK and WACHOVIA BANK, N.A., as Senior Syndication Agents, (f) CIBC WORLD MARKETS CORP. and MERRILL, LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Senior Documentation Agents, and (g) BANC OF AMERICA SECURITIES LLC and J. P. MORGAN SECURITIES INC., as Sole and Exclusive Senior Lead Arrangers and as Sole Senior Book Managers.

                                    RECITALS

            WHEREAS, each Borrower is engaged in a business which is related to the business of each other Borrower; and each Guarantor will derive substantial direct and indirect benefit from the Credit Extensions by the Senior Lenders and the L/C Issuer to or for the benefit of the Borrowers hereunder, and each Guarantor is willing to guaranty the Senior Obligations of each Borrower under this Agreement as hereinafter provided in order to obtain such benefits; and

            WHEREAS, the Borrowers and the Guarantors have requested that the Senior Lenders amend and restate each of the Existing Credit Agreements in their entirety as provided in this Agreement concurrently with the closing of the Transaction;

            NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

      SECTION 1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

      "Account Control Agreements" means, collectively, the Account Control Agreements each substantially in the form of Exhibits C-1 and C-2, as applicable, to the Senior Pledge and Security Agreement.

      "Acquisition" by any Person, means the purchase or acquisition in a single transaction or a series of transactions by such Person individually or, together with its Affiliates, of (a) any Equity Interests of another Person which are sufficient to permit such Person and its Affiliates to Control such other Person or (b) all or any substantial portion of the Property (including, without limitation, all or a substantial portion of the Property comprising a division, unit or line of business) of another Person, whether or not involving a merger or consolidation with such other Person. "Acquire" has a meaning correlative thereto.

      "Acquisition Agreement" means for any Acquisition the stock purchase agreement, asset purchase agreement, merger agreement or other definitive agreement for such Acquisition.

      "Acquisition Documents" means, for any Acquisition, the Acquisition Agreement, including all exhibits and schedules thereto, and all other agreements, documents and instruments relating to such Acquisition.

      "Additional Intermediate Holding Company" has the meaning provided in the definition of the term "Permitted Restructuring Transaction".

      "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Senior Administrative Agent.

      "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

      "Agreement" means this Credit Agreement.

      "Applicable Borrower" means, (a) with respect to any Borrowing, the Borrower that borrowed or was deemed to have borrowed such Borrowing hereunder, or (b) with respect to any L/C Credit Extension, the Borrower for whose account such L/C Credit Extension is requested, in each case, as designated by the Loan Party Representative in the applicable Request for Credit Extension.

      "Applicable Facility Percentage" means, with respect to any Facility at any time, the percentage (carried out to the ninth decimal place) of the Total Outstandings (assuming, for these purposes that all undrawn Revolving Commitments which have not been terminated pursuant to

Section 8.02 are fully drawn) represented by the Total Outstanding Amount of such Facility (assuming, for these purposes that all undrawn Revolving Commitments which have not been terminated pursuant to Section 8.02 are fully drawn).

      "Applicable Percentage" means (a) with respect to any Term Lender under any Tranche of the Term Facility at any time, the percentage (carried out to the ninth decimal place) of the Total Outstanding Amount under such Tranche represented by the Outstanding Amount of such Term Lender's Loans under such Tranche at such time and (b) with respect to any Revolving Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Commitments of all Revolving Lenders represented by such Revolving Lender's Commitment at such time. If the commitment of each Revolving Lender to make Senior Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Revolving Commitments have expired, then the Applicable Percentage of each Revolving Lender shall be determined based on the Applicable Percentage of such Revolving Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Senior Lender under each Facility is set forth opposite the name of such Senior Lender on Schedule 2.01 or in the Senior Assignment and Assumption pursuant to which such Senior Lender becomes a party hereto, as applicable.

      "Applicable Rate" means: (a) in the case of Tranche B Term Loans, (i) in respect of Eurodollar Rate Loans, 3.50% and (ii) in respect of Base Rate Loans, 2.50%; and (b) in the case of Revolving Loans, from time to time, the following percentages per annum, based upon the Consolidated Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

                                 APPLICABLE RATE

             REVOLVING LOANS, SWING LINE LOANS AND LETTERS OF CREDIT

                                  Eurodollar
            Consolidated             Rate                Base Rate
                Total              Revolving             Revolving
Pricing       Leverage       Loans and Letters of     Loans and Swing
 Level          Ratio               Credit               Line Loans
-------     ------------     --------------------     ---------------
   I        > or = 5.0:1            3.50%                  2.50%

  II        < 5.0:1 but             3.25%                  2.25%
            > or = 4.5:1

  III       < 4.5:1                 3.00%                  2.00%

      The Applicable Rate for Revolving Loans in effect during the period from the Closing Date until the initial quarterly Compliance Certificate is delivered pursuant to Section 6.02(b) shall be determined based upon the Consolidated Total Leverage Ratio as set forth in the Compliance Certificate delivered on the Closing Date pursuant to Section 4.01(a)(xix). Any increase or decrease in the Applicable Rate for Revolving Loans resulting from a change in the Consolidated Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to
Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section 6.02(b), then Pricing Level I will be applicable until the date two Business Days after the appropriate Compliance Certificate is delivered, whereupon the Applicable Rate shall be adjusted based on the information contained in the Compliance Certificate.

      The Applicable Rate for Eurodollar Rate Revolving Loans, Base Rate Revolving Loans and Swing Line Loans shall be increased by 2.0% during the periods and as provided in Section 2.08(b).

      "Approved Fund" means any Fund that is administered or managed by (a) a Senior Lender, (b) an Affiliate of a Senior Lender or (c) an entity or an Affiliate of an entity that administers or manages a Senior Lender.

      "Assignee Group" means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

      "Assignment Fee" means a processing and recordation fee charged by the Senior Administrative Agent in the amount of $2,500 for each assignment to an Eligible Assignee pursuant to Section 11.06(b); provided, however, that in the event of two or more concurrent assignments to members of the same Assignee Group (which may be effected by a suballocation of an assigned amount among members of such Assignee Group) or two or more concurrent assignments by members of the same Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group), the Assignment Fee will be the sum of (a) $2,500 plus (b) the following amount: (i) -0-, for the first four assignments or suballocations to members of an Assignee Group (or from members of an Assignee Group, as applicable), and (ii) $500, for each additional assignment or suballocation to a member of such Assignee Group (or from a member of such Assignee Group, as applicable).

      "Attributable Indebtedness" means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Off-Balance Sheet Obligation of any Person,
(i) in the case of an Off-Balance Sheet Obligation in an asset securitization transaction of the type described under clause (a) of the definition thereof, the unrecovered investment of such Person in transferred assets as to which such Person has or may have recourse obligations or (ii) in the case of an Off-Balance Sheet Obligation in an off-balance sheet lease or similar type transaction described under clauses (b) or (c) of the definition thereof, the capitalized amount of the remaining lease or similar type payments under the relevant lease or similar agreement that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or similar agreement were accounted for as a Capitalized Lease.

      "Audited Financial Statements" means (a) the audited consolidated balance sheets of Holdings and its Subsidiaries for the fiscal years ended 2002 and 2003, and the related consolidated statements of income or operations, shareholders' equity and cash flows for each such fiscal year of Holdings and its Subsidiaries, including the notes thereto, (b) the audited consolidated balance sheets of Southwest and its Subsidiaries for the fiscal years ended 2001, 2002 and 2003, and the related consolidated statements of income or operations, shareholders' equity and cash flows for each such fiscal year of Southwest and its Subsidiaries, including the notes thereto, and (c) the audited consolidated balance sheets of Southwest II and its Subsidiaries for the fiscal years ended 2002 and 2003, and the related consolidated statements of income or operations, shareholders' equity and cash flows for each fiscal year of Southwest II and its Subsidiaries, including the notes thereto.

      "Availability Period" means, with respect to the Revolving Loans, the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Revolving Commitments pursuant to
Section 2.06(a), and (c) the date of termination of the Revolving Commitment of each Revolving Lender to make Revolving Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

      "Available Equity Proceeds" means on any date of determination an amount equal to the sum of the following cumulative amounts for the period commencing on the Closing Date and ending on such date of determination:

            (a) the aggregate amount of all Net Cash Proceeds received by Holdings (or, in connection with or following a Permitted Restructuring Transaction, the Surviving Parent) from Equity Issuances after the Closing Date and as to which the Senior Administrative Agent has received a Compliance Certificate pursuant to Section 6.02(b) confirming the date of each such Equity Issuance and the amount of such Net Cash Proceeds, in each case net of the amount of such Net Cash Proceeds required to be applied to a mandatory prepayment of the Senior Loans pursuant to Section 2.05(b)(iv), which have been contributed by Holdings (or the Surviving Parent) to the Consolidated Borrower Parties; minus

            (b) the aggregate amount of such cumulative Net Cash Proceeds which have been applied on any date prior to such date of determination to fund any of the following payments by the Consolidated Borrower Parties, without duplication:

                  (i) payment of all or a portion of the aggregate consideration payable by the Consolidated Borrower Parties in connection with a Permitted Acquisition;

                  (ii) payments to fund permitted Consolidated Capital Expenditures by the Consolidated Parties;

                  (iii) any other Investments made by the Consolidated Parties (other than Investments in any Consolidated Borrower Party (or Investments in any other Consolidated Party to the extent made to fund directly or indirectly through another Consolidated Party such an Investment in a Consolidated Borrower Party), including, without limitation, in any Consolidated Borrower Party organized to make, or acquired in, a Permitted Acquisition); and

                  (iv) other Restricted Payments made by the Consolidated Borrower Parties (other than Restricted Payments to any Consolidated Borrower Party); provided, however, that any such Restricted Payment by a Consolidated Borrower Party to any other person (other than another Consolidated Party) which is made with the proceeds of a substantially contemporaneous Restricted Payment from another Consolidated Party shall be deemed to be a single Restricted Payment for these purposes.

      "Bank of America" means Bank of America, N.A. and its successors.

      "Banc of America Securities" means Banc of America Securities LLC and its successors.

      "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

      "Base Rate Loan" means a Revolving Loan or a Tranche B Term Loan that bears interest based on the Base Rate.

      "Borrower" and "Borrowers" have the meanings specified in the introductory paragraph hereto.

      "Borrowers' Account" means the account of the Loan Party Representative on behalf of the Borrowers with Bank of America at its office at 901 Main Street, 14th Floor, Dallas, TX 75202, ABA No. 111000012, or such other joint account of the Borrowers as is agreed from time to time in writing between the Loan Party Representative and the Senior Administrative Agent.

      "Borrowing" means a Revolving Borrowing, a Swing Line Borrowing, a Tranche B Term Borrowing, a Tranche C Term Borrowing or a Tranche D Term Borrowing, as the context may require.

      "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Senior Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

      "Businesses" has the meaning specified in Section 5.13(a).

      "Capital Assets" means, with respect to any Person, all equipment, fixed assets and real property or improvements of such Person, or replacements or substitutions therefor or additions thereto, that, in accordance with GAAP, have been or should be reflected as additions to property, plant or equipment on the balance sheet of such Person or that have a useful life of more than one year.

      "Capitalized Lease" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which in accordance with GAAP, is or should be accounted for, as a capital lease on the balance sheet of such Person.

      "Cash Collateralize" has the meaning specified in Section 2.03(g).

      "Cash Equivalents" means:

            (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve (12) months from the date of acquisition;

            (b) marketable obligations issued by any State of the United States of America or any local government or other political subdivision thereof rated (at the time of acquisition of such security) at least "AA" by S&P, or the equivalent thereof by Moody's having maturities of not more than one year from the date of acquisition;

            (c) time deposits (including eurodollar time deposits), certificates of deposit (including eurodollar certificates of deposit) and bankers' acceptances of (i) any Senior Lender or any Affiliate of any Senior Lender, (ii) any commercial bank of recognized standing either organized under the laws of the United States (or any State or territory thereof) having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating (at the time of acquisition of such security) by S&P is at least "A-1" or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than one year from the date of acquisition;

            (d) commercial paper and variable or fixed rate notes issued by any Senior Lender or Approved Bank or by the parent company of any Senior Lender or Approved Bank and commercial paper and variable rate notes issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating (at the time of acquisition of such security) of at least "A-2" or the equivalent thereof by S&P or at least "P-2" or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long-term unsecured debt rating (at the time of at least "Aa" or the equivalent thereof by Moody's) and in each case maturing within one year after the date of acquisition;

            (e) repurchase agreements with any Senior Lender or any primary dealer maturing within one year from the date of acquisition that are fully collateralized by investment instruments that would otherwise be Cash Equivalents; provided that the terms of such repurchase agreements comply with the guidelines set forth in the "Federal Financial Institutions Examinations Council Supervisory Policy - Repurchase Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency in October 31, 1985"; and

            (f) Investments classified in accordance with GAAP as current assets of a Consolidated Party in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody's or S&P, and not less than 95% of the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b), (c), (d) and (e) of this definition.

      "Cash Management Bank" means any party to a Cash Management Services Agreement with any Consolidated Party which party was a Senior Lender or an Affiliate of a Senior Lender under this Agreement (or a lender under either of the Existing Credit Agreements) at the time it entered into such Cash Management Services Agreement).

      "Cash Management Services Agreement" means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

      "Casualty" means any casualty or other loss, damage or destruction to any Property having a fair market value in excess of $100,000 per occurrence.

      "Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

      "Change of Control" means, at any time:

            (a) (i) except following a Permitted Restructuring Transaction, the Sponsors shall cease to directly or indirectly own and control legally and beneficially (on a fully diluted basis), 50.1% or more of each class of Voting Interests of Holdings or 50.1% or more of the outstanding Class A Preferred Interests of Holdings, or (ii) after a Permitted Restructuring Transaction, except following an IPO Transaction, the Sponsors shall cease to directly or indirectly own and control legally and beneficially (on a fully diluted basis) 50.1% or more of each class of Voting Interests of the Surviving Parent or 50.1% or more of each other class of Equity Interests of the Surviving Parent;

            (b) except following a Permitted Restructuring Transaction, Holdings shall cease to directly, or indirectly through Southwest II (or, after a Permitted Restructuring Transaction, the Surviving Parent shall cease to directly, or indirectly through other wholly-owned Loan Parties), own and control legally and beneficially (on a fully diluted basis) (i) 90% or more of the outstanding Class B Common Interests of Southwest (or any other Voting Interests of Southwest with rights to designate or nominate any Independent Manager of Southwest), or (ii) 90% or more of the outstanding Equity Interests of any other class of Southwest; or the Southwest Operating Agreement shall be amended or otherwise modified in any manner which reduces the voting power of the holders of Class B Common Interests of Southwest, whether in absolute terms, or relative to the holders of any other class of membership interests in Southwest as a result of an increase in the voting power of such other holders;

            (c) except following a Permitted Restructuring Transaction, Holdings shall cease to directly or indirectly through other Loan Parties (or, after a Permitted Restructuring Transaction, the Surviving Parent shall cease to directly, or indirectly through other Loan Parties) own and control legally and beneficially, 100% of the outstanding Equity Interests of Southwest II;

            (d) except following a Permitted Restructuring Transaction, any Person other than Southwest shall become a member or a manager of Enterprises or any Person other than Southwest II shall become a member of Enterprises II (or after a Permitted Restructuring Transaction, any Person other than the Surviving Parent or any of its wholly-owned Restricted Subsidiaries which are a Loan Party shall become a member or a manager of Enterprises or Enterprises II);

            (e) any Person other than Enterprises, Enterprises II or a wholly owned Domestic Restricted Subsidiary of Enterprises or Enterprises II shall own any Equity Interests in, or become the manager or general partner of, any Borrower (other than Enterprises or Enterprises II), except pursuant to a Disposition permitted pursuant to this Agreement; (f) any Person or two or more Persons acting in concert (other than the Sponsors or any Loan Party) shall have acquired by contract or otherwise, the power to exercise, directly or indirectly, a controlling influence over the management or policies of any of the Loan Parties, except pursuant to a Disposition permitted pursuant to this Agreement; or

            (g)   at any time after the consummation of an IPO Transaction:

                  (i) the Sponsors shall cease to directly own and control legally and beneficially (A) 35% (on a fully diluted basis) or more of each class of outstanding Voting Interests of the Surviving Parent or (B) if the Surviving Parent has any class of outstanding Equity Interests which are not Voting Interests, 50.1% (on a fully diluted basis) or more of the outstanding Equity Interests of such class;

                  (ii) the Surviving Parent shall cease to own and control legally and beneficially, either directly, or indirectly through wholly-owned Domestic Restricted Subsidiaries which have become Guarantors hereunder (including any of Holdings, Southwest and Southwest II which survive the Restructuring Transaction), 100% of the outstanding Equity Interests in Enterprises and Enterprises II;

                  (iii) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly (other than any of the Sponsors, either individually or in any combination), of 35% or more of Voting Interests of the Surviving Parent entitled to vote for members of the board of directors or equivalent governing body of the Surviving Parent on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

                  (iv) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Surviving

      Parent cease to be composed of individuals (A) who were members of that board or equivalent governing body on the first day of such period, (B) whose election or nomination to that board or equivalent governing body was approved by (1) the Sponsors or (2) individuals referred to in clause
      (A) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (C) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (A) and (B) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (B) and clause (C), any individual whose assumption of office as a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any Person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

      "Closing Date" means the first date all the conditions precedent in
Section 4.01 are satisfied or waived in accordance with Section 4.01 (or, in the case of Section 4.01(n), waived by the Person entitled to receive the applicable payment).

      "Code" means the Internal Revenue Code of 1986.

      "Collateral" means all the "Collateral" referred to in the Senior Collateral Documents and any other assets and property that are or are intended under the terms of the Senior Collateral Documents to be subject to Liens in favor of the Senior Administrative Agent for the benefit of the Senior Secured Parties.

      "Commitment" means a Tranche B Term Commitment, a Tranche C Term Commitment, a Tranche D Term Commitment or a Revolving Commitment, as the context may require, and "Commitments" means all the Tranche B Term Commitments, the Tranche C Term Commitments, the Tranche D Term Commitments and the Revolving Commitments.

      "Commitment Fee" has the meaning specified in Section 2.09(a).

      "Commitment Letter" means the commitment letter agreement dated October 7, 2004, among Holdings and the Senior Agents.

      "Compliance Certificate" means a certificate substantially in the form of Exhibit D hereto.

      "Condemnation" means any taking of Property having a fair market value in excess of $100,000, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner.

      "Condemnation Award" means all proceeds of any Condemnation or transfer in lieu thereof.

      "Consolidated Adjusted Net Income" means, for any period, net income (or loss) for the Consolidated Parties determined on a consolidated basis for such period in accordance with GAAP, but excluding (without duplication), to the extent included therein, the following:

            (a) the income (or loss) of any Person (other than a Consolidated Party) in which a Consolidated Party owns or otherwise holds an Equity Interest, except to the extent of the amount of dividends and other distributions actually paid to such Consolidated Party in cash during such period (including, without limitation, any dividends or other distributions received in cash from any Wireless Partnerships);

            (b) solely for purposes of calculating Excess Cash Flow, the income (or loss) of any Restricted Subsidiary accrued during such period but prior to the date such Person is Acquired by a Consolidated Party or the income (or loss) attributable to Property comprising a line of business accrued during such period but prior to the date such Property is Acquired by a Restricted Subsidiary; and

            (c) the income (or loss) of any Restricted Subsidiary, or the income (or loss) attributable to Property comprising a line of business of any Restricted Subsidiary, in each case, which is Disposed of during such period; provided, however, that solely for purposes of calculating Excess Cash Flow, the income (or loss) of any such Person or Property shall not be excluded.

      "Consolidated Borrower Parties" means Enterprises, Enterprises II and each of their respective Domestic Restricted Subsidiaries, collectively, and "Consolidated Borrower Party" means any one of them.

      "Consolidated Capital Expenditures" means, for any period for the Consolidated Parties determined on a consolidated basis, without duplication (a) all expenditures made by the Consolidated Parties directly or indirectly during such period for Capital Assets (whether paid in cash or other consideration or accrued as a liability and including, without limitation, all expenditures for maintenance and repairs which are required, in accordance with GAAP, to be capitalized on the books of such Person) and (b) solely to the extent not otherwise included in clause (a) of this definition, the aggregate principal amount of all Indebtedness (including, without limitation, obligations in respect of Capitalized Leases) assumed or incurred by the Consolidated Parties during such period in connection with any such expenditures for Capital Assets. For purposes of this definition, (i) Permitted Acquisitions shall not be included in Capital Expenditures, and (ii) the purchase price of equipment that is purchased substantially contemporaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such insurance proceeds, as the case may be.

      "Consolidated EBITDA" means, for any period for the Consolidated Parties determined on a consolidated basis, an amount equal to the sum of:

            (a)   Consolidated Adjusted Net Income for such period, plus

            (b) the following with respect to the Consolidated Parties to the extent deducted in calculating such Consolidated Adjusted Net Income (without duplication):

                  (i)   Consolidated Interest Charges for such period;

                  (ii) the provision for Federal, state, local and foreign income taxes for such period;

                  (iii) depreciation and amortization expense;

                  (iv) nonrecurring costs incurred during the period commencing September 30, 2004, and ending on and including the Closing Date not to exceed $5,000,000, and the costs related to the Transaction and the previously proposed income deposit securities offering and related refinancing transactions;

                  (v) transaction costs related to Permitted Acquisitions, and other nonrecurring costs incurred following the Closing Date; provided, however, that all such costs and expenses under this clause (v) shall not exceed $10,000,000 in any four consecutive fiscal quarter period;

                  (vi) losses attributable to the Disposition of Property of a Consolidated Party (other than inventory Disposed of in the ordinary course of business); and

                  (vii) other losses and expenses reducing Consolidated Adjusted Net Income which do not represent a cash item in such period or any future period; minus

            (c) the following with respect to the Consolidated Parties to the extent included in calculating such Consolidated Adjusted Net Income:

                  (i) Federal, state, local and foreign income tax credits of the Consolidated Parties for such period;

                  (ii) gains attributable to the Disposition of any Property of a Consolidated Party (other than Inventory Disposed of in the ordinary course of business);

                  (iii) all other items increasing Consolidated Adjusted Net Income for such period which do not represent a cash item in such period or any future period;

                  (iv) any interest income of the Consolidated Parties for such period; and

                  (v) any dividend income of the Consolidated Parties for such period, including any dividends or other distributions from the Wireless Partnerships, but in any case, excluding any RTFC Patronage Distributions, for such period.

Notwithstanding the foregoing, until the end of the third full fiscal quarter of Holdings ended after the Closing Date the Consolidated EBITDA for the Consolidated Parties for each four fiscal quarter period ending prior to such date shall be calculated as set forth on Schedule 1.01.

      "Consolidated First Lien Leverage Ratio" means, as of any date of determination, the ratio of (a) the difference between (i) the outstanding amount of Consolidated Funded Indebtedness as of such date and (ii) the sum of
(A) the outstanding principal amount of Second Lien Loans, Senior Subordinated Loans and Permitted Additional Subordinated Debt as of such date, and (B) if no Revolving Loans are outstanding on such date, the aggregate amount of the cash and Cash Equivalents of the Consolidated Borrower Parties as of such date, to
(b) Consolidated EBITDA for the period of the four consecutive fiscal quarters most recently ended on or prior to such date.

      "Consolidated Funded Indebtedness" means, for the Consolidated Parties determined on a consolidated basis, as of any date of determination, without duplication, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including the outstanding principal amount of Second Lien Loans, Senior Subordinated Loans and any Permitted Additional Subordinated Debt and the outstanding principal amount of Senior Loans hereunder other than any outstanding Tranche D Term Loans) and the outstanding principal amount of all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) the outstanding principal amount of all purchase money Indebtedness, (c) the stated amount of all direct obligations arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments, (d) the outstanding principal amount of all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of Capitalized Leases and Off-Balance Sheet Obligations,
(f) in respect of all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above, the principal amount, stated amount and Attributable Indebtedness of all such Indebtedness, and (g) the amount of all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which any Consolidated Party is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Consolidated Party.

      "Consolidated Interest Charges" means, for any period for the Consolidated Parties determined on a consolidated basis, the difference between (a) the sum of all interest, premium payments, fees, charges and related expenses of the Consolidated Parties in connection with Indebtedness (including capitalized interest) whether paid or accrued, in each case to the extent treated as interest in accordance with GAAP, including the portion of rent expense of the Consolidated Parties with respect to such period under Capitalized Leases that is treated as interest in accordance with GAAP, minus (b) the sum of all interest income received in such period; provided, however, that Consolidated Interest Charges under clause (a) above shall not include any amortization of deferred transaction costs, debt issuance expenses or original issue discount; and provided further, that until the end of the fourth full fiscal quarter of Holdings which commences on or after the Closing Date, Consolidated Interest Charges for any four fiscal quarter period shall instead be calculated as provided in Schedule 1.01.

      "Consolidated Interest Coverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the four consecutive fiscal quarters most recently ended on or prior to such date to (b) Consolidated Interest Charges for such period.

      "Consolidated Parties" means Holdings and each of its Restricted Subsidiaries (regardless of whether or not consolidated with Holdings for purposes of GAAP), collectively, and "Consolidated Party" means any one of them.

      "Consolidated Total Leverage Ratio" means, as of any date of determination, the ratio of (a) the difference between (i) the outstanding amount of Consolidated Funded Indebtedness as of such date and (ii) if no Revolving Loans are outstanding on such date, the aggregate amount of the cash and Cash Equivalents of the Consolidated Borrower Parties as of such date, to
(b) Consolidated EBITDA for the period of the four consecutive fiscal quarters most recently ended on or prior to such date.

      "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person, or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

      "Control" has the meaning provided in the definition of the term "Affiliate".

      "Conversion Notice" has the meaning provided in Section 2.01(a)(ii).

      "Converted Advances" has the meaning provided in Section 2.01(a)(ii).

      "Credit Extension" means each of the following: (a) a Borrowing; and (b) an L/C Credit Extension.

      "Debt Issuance" means the issuance by any Consolidated Party of any Indebtedness for borrowed money.

      "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, fraudulent conveyance or transfer, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

      "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

      "Default Rate" means an interest rate equal to (a) in the case of Revolving Loans and Tranche B Term Loans which are Eurodollar Rate Loans, the sum of (i) the Eurodollar Rate for such Eurodollar Rate Loans, plus (ii) the Applicable Rate applicable to such Eurodollar Rate Loans, plus (iii) 2% per annum, (b) in the case of the Letter of Credit Fees, a rate equal to (i) the Applicable Rate for Revolving Loans which are Eurodollar Rate Loans plus (ii) 2% per annum, (c) in the case of RTFC Fixed Rate Loans, the sum of (i) the RTFC Fixed Rate for such Senior Loans, plus (ii) 2% per annum, (d) in the case of RTFC Variable Rate Loans, the sum of (i) the RTFC Variable Rate for such Senior Loans, plus, (ii) 2% per annum, (e) in the case of Revolving Loans and Tranche B Term Loans which are Base Rate Loans, the sum of (i) the Base Rate for such Base Rate Loans plus (ii) the Applicable Rate applicable to such Base Rate Loans, plus (iii) 2% per annum and (f) for all other purposes, the sum of (i) the Base Rate for Revolving Loans which are Base Rate Loans, plus (ii) the Applicable Rate applicable to such Base Rate Loans, plus (iii) 2% per annum.

      "Defaulting Senior Lender" means (a) in the case of a Revolving Lender, any such Senior Lender that has failed to fund any portion of a Revolving Borrowing or the participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) in the case of any Term Lender, any such Senior Lender that has failed to fund any portion of a Term Borrowing required to be funded by it hereunder, and (c) in the case of any Senior Lender, any such Senior Lender (i) that has otherwise failed to pay over to the Senior Administrative Agent or any other Senior Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, (ii) that has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding, or (iii) has been taken into receivership by its regulator.

      "Designation" means a Designation by Holdings of a newly organized or newly Acquired Subsidiary as an Unrestricted Subsidiary pursuant to Section 6.11 and in accordance with Section 7.14. "Designate" has the meaning correlative thereto.

      "Disposition" or "Dispose" means the sale, transfer, license, lease, Casualty or Condemnation or other disposition (including any Sale and Leaseback Transaction or any sale of any Equity Interest of any Restricted Subsidiary or of any Unrestricted Subsidiary that is a First-Tier Subsidiary) of any property having a fair market value in excess of $100,000 sold, transferred, licensed, leased or otherwise disposed of in a single transaction or a series of related transactions by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes issued by any other Person or accounts receivable or any rights and claims associated therewith or any capital stock of, or other Equity Interests in, any other Person; provided that the foregoing shall not be deemed to imply that any such disposition is permitted under this Agreement. The term "Disposition" shall not include any Equity Issuance.

      "Dollar" and "$" mean lawful money of the United States.

      "Domestic Subsidiary" means a Subsidiary that is organized under the Laws of a political subdivision of the United States. A "Domestic Restricted Subsidiary" is a Restricted Subsidiary which is a Domestic Subsidiary.

      "Eligible Assignee" means: (a) a Senior Lender; (b) an Affiliate of a Senior Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (A) in the case of an Assignee under any Facility, the Senior Administrative Agent, (B) in the case of an Assignee under the Revolving Facility only, the L/C Issuer and the Swing Line Lender, and (C) in the case of an Assignee under the Revolving Facility, the Tranche C Term Facility and the Tranche D Term Facility only, unless an Event of Default has occurred and is continuing, the Loan Party Representative (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include any Loan Party or any Affiliate or Subsidiary of a Loan Party.

      "Enforcement Expenses" has the meaning specified in Section 11.04(a)(iii).

      "Enterprises" has the meaning specified in the introductory paragraph of this Agreement.

      "Enterprises II" has the meaning specified in the introductory paragraph of this Agreement.

      "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials, air emissions and discharges to waste or public systems.

      "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Consolidated Party directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting.

      "Equity Issuance" means any issuance by Holdings (or in connection with or following a Permitted Restructuring Transaction, the Surviving Parent) of any of its Equity Interests to any Person or receipt by Holdings of a capital contribution from any Person, including the issuance of Equity Interests pursuant to the exercise of options or warrants and the conversion of any Indebtedness to equity; provided that the foregoing shall not be deemed to imply that any such issuance is permitted under this Agreement.

      "ERISA" means the Employee Retirement Income Security Act of 1974.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with Holdings within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

      "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan;
(b) a withdrawal by Holdings or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA;
(c) a complete or partial withdrawal by Holdings or any ERISA

Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Holdings or any ERISA Affiliate.

      "Eurodollar Base Rate" means, for such Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR") as published by Reuters (or other commercially available source providing quotations of BBA LIBOR designated by the Senior Administrative Agent from time to time) at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at any time for any reason, then the "Eurodollar Base Rate" for such Interest Period shall be the rate per annum determined by the Senior Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

      "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum determined by the Senior Administrative Agent pursuant to the following formula:

                                            Eurodollar Base Rate
            Eurodollar Rate   =     ------------------------------------
                                    1.00 - Eurodollar Reserve Percentage

      "Eurodollar Rate Loan" means a Revolving Loan or a Tranche B Term Loan that bears interest based on the Eurodollar Rate.

      "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Senior Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

      "Event of Default" has the meaning specified in Section 8.01.

      "Excess Cash Flow" means, for any fiscal year of Holdings, an amount equal to the sum, without duplication, of:

                  (a)   Consolidated Adjusted Net Income for such fiscal year;
plus

                  (b) the following amounts with respect to the Consolidated Parties to the extent deducted in calculating such Consolidated Adjusted Net
Income:

                        (i)   depreciation and amortization expense;

                        (ii) losses attributable to the Disposition of Property of a Consolidated Party (other than inventory Disposed of in the ordinary course of business); and

                        (iii) other losses and expenses reducing such Consolidated Adjusted Net Income which do not represent a cash item in such period or any future period; minus

                  (c) the following amounts with respect to the Consolidated Parties to the extent included in calculating such Consolidated Adjusted Net
Income:

                        (i) gains attributable to the Disposition of any Property of a Consolidated Party (other than Inventory Disposed of in the ordinary course of business); and

                        (ii) all other items increasing such Consolidated Adjusted Net Income which do not represent a cash item in such period or any future period; minus

                  (d) the following amounts paid by the Consolidated Parties during such fiscal year (to the extent such payments were permitted to be paid by this Agreement):

                        (i) Consolidated Capital Expenditures for such fiscal year (except to the extent financed by the incurrence of any Consolidated Funded Indebtedness or with Available Equity Proceeds);

                        (ii) mandatory payments and prepayments of Consolidated Funded Indebtedness (other than (A) payments and prepayments under the Revolving Facility, (B) mandatory prepayments of the Tranche D Loans pursuant to Section 2.05(b)(vi); and (C) any Consolidated Funded Indebtedness refinanced by the incurrence of any other Consolidated Funded Indebtedness); and

                        (iii) any Permitted Tax Dividend paid to members of Holdings and Southwest during such fiscal year pursuant to Section 7.06(d)(iv); plus

                  (e) the amount, if any, by which Net Working Capital decreased during such fiscal year; minus

                  (f) the amount, if any, by which Net Working Capital increased during such fiscal year.

      "Excluded Debt Issuance Proceeds" means the Net Cash Proceeds from any Debt Issuance by any Consolidated Party which is (a) permitted pursuant to
Section 7.03(a), (b), (c), (d), (e), (f), (g) or (h); or (b) Permitted Additional Subordinated Debt permitted pursuant to Section 7.03(i), but only to the extent that not later than 90 days after any such Debt Issuance, such Net Cash Proceeds are applied as provided in clauses (i), (ii) or (iv) of Section 7.03(i).

      "Excluded Equity Issuance Proceeds" means the Net Cash Proceeds from any of the following Equity Issuances: (a) any Equity Issuance by a Loan Party to another Loan Party; (b) any receipt by a Loan Party of a capital contribution from any other Loan Party; (c) any receipt by Holdings of a capital contribution from any Sponsor or any Equity Issuance by Holdings to any Sponsor; and (d) the Net Cash Proceeds from any other Equity Issuance, but only to the extent that not later than 90 days after any such Equity Issuance, such Net Cash Proceeds are applied (i) to finance a Permitted Acquisition, (ii) to finance Consolidated Capital Expenditures or (iii) to finance an Investment pursuant to Section 7.02(i).

      "Excluded Taxes" means, with respect to the Senior Administrative Agent, any Senior Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder or under any other Senior Loan Document, (a) taxes imposed on or measured by its overall net income by the United States, and taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Senior Lender, in which its applicable Lending Office is located, or in which it is or was "doing business" or is or was otherwise connected (other than any jurisdiction to the extent that it is deemed to be doing business or is deemed to be otherwise connected by reason of having executed and delivered this Agreement and performed its obligations hereunder or enforced its rights hereunder or under any other Senior Loan Document), (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which it is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 3.01(a).

      "Existing Credit Agreements" means, collectively, the Existing Valor Credit Agreement and the Existing Kerrville Credit Agreement.

      "Existing Kerrville Credit Agreement" means that certain Amended and Restated Credit Agreement dated as of January 31, 2002, as supplemented by a Credit Agreement Supplement dated as of January 1, 2003, and as amended by Consent and Amendment No. 1 dated as of April 12, 2004, each among Enterprises II and its Subsidiaries, Southwest II, the lenders party thereto and CoBank, ACB, as administrative agent.

      "Existing Mortgage" means each Mortgage or Deed of Trust under the Existing Credit Agreements as more particularly described on Schedule 5.12.

      "Existing Subordinated Notes" means those certain Senior Subordinated Notes issued by Southwest to the Sponsors and/or their Affiliates, including those issued on June 30, 2000, and August 31, 2000 and the deferred interest notes issued by Southwest pursuant thereto.

      "Existing Valor Credit Agreement" means that certain Amended and Restated Credit Agreement dated as of August 31, 2000, as supplemented by Credit Agreement Supplements dated as of January 1, 2003, and a Loan Document Supplement dated as of July 1, 2003, and as amended by Amendment No. 1 dated as of October 3, 2003, each among Enterprises and its Subsidiaries, Southwest, the lenders party thereto from time to time and Bank of America, N.A. and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as the administrative agents.

      "Facility" means each of the Revolving Facility and each Term Facility as the context may require.

      "FCC" means the Federal Communications Commission or any successor Governmental Authority.

      "FCC License" means any Governmental Authorization granted or issued by the FCC.

      "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Senior Administrative Agent.

      "Fee Letter" means the fee letter agreement dated October 7, 2004, among Holdings and the Senior Agents.

      "Final Senior Termination Date" means the date on which the Senior Termination Date has occurred for all Loan Parties under this Agreement, as amended, restated, supplemented or otherwise modified from time to time, together with any Refinancing Agreement pursuant to which any of the Senior Obligations are refinanced, restructured, renewed, extended, refunded or replaced.

      "First-Tier Subsidiary" means for any Person each Subsidiary of such Person in which such Person directly owns any Equity Interests.

      "Fixtures" has the meaning specified in the Senior Pledge and Security Agreement.

      "Foreign Lender" means any Senior Lender that is organized under the laws of a jurisdiction other than that in which the Borrowers are residents for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

      "Foreign Subsidiary" means a Subsidiary that is not a Domestic Subsidiary.

      "FRB" means the Board of Governors of the Federal Reserve System of the United States.

      "Fund" means any Person (other than a natural person) that is (or will be) engaged as one of its material activities in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

      "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

      "Governmental Authority" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including the FCC, any PUC and any supra-national bodies such as the European Union or the European Central Bank).

      "Governmental Authorization" means any material authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any material filing, qualification or registration with, any Governmental Authority, including, without limitation, any FCC License and any PUC Authorization.

      "Granting Lender" has the meaning specified in Section 11.06(h).

      "Guarantee" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any

Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

      "Guaranteed Obligations" has the meaning specified in Section 9.01(a).

      "Guarantor" means Holdings, Southwest, Southwest II, each Borrower, and each other Restricted Subsidiary of Holdings identified as a "Guarantor" in a Senior Joinder Agreement delivered after the date hereof pursuant to Sections
6.11 or 7.04(a)(ii) or (iii), together with their successors and assigns.

      "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

      "Holdings" has the meaning specified in the introductory paragraph hereto.

      "Honor Date" has the meaning specified in Section 2.03(c)(i).

      "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

                  (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

                  (b) all direct or contingent obligations of such Person arising under letters of credit, bankers' acceptances, bank guaranties, surety bonds and similar instruments;

                  (c)   net obligations of such Person under any Swap Contract;

                  (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

                  (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

                  (f)   Capitalized Leases and Off-Balance Sheet Obligations;

                  (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other

Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

                  (h) all Indebtedness in respect of any of the foregoing of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on the property, including, without limitation, accounts and contract rights owned by such Person, even though such Person has not assumed or become liable for such Indebtedness; and

                  (i) all Guarantees of such Person in respect of any of the foregoing.

      For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer in an amount proportionate to such Person's interest therein, unless such Indebtedness is non-recourse to such Person or except to the extent such Indebtedness is owed by such partnership or joint venture to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capitalized Lease or Off-Balance Sheet Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

      "Indemnified Taxes" means Taxes other than Excluded Taxes.

      "Indemnitee" has the meaning specified in Section 11.04(b).

      "Information" has the meaning specified in Section 11.07.

      "Insurance Proceeds" means all insurance proceeds (other than business interruption insurance proceeds), damages, awards, claims and rights of action with respect to any Casualty.

      "Intellectual Property Collateral" has the meaning specified in the Senior Pledge and Security Agreement.

      "Intercompany Note" means the promissory notes issued as contemplated by
Section 7.02(d), substantially in the form of Exhibit D to the Senior Pledge and Security Agreement.

      "Intercreditor Agreement" means an Intercreditor Agreement dated as of the date hereof among the Loan Party Representative, the Senior Administrative Agent and the Second Lien Administrative Agent, substantially in the form of Exhibit "J".

      "Interest Payment Date" means (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Senior Loan and the Maturity Date for such Senior Loan; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates, (b) as to any RTFC Fixed Rate Loan, the last day each Interest Period applicable to such Senior Loan, the last Business Day of each March, June, September and December during such Interest Period and the Maturity Date for such Senior Loan, and (c) as to any Base Rate Loan (including a Swing Line
Loan) or any RTFC Variable Rate Loan, the last

Business Day of each March, June, September and December and the Maturity Date for such Senior Loan.

      "Interest Period" means, (a) as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Loan Party Representative in the applicable Senior Loan Notice; provided that:

                  (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

                  (ii) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (iii) no Interest Period shall extend beyond the Maturity Date for the applicable Senior Loan; and

            (b) (i) for each RTFC Fixed Rate Loan being deemed as of the Closing Date to be outstanding as a Borrowing under this Agreement pursuant to
Section 2.14, initially the period commencing on the Closing Date and ending on the last day of the period selected by the Applicable Borrower pursuant to the provisions of the Existing Valor Credit Agreement for such RTFC Fixed Rate Borrowing and (ii) for each RTFC Fixed Rate Loan comprising part of any other Borrowing, the period commencing on the date of such RTFC Fixed Rate Loan or the date of the conversion of any RTFC Variable Rate Loan into such RTFC Fixed Rate Loan, and ending on the date one, two, three or four years thereafter (or any other period that may be agreed upon between the Term C Lenders, the Term D Lenders and the Borrowers), as selected by the Loan Party Representative in the applicable Senior Loan Notice provided, however, that:

                        (A) Interest Periods commencing on the same date for RTFC Fixed Rate Loans comprising part of the same Borrowing shall be of the same duration;

                        (B) no Interest Period for RTFC Fixed Rate Loans shall end after the Maturity Date; and

                        (C) subject to clause (B) above, whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day.

      "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of, any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of Property of another Person that constitute a division, business unit or line of business. For purposes of covenant compliance, the amount of any Investment shall be the amount (or the fair market value of property) actually invested, without adjustment for subsequent increases or decreases in the value of such Investment. A Permitted Acquisition or Permitted Asset Exchange by a Loan Party shall be deemed to be an Investment by such Loan Party in the Person acquired by such Loan Party, the Property acquired by such Loan Party or the Person organized by such Loan Party to acquire Property the subject of such transaction, as the case may be.

      "IP Rights" has the meaning specified in Section 5.11.

      "IPO Transaction" means an initial public offering under the Securities Act of 1933, as amended, of Equity Interests of the Surviving Parent.

      "IRS" means the United States Internal Revenue Service.

      "ISP" means with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may in effect at the time of issuance).

      "Issuer Document" means, with respect to any Letter of Credit, the Letter of Credit Application and any other document, agreement and instrument entered into by the L/C Issuer and any Loan Party or in favor of the L/C Issuer and relating to such Letter of Credit.

      "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

      "L/C Advance" means, with respect to each Revolving Lender, such Revolving Lender's funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

      "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed by the Applicable Borrower on the Honor Date (or other date required by Section 2.03(c)(i)) or refinanced as a Borrowing.

      "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

      "L/C Issuer" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

      "L/C Obligations" means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount remaining to be drawn.

      "Lending Office" means, as to any Senior Lender, the office or offices of such Senior Lender described as such in such Senior Lender's Administrative Questionnaire, or such other office or offices as to which a Senior Lender may from time to time notify the Loan Party Representative and the Senior Administrative Agent.

      "Letter of Credit" means any standby letter of credit issued hereunder.

      "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

      "Letter of Credit Expiration Date" means the day that is thirty days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the immediately preceding Business Day).

      "Letter of Credit Fee" has the meaning specified in Section 2.03(i).

      "Letter of Credit Sublimit" means an amount equal to the lesser of (a) $50,000,000 and (b) the Revolving Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Commitments.

      "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory, judgment or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property and any financing lease having substantially the same economic effect as any of the foregoing).

      "Loan Party" means, each Borrower, Holdings and each other Guarantor, and "Loan Parties" means any combination of the foregoing.

      "Loan Party Representative" has the meaning specified in Section 11.18.

      "Master Agreement" has the meaning specified in the definition of "Swap Contract".

      "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Consolidated Parties taken as a whole, (b) a material impairment of the ability of any Loan Party to perform its obligations under the Senior Loan Documents to which it is a party, or (c) a material impairment of the rights, powers, or remedies of the Senior Administrative Agent, the Senior Lenders or the L/C Issuer under the Senior Loan Documents.

      "Material Documents" means (a) the Organization Documents of each Loan Party, (b) the Senior Subordinated Loan Documents, (c) the Second Lien Loan Documents, (d) any Permitted Additional Subordinated Debt Documents (in respect of Indebtedness in a principal amount in excess of $10,000,000), and (e) the Acquisition Documents for any Permitted Acquisition with a purchase price in excess of $10,000,000.

      "Maturity Date" means (a) in the case of all Revolving Loans and Letters of Credit, the sixth anniversary of the Closing Date, and (b) in the case of all Term Loans, the seventh anniversary of the Closing Date.

      "Maximum Rate" has the meaning specified in Section 11.09.

      "Moody's" means Moody's Investors Service, Inc. and any successor in interest.

      "Mortgaged Property" means on any date all Real Property Assets subject to a Senior Mortgage on such date.

      "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Holdings or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or has been obligated to make contributions.

      "NAIC" means the National Association of Insurance Commissioners, a national organization of insurance regulators.

      "Net Cash Proceeds" means:

            (a) with respect to any Disposition by a Consolidated Party, (x) the gross amount of cash proceeds (including Insurance Proceeds and Condemnation Awards in the case of any Casualty or Condemnation) actually paid to or actually received by any Consolidated Party in respect of such Disposition (including any cash proceeds received as income or other proceeds of any noncash proceeds of any Disposition as and when received), less (y) the sum without duplication of the following amounts, but only to the extent not already deducted in arriving at the amount referred to in clause (a) (x) above:

                  (i) the amount, if any, of all legal fees, brokerage fees, finders fees, consulting fees, accounting fees, commissions, costs and other expenses (other than those payable to any Consolidated Party or any Affiliate of any such Person) that are incurred by a Consolidated Party in connection with such Disposition and are payable by such seller of the assets or property to which such Disposition relates;

                  (ii) the amount of all taxes payable or reasonably anticipated to be payable by the Consolidated Parties in connection with such Disposition;

                  (iii) the outstanding principal amount of, the premium or penalty, if any, on, and any accrued and unpaid interest on, any Indebtedness (other than the Indebtedness outstanding under the Senior Loan Documents and the Second Lien Loan Documents) that is secured by a Lien on the property and assets subject to such Disposition and is required to be repaid by any Consolidated Party under the terms thereof as a result of such Disposition and the amount of any consent payment required to be paid by any Consolidated Party to the holder of any Indebtedness whose consent to such Disposition is required;

                  (iv) in the case of any Disposition of any interest in any Wireless Partnership by any Loan Party, any amount of the gross proceeds from such disposition that is due to be paid by any Loan Party (other than to a Loan Party) pursuant to Contractual Obligations relating to such Wireless Partnership as a result of such Disposition; and

                  (v) any other appropriate amounts that must be set aside as a reserve in accordance with GAAP against any liabilities of the Consolidated Party associated with such Disposition;

            (b) with respect to any Equity Issuance or Debt Issuance, the gross amount of cash proceeds paid to or received by any Consolidated Party in respect of such Equity Issuance or Debt Issuance as the case may be (including cash proceeds subsequently received at any time in respect of such Equity Issuance or Debt Issuance from non-cash consideration initially received or otherwise), net of underwriting discounts and commissions or placement fees, investment banking fees, legal fees, consulting fees, accounting fees and other customary fees and expenses directly incurred by any Consolidated Party in connection therewith (other than those payable to any Consolidated Party or any Affiliate of any such Person); and

            (c) with respect to any SCC, any cash distribution of any amortization payment in respect of such SCC actually received by any Consolidated Party.

      "Net Working Capital" means at any date, without duplication, (a) all assets of the Consolidated Parties as of such date which would be included on a consolidated balance sheet as current assets in accordance with GAAP (excluding cash and Cash Equivalents) minus (b) all liabilities of the Consolidated Parties as of such date which would be included on a consolidated balance sheet as current liabilities in accordance with GAAP (excluding the current portion of Consolidated Funded Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

      "Non-Corporate Domestic Lender" means any Senior Lender that is a "United States person" but is not a "domestic" corporation (as such terms are defined in Section 7701(a) of the Code).

      "Note" means a promissory note made by the Borrowers in favor of a Senior Lender evidencing Senior Loans made by such Senior Lender, substantially in the form of (a) Exhibit C-1-B for Tranche B Term Loans, (b) Exhibit C-1-C, for Tranche C Term Loans, (c)

Exhibit C-1-D, for Tranche D Term Loans, (d) Exhibit C-2-R for Revolving Loans and (e) Exhibit C-2-S for Swing Line Loans, as applicable.

      "Off-Balance Sheet Obligations" means, with respect to any Person as of any date of determination thereof, without duplication and to the extent not included as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP: (a) with respect to any asset securitization transaction (including any accounts receivable purchase facility)
(i) the unrecovered investment of purchasers or transferees of assets so transferred, and (ii) any other payment, recourse, repurchase, hold harmless, indemnity or similar obligation of such Person or any of its Subsidiaries in respect of assets transferred or payments made in respect thereof, other than limited recourse provisions that are customary for transactions of such type and that neither (x) have the effect of limiting the loss or credit risk of such purchasers or transferees with respect to payment or performance by the obligors of the assets so transferred nor (y) impair the characterization of the transaction as a true sale under applicable Laws (including Debtor Relief Laws);
(b) the monetary obligations under any financing lease or so-called "synthetic," tax retention or off-balance sheet lease transaction which, upon the application of any Debtor Relief Law to such Person or any of its Subsidiaries, would be characterized as indebtedness; or (c) any other monetary obligation arising with respect to any other transaction which (i) is characterized as indebtedness for tax purposes but not for accounting purposes in accordance with GAAP or (ii) is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Subsidiaries (for purposes of this clause (c), any transaction structured to provide tax deductibility as interest expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).

      "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any Property that is not a Capitalized Lease other than any such lease in which that Person is the lessor.

      "Organization Documents" means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws, (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

      "Other Taxes" means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Senior Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Senior Loan Document.

      "Outstanding Amount" means (a) with respect to the Term Loans under any Tranche of Term Loans on any date, the aggregate principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans under such Tranche occurring on the same date, (b) with respect to Revolving Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans and Swing Line Loans, as the case may be, occurring on such date, and (c) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrowers of Unreimbursed Amounts, minus the amount of such L/C Obligations which have been Cash Collateralized.

      "Participant" has the meaning specified in Section 11.06(d).

      "PBGC" means the Pension Benefit Guaranty Corporation.

      "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Holdings or any ERISA Affiliate or to which Holdings or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

      "Perfection Certificate" has the meaning specified in the Senior Pledge and Security Agreement.

      "Permitted Acquisitions" means any Acquisition by Enterprises, Enterprises II or any other Consolidated Borrower Party; provided that (a) the Property acquired (or the Property of the Person acquired) in such Acquisition shall be used or useful in a telecommunications business, (b) in the case of an Acquisition of the Equity Interests of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (c) giving effect to such Acquisition on a Pro Forma Basis determined on the date the applicable Loan Party enters into the Acquisition Agreement for such Permitted Acquisition, no Default shall have occurred and be continuing or would result, (d) immediately after giving effect to such Acquisition on a Pro Forma Basis, the Total Revolving Outstandings shall not exceed an amount which is $25,000,000 less than the Revolving Commitments then in effect, (e) the aggregate consideration (including the amount of Indebtedness assumed) paid by the Consolidated Parties for such Acquisition and all prior Acquisitions since the Closing Date shall not exceed an amount equal to the sum of (i) $150,000,000; provided, however, that such aggregate limit for all Acquisitions since the Closing Date may be increased to $300,000,000 in the case of any Acquisition, if immediately after giving effect to such Acquisition on a Pro Forma Basis the Consolidated Total Leverage Ratio is less than 4.75:1, plus (ii) an amount equal to such aggregate consideration funded with Available Equity Proceeds, and (f) the Senior Administrative Agent shall have received a certificate from a Responsible Officer of the Loan Party Representative on or prior to the date of the consummation of such Acquisition describing such Acquisition and certifying as to the foregoing matters, and demonstrating such compliance in reasonable detail.

      "Permitted Additional Subordinated Debt" means any Indebtedness of any Consolidated Party in respect of any unsecured, subordinated debt securities or debt obligations of Holdings or any Borrower permitted pursuant to Section 7.03(i), which securities or obligations may be guaranteed on an unsecured, subordinated basis by each other Loan Party, provided, however, that (a) the maturity of any principal amount thereof shall not mature earlier than the final maturity of the Senior Subordinated Loans; (b) the interest rate thereon shall be a market rate of interest as of the date such Indebtedness is incurred; (c) the other terms thereof, including, without limitation, in respect of mandatory prepayments, prepayment premium, fees, covenants, events of default, remedies and the subordination provisions thereof, taken as a whole, are as or more favorable to the Loan Parties and the Senior Lenders hereunder than the comparable terms of the Senior Subordinated Loan Documents as of the date such debt securities are issued or such debt obligations are incurred; (d) no Default shall have occurred and be continuing or would result; (e) the proceeds thereof shall be applied as permitted pursuant to Section 7.03(i) hereunder; and (f) the Loan Party Representative shall have delivered copies of the Permitted Additional Subordinated Debt Documents in respect of such Indebtedness to the Senior Administrative Agent, together with a certificate of a Responsible Officer of the Loan Party Representative comparing the material terms and conditions of such Permitted Additional Subordinated Debt Documents to the comparable terms and conditions of the Senior Subordinated Loan Documents (based on the review of all such documents by the Loan Party Representative without the necessity of obtaining any third-party review of any such documents) and certifying that all such conditions have been satisfied.

      "Permitted Additional Subordinated Debt Documents" means, for any Permitted Additional Subordinated Debt, the loan agreement, credit agreement, note purchase agreement, indenture or other definitive agreement for such Indebtedness to which any applicable Loan Party is a party, and any related notes, guarantees and other documents contemplated to be delivered by any Loan Party thereunder, as such agreement, instruments and other documents may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement and the terms thereof, together with any other agreement or agreements pursuant to which any such Permitted Additional Subordinated Debt may be refinanced, restructured, renewed, extended, refunded or replaced, in each case, in whole or in part, as such other agreement or agreements may be amended, restated, supplemented or otherwise modified from time to time, in each case, in accordance with the terms of this Agreement and the terms thereof.

      "Permitted Annual Amount" has the meaning specified in Section 7.18(d).

      "Permitted Asset Exchange" means a Disposition of assets and property of any of the Consolidated Borrower Parties in consideration for the Acquisition of assets and property of a Person in the telecommunications business not an Affiliate of any Loan Party; provided that (a) the aggregate assets and properties of the Consolidated Borrower Parties which may be subject to such Dispositions shall not exceed, in aggregate, assets and property related to more than 35% of the access lines of the Loan Parties as of the Closing Date; (b) the assets and properties so Disposed of, together with any cash consideration paid by the Consolidated Borrower Parties shall have a fair market value substantially equivalent to the fair market value of the assets and properties so Acquired, together with any cash consideration received by the Consolidated Borrower Parties; (c) any such cash consideration received by the Consolidated Borrower Parties (net of the deductions set forth in the definition of "Net Cash Proceeds") shall be treated hereunder as Net Cash Proceeds of a Disposition; (d) any such cash consideration paid by the

Consolidated Borrower Parties (but not any other Property disposed of in such Disposition) shall be treated hereunder as consideration paid by the Consolidated Borrower Parties in a Permitted Acquisition for purposes of clause
(e) of the definition of such term; and (e) at the time of the execution and delivery of the Acquisition Agreement in respect of such transaction, no Default shall have occurred and be continuing or would result.

      "Permitted Liens" has the meaning specified in Section 7.01.

      "Permitted Restructuring Transaction" means a transaction or series of related transactions in which, any Person (the "Surviving Parent") newly organized by the Sponsors or one or more of the Loan Parties Acquires directly, or indirectly through wholly-owned Domestic Subsidiaries (each an "Additional Intermediate Holding Company"), all the outstanding Equity Interests of Holdings; provided, however, that in connection with any such transactions (a) each member of Holdings or Southwest on the date hereof identified on Schedule
5.09 which is a corporation shall have become a Restricted Subsidiary of the Surviving Parent; (b) the Surviving Parent and each Additional Intermediate Holding Company shall have entered into a Senior Joinder Agreement and agreed to the terms of this Agreement (including, without limitation, Section 7.13(b)) as a Guarantor hereunder; (c) no Change of Control shall have occurred and be continuing or would result; and (d) no other Event of Default shall have occurred and be continuing or would result.

      "Permitted Tax Distributions" has the meaning specified in Section
7.06(d).

      "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

      "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established or sponsored by Holdings or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

      "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

      "Pro Forma Basis" means, for any transaction, including for purposes of determining compliance with any financial covenant or test hereunder, determining whether the conditions precedent to a Debt Issuance of Permitted Additional Subordinated Debt pursuant to Section 7.03(i) have been met, and determining whether the conditions precedent to a Permitted Acquisition have been met, that the subject transaction shall be deemed to have occurred as of the first day of the four consecutive fiscal quarters most recently ended for which annual or quarterly financial statements shall have been delivered in accordance with the provisions hereof (the "Reference Period"). For purposes of making calculations on a "Pro Forma Basis" hereunder, (a) any funds to be used by any Person in consummating a Permitted Acquisition will be assumed to have been used for that purpose as of the first day of the Reference Period, (b) any Indebtedness to be incurred by any Person in connection with the consummation of any Permitted Acquisition and/or a Debt Issuance will be assumed to have been incurred on the first day of the Reference Period, (c) the gross interest expenses, determined in accordance with GAAP, with respect to such Indebtedness assumed to have been incurred on the first day of the

Reference Period that bears interest at a floating rate shall be calculated at the current rate under the agreement governing such Indebtedness (including this Agreement if the Indebtedness is incurred hereunder), and (d) any gross interest expense, determined in accordance with GAAP, incurred during the Reference Period that was or is to be refinanced with proceeds of Indebtedness assumed to have been incurred as of the first day of the Reference Period will be excluded from the calculation for which a Pro Forma Basis is being given.

      "PUC" means any state Governmental Authority that exercises jurisdiction over the rates or services or the acquisition, construction or operation of any telecommunications system of any Person who owns, constructs or operates any telecommunications system, in each case by reason of the nature or type of the business subject to regulation and not pursuant to laws and regulations of general applicability to Persons conducting business in said state including, without limitation, the PUC of Texas.

      "PUC Authorization" means any Governmental Authorization granted or issued by a PUC.

      "Real Property Assets" means all interest (excluding leasehold interests) of any Consolidated Party in any real property.

      "Refinancing Agreement" has the meaning specified in Section 7.07(a).

      "Register" has the meaning specified in Section 11.06(c).

      "Reinvestment Funds" means with respect to any Insurance Proceeds from a Casualty, any Condemnation Award from a Condemnation, or any Net Cash Proceeds from any other Disposition, that portion of such funds as shall, according to the Compliance Certificate delivered pursuant to Section 6.02(b) for the fiscal quarter in which the Disposition occurs, be reinvested in the repair, restoration or replacement of the Properties that were the subject of such Casualty, Condemnation or Disposition or in the purchase of other Capital Assets useful in the business of the Consolidated Parties; provided that (a) pending such reinvestment, the entire amount of such proceeds may either (i) be deposited in a deposit account subject to an Account Control Agreement or (ii) applied to prepay any Revolving Loans hereunder (without any reduction in Revolving Commitments), (b) within 365 days from the Casualty, Condemnation or Disposition giving rise to such Reinvestment Funds, the Borrowers shall complete the repair, restoration or replacement of the Properties that were the subject of such Casualty, Condemnation or Disposition or shall purchase other Capital Assets useful in the business of the Consolidated Parties and (c) no Default shall have occurred and be continuing; and provided further that, if any of the foregoing conditions shall cease to be satisfied at any time, such funds shall no longer be deemed Reinvestment Funds and such funds shall immediately be applied to prepayment of the Senior Obligations in accordance with Section 2.05(b)(ii).

      "Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person's Affiliates.

      "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

      "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Senior Loans, a Senior Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

      "Required Lenders" means, as of any date of determination, Senior Lenders having more than 50% of the sum of (a) the Total Outstanding Amount of all Term Facilities and (b) the Revolving Commitments, or if the Commitment of each Revolving Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, the Total Revolving Outstandings (with the aggregate amount of each Revolving Lender's risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed "held" by such Senior Lender for purposes of this definition); provided, however, that if any Senior Lender shall be a Defaulting Senior Lender at such time, there shall be excluded for purposes of making a determination of Required Lenders at such time the aggregate principal amount of Term Loans and/or the Revolving Commitment held or deemed held by any Defaulting Senior Lender.

      "Required Revolving Lenders" means, as of any date of determination, Senior Lenders having more than 50% of the Revolving Commitments or, if the commitment of each Revolving Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to
Section 8.02, the Total Revolving Outstandings (with the aggregate amount of each Senior Lender's risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed "held" by such Senior Lender for purposes of this definition); provided, however, that the Revolving Commitment of, and the portion of the Total Revolving Outstandings held or deemed held by, any Defaulting Senior Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

      "Responsible Officer" means the chief executive officer, president, chief financial officer, principal accounting officer or treasurer of any Loan Party or any other officer of a Loan Party or of the Loan Party which is the general partner or manager of a Loan Party which has been identified in writing to the Senior Administrative Agent by any such officer of the Loan Party Representative as being the officer of such Loan Party or such Loan Party which is the partner or manager of such Loan Party responsible for overseeing the administration of, or reviewing compliance with, all or any portion of this Agreement or any of the other Senior Loan Documents on behalf of such Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party in such capacity (and not in his or her individual capacity).

      "Restricted Payment" means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of any Consolidated Party (including, without limitation, any payment in connection with any dissolution, merger, consolidation or disposition involving Restricted Subsidiaries), (b) any payment of principal, interest or other amount in respect of any Indebtedness of any Consolidated Party payable to any Affiliate of such Consolidated Party or (c) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest or on account of any return of capital to any Consolidated Party's stockholders, partners or members (or the equivalent Persons thereof) or any such Indebtedness of a Consolidated Party which is due to any Affiliate of such Consolidated Party.

      "Restricted Subsidiary" means each direct or indirect Subsidiary of Holdings that is not an Unrestricted Subsidiary.

      "Revolving Borrowing" means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period.

      "Revolving Commitment" means, as to each Senior Lender, its obligation to
(a) make Revolving Loans to the Borrowers pursuant to Section 2.01(d), (b) purchase participations in L/C Obligations and (c) purchase participations in Swing Line Loans, collectively, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Senior Lender's name on Schedule 2.01 or in the Senior Assignment and Assumption pursuant to which such Senior Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement and "Revolving Commitments" means the Revolving Commitments of all the Revolving Lenders.

      "Revolving Facility" means, as the context requires, (a) the Revolving Commitments and (b) the Total Revolving Outstandings. On the Closing Date the Revolving Facility is equal to $100,000,000.

      "Revolving Lender" means each Senior Lender with a Revolving Commitment, and if the Revolving Commitments have been terminated pursuant to Section 8.02, each Senior Lender holding any outstanding Revolving Loans or participations in outstanding Swing Line Loans and L/C Obligations.

      "Revolving Loan" has the meaning specified in Section 2.01(d).

      "RTFC" means Rural Telephone Finance Cooperative.

      "RTFC Fixed Rate" means for any Interest Period for all RTFC Fixed Rate Loans comprising part of the same Borrowing, a fixed interest rate per annum equal to the sum of (a) the fixed rate of interest that is available and in effect for loans similarly classified (as a 10% SCC loan) pursuant to RTFC policies and procedures in effect on the date of the election of such Interest Period, plus (b) the RTFC Margin.

      "RTFC Fixed Rate Loan" means a Tranche C Term Loan or Tranche D Term Loan that bears interest based on the RTFC Fixed Rate.

      "RTFC Make Whole Premium" means, in respect of all or a portion of any RTFC Fixed Rate Loan which is voluntarily prepaid pursuant to the terms of
Section 2.05(a) prior to the end of an Interest Period (or converted to another Type prior to the end of an Interest Period), the excess, if any, of (i) the present value of the amount of interest that would have accrued during the applicable Interest Period on that portion of such RTFC Fixed Rate Loan to be prepaid or converted (calculated without regard to the RTFC Margin) over (ii) the present value of the amount of interest the holders of such RTFC Fixed Rate Loan would earn if that portion of such RTFC Fixed Rate Loan to be prepaid or converted was reinvested for the remainder of the applicable Interest Period in U.S. Treasury obligations with a maturity comparable to the remaining term of the applicable Interest Period. For purposes of calculating the present value in (i) and (ii) above, the discount rate will be the rate of interest accruing on the U.S. Treasury obligations described in (ii) above.

      "RTFC Margin" means 1.18%.

      "RTFC Patronage Distribution" means a patronage capital refund made by RTFC to any Consolidated Party pursuant to RTFC policies and procedures in effect from time to time based on the percentage that the Borrowers' interest payments on Tranche C Term Loans and Tranche D Term Loans during any period have contributed to RTFC's net margins for such period. RTFC Patronage Distributions do not include amortization payments made by RTFC from time to time in respect of its SCCs.

      "RTFC Variable Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the sum of (a) the variable rate of interest established by RTFC from time to time for loans similarly classified (as a 10% SCC loan) pursuant to RTFC policies and procedures then in effect as its standard monthly quoted long term variable interest rate as available in effect from time to time, plus (b) the RTFC Margin.

      "RTFC Variable Rate Loan" means a Tranche C Term Loan or a Tranche D Term Loan that bears interest based on the RTFC Variable Rate.

      "Sale and Leaseback Transaction" means any arrangement pursuant to which any Consolidated Party, directly or indirectly, becomes liable as lessee, guarantor or other surety with respect to any lease, whether an Operating Lease or a Capitalized Lease, of any Property that such Consolidated Party (a) has sold or transferred (or is to sell or transfer) to, or arranged the purchase by, a Person other than a Consolidated Party or (b) intends to use for substantially the same purpose as any other Property that has been sold or is transferred (or is to be sold or transferred) by such Consolidated Party to a Person other than a Consolidated Party in connection with such lease.

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., and any successor in interest.

      "Sarbanes-Oxley" means the Sarbanes-Oxley Act of 2002.

      "SBC Profits Interest Agreement" has the meaning provided in the Senior Pledge and Security Agreement.

      "SCC" means a non-interest bearing, amortizing subordinated capital certificate of RTFC.

      "SCC Collateral" has the meaning provided in the Senior Pledge and Security Agreement.

      "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

      "Second Lien Administrative Agent" has the meaning provided in the Second Lien Loan Agreement.

      "Second Lien Lenders" has the meaning provided in the Second Lien Loan Agreement.

      "Second Lien Loan" has the meaning provided in the Second Lien Loan Agreement.

      "Second Lien Loan Agreement" means the Second Lien Loan Agreement dated as of the date hereof among the Loan Parties, the Second Lien Lenders party thereto, Bank of America, N.A., as Second Lien Administrative Agent, Wachovia Bank, N.A. and JPMorgan Chase Bank, as Second Lien Syndication Agents, CIBC World Markets Corp. and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, as Second Lien Syndication Agents, and Banc of America Securities LLC and Wachovia Capital Markets LLC, as Second Lien Joint Lead Arrangers and Joint Book Managers, as such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement and the terms thereof, together with any Refinancing Agreements pursuant to which any of the Second Lien Obligations may be refinanced, restructured, renewed, extended, refunded or replaced, in each case, in whole or in part, as such Refinancing Agreements may be amended, restated, supplemented or otherwise modified from time to time, in each case, in accordance with the terms of this Agreement and the terms thereof.

      "Second Lien Loan Documents" has the meaning provided in the Second Lien Loan Agreement.

      "Second Lien Obligations" has the meaning provided in the Second Lien Loan Agreement.

      "Secured Cash Management Services Agreement" means any Cash Management Services Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

      "Secured Swap Contract" means any Swap Contract required or permitted under this Agreement that is entered into by and between any Loan Party and any Swap Bank.

      "Senior Administrative Agent" means Bank of America, in its capacity as administrative agent and collateral agent, as applicable, under any of the Senior Loan Documents, or any successor administrative agent and collateral agent, as provided in Section 10.06.

      "Senior Administrative Agent's Office" means the Senior Administrative Agent's address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as to which the Senior Administrative Agent may from time to time notify the Loan Party Representative and the Senior Lenders.

      "Senior Agents" means, collectively, the Senior Administrative Agent, the Senior Syndication Agents, the Senior Documentation Agents and the Senior Arrangers.

      "Senior Arrangers" means Banc of America Securities and J.P. Morgan Securities Inc., in their capacities as joint lead arrangers and joint book managers.

      "Senior Assignment and Assumption" means an assignment and assumption entered into by a Senior Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Senior Administrative Agent, in substantially the form of Exhibit E, or any other form approved by the Senior Administrative Agent.

      "Senior Collateral Agent" means the Senior Administrative Agent in its capacity as collateral agent under the Senior Collateral Documents.

      "Senior Collateral Documents" means, collectively, the Senior Pledge and Security Agreement, each Account Control Agreement, each Waiver Agreement, each Senior Mortgage, the Perfection Certificate, the Intercreditor Agreement and any other security agreements, pledge agreements or similar instruments delivered to the Senior Administrative Agent as collateral agent for the Senior Lenders, the L/C Issuer and the other Senior Secured Parties from time to time pursuant to Sections 6.11 and 6.12, and each other agreement, instrument or document that creates or purports to create a Lien in favor of the Senior Administrative Agent for the benefit of the Senior Secured Parties.

      "Senior Documentation Agents" means CIBC World Markets Corp. and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, in their capacity as documentation agents.

      "Senior Guaranty" means the guaranty of each Guarantor set forth in
Article IX.

      "Senior Intellectual Property Security Agreement" has the meaning specified in the Senior Pledge and Security Agreement.

      "Senior Joinder Agreement" means a joinder agreement executed and delivered in accordance with the provisions of Sections 6.11 or 7.04(a)(ii) or
(iii) substantially in the form of Exhibit F hereto. Upon the execution and delivery by any Person of a Senior Joinder Agreement, (a) such Person shall become and be a Borrower and a Guarantor hereunder, and each reference in this Agreement or any other Senior Loan Document to a "Borrower" and a "Guarantor" shall also mean and be a reference to such Person, (b) such Person shall become and be a Grantor under the Senior Pledge and Security Agreement, (c) such Person shall become a Loan Party for purposes of the Intercreditor Agreement, and (d) each reference herein to "this Agreement", "hereunder", "hereof" or words of like import referring to this Agreement or the Senior Joinder Agreement, and each reference in any other Senior Loan Document to the "Senior Credit Agreement", "Senior Joinder Agreement", "thereunder", "thereof" or words of like import referring to this Agreement, shall mean and be a reference to this Agreement or, as applicable, the Senior Pledge and Security Agreement, the Intercreditor Agreement or other Senior Loan Document, as supplemented by such Senior Joinder Agreement.

      "Senior Lender" and "Senior Lenders" have the meanings specified in the introductory paragraph hereto and, as the context requires, includes each Revolving Lender, Tranche B Term Lender, Tranche C Term Lender and Tranche D Term Lender with a commitment to make Senior Loans as designated in Schedule 2.01, a Conversion Notice or a Senior Assignment and Assumption pursuant to which such Senior Lender becomes a party hereto; provided that references to "Senior Lenders" shall include Bank of America in its capacity as the Swing Line Lender; for purposes of clarification only, to the extent that the Swing Line Lender may have rights and obligations in addition to those of the other Senior Lenders due to its status as Swing Line Lender, its status as such will be specifically referenced.

      "Senior Loan" means an extension of credit by a Senior Lender to a Borrower under Article II in the form of a Revolving Loan, Term Loan, Swing Line Loan or L/C Advance. Each Revolving Loan and each Tranche B Term Loan may be divided into tranches which are Base Rate Loans or Eurodollar Rate Loans, and each Tranche C Term Loan and each Tranche D Term Loan may be divided into tranches which are RTFC Fixed Rate Loans or RTFC Variable Rate Loans (each a "Type" of Senior Loan).

      "Senior Loan Documents" means this Agreement, the Notes, the Fee Letter, each Issuer Document, each Secured Swap Contract, each Secured Cash Management Services Agreement, each Senior Collateral Document and each other document delivered to the Senior Administrative Agent, any Senior Lender, or the L/C Issuer in connection herewith or therewith relating specifically to the Senior Obligations.

      "Senior Loan Notice" means a notice of (a) a Borrowing, (b) a conversion of Senior Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans or RTFC Fixed Rate Loans, as applicable, pursuant to Section 2.02(a), which, in each case, if in writing, shall be substantially in the form of Exhibit A hereto.

      "Senior Mortgages" means, collectively, (a) each Existing Mortgage, as the same shall be amended and restated pursuant to Section 6.17 pursuant to an amended and restated mortgage or deed of trust in substantially the form of
Exhibit I hereto (with appropriate modifications to such form to take into account variances in the requirements of applicable state laws or as the Senior Administrative Agent may reasonably request), and (b) any mortgage or deed of trust, assignment of leases and rents, in similar form to such Existing Mortgages, as so amended and restated, granting a security interest to the Senior Administrative Agent on any additional Mortgaged Property, as contemplated by Section 6.12.

      "Senior Obligations" means for any Loan Party: (a) in its capacity as a Borrower, all advances to, and debts, liabilities, obligations, covenants and duties of, such Borrower arising under any Senior Loan Document (including any Secured Swap Contract entered into by such Borrower to which a Swap Bank is a party and any Secured Cash Management Services Agreement entered into by such Borrower to which a Cash Management Bank is a party) or otherwise with respect to any Senior Loan or Letter of Credit for which such Borrower is the Applicable Borrower, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against such Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; and (b) in its capacity as a Guarantor, all Guaranteed Obligations of such Guarantor and all other liabilities, obligations, covenants and duties of such Guarantor arising under any Senior Loan Document (including any Secured Swap Contract entered into by such Guarantor to which a Swap Bank is a party and any Secured Cash Management Services

Agreement entered by such Guarantor to which a Cash Management Bank is a party), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, including any such Guaranteed Obligations in respect of interest and fees that accrue after the commencement by or against such Guarantor or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, (i) the Senior Obligations of any Borrower include (A) the obligation to pay principal, interest, and Letter of Credit commissions in respect of any Senior Loan or Letter of Credit for which such Borrower is the Applicable Borrower, (B) the obligation to pay all other charges, expenses, fees, attorney fees and disbursements, indemnities and other amounts payable by the Borrowers under any Senior Loan Document and (C) the obligation to reimburse any amount in respect of any of the foregoing that any Senior Lender, in its sole discretion, may elect to pay or advance on behalf of the Borrowers, and (ii) the Senior Obligations of each Loan Party shall include any of the foregoing obligations of such Loan Party which are reinstated pursuant to Section 11.05.

      "Senior Pledge and Security Agreement" means the Senior Pledge and Security Agreement executed by the Borrowers, the Guarantors and the Senior Administrative Agent substantially in the form of Exhibit H hereto.

      "Senior Secured Party" means the Senior Administrative Agent, each Senior Lender, the L/C Issuer, each Swap Bank and each Cash Management Bank.

      "Senior Subordinated Loan Agreement" means the Senior Subordinated Loan Agreement dated as of the date hereof among the Loan Parties, the Senior Subordinated Lenders party thereto, Bank of America, N.A., as Senior Subordinated Administrative Agent, Wachovia Bank, N.A. and JPMorgan Chase Bank, as Senior Subordinated Syndication Agents, CIBC World Markets Corp. and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, as Senior Subordinated Syndication Agents, and Banc of America Securities LLC and Wachovia Capital Markets LLC, as Senior Subordinated Joint Lead Arrangers and Joint Book Managers, as such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement and the terms thereof, together with any Refinancing Agreements pursuant to which any of the Senior Subordinated Obligations may be refinanced, restructured, renewed, extended, refunded or replaced, in each case, in whole or in part, as such Refinancing Agreements may be amended, restated, supplemented or otherwise modified from time to time, in each case, in accordance with the terms of this Agreement and the terms thereof.

      "Senior Subordinated Loan Documents" has the meaning provided in the Senior Subordinated Loan Agreement.

      "Senior Subordinated Loans" has the meaning provided in the Senior Subordinated Loan Agreement.

      "Senior Subordinated Obligations" has the meaning provided in the Senior Subordinated Loan Agreement.

      "Senior Syndication Agents" means JPMorgan Chase Bank and Wachovia Bank, N.A., in their capacity as syndication agents.

      "Senior Termination Date" means for any Loan Party the date on which the latest of the following events occurs:

            (a) the payment in full in cash of the Senior Obligations of such Loan Party, including any Enforcement Expenses and all other amounts payable by such Loan Party under this Agreement and the other Senior Loan Documents;

            (b)   the termination or expiration of the Availability Period;

            (c) the earliest of (i) the date on which all Letters of Credit have been returned to the Senior Administrative Agent, (ii) the date on which all Letters of Credit have been terminated or expired and no L/C Obligations shall remain outstanding, including by reason of the operation of Rule 3.14 of the ISP or (iii) the date on which all Letters of Credit have been Cash Collateralized; and

            (d) the termination or expiration of all Secured Swap Contracts and all Secured Cash Management Services Agreements;

      provided, however, that if any Loan Party shall cease to be a Subsidiary of Holdings in connection with any transaction permitted under Article VII, the Senior Termination Date for such Loan Party shall instead be the date on which such transaction is consummated.

      "Southwest" has the meaning specified in the introductory paragraph hereto.

      "Southwest II" has the meaning specified in the introductory paragraph hereto.

      "Sponsors" means each of (a) Welsh, Carson, Anderson & Stowe VIII, L.P., a Delaware limited partnership, Welsh, Carson, Anderson & Stowe IX, L.P., a Delaware limited partnership, and their Affiliates, (b) Vestar Capital Partners III, L.P., a Delaware limited partnership, Vestar Capital Partners IV, L.P., a Delaware limited partnership, and their Affiliates, and (c) Citicorp Venture Capital Ltd., a New York corporation, and its Affiliates.

      "Subject Properties" has the meaning specified in Section 5.13(a).

      "Subordinated Debt" means the Senior Subordinated Loans and Permitted Additional Subordinated Debt.

      "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of Holdings.

      "Surviving Parent" has the meaning specified in the definition of the term "Permitted Restructuring Transaction". Following the consummation of a Permitted Restructuring Transaction, except as the context otherwise requires, each reference in this Agreement and in each other Senior Loan Document to "Holdings" shall mean and be a reference to the Surviving Parent.

      "Swap Bank" means any party to a Swap Contract with any Consolidated Party which party was a Senior Lender or an Affiliate of a Senior Lender (either under this Agreement or either of the Existing Credit Agreements) at the time it entered into such Swap Contract.

      "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

      "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Senior Lender or any Affiliate of a Senior Lender).

      "Swing Line Borrowing" means a borrowing of a Swing Line Loan pursuant to
Section 2.04.

      "Swing Line Lender" means Bank of America in its capacity as provider of Swing Line Loans, or any successor Swing Line lender hereunder.

      "Swing Line Loan" has the meaning specified in Section 2.04(a).

      "Swing Line Loan Notice" means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B hereto.

      "Swing Line Sublimit" means an amount equal to the lesser of (a) $20,000,000 and (b) the Revolving Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Commitments.

      "Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

      "Term Facility" means, collectively, the Tranche B Term Loan Facility, the Tranche C Term Loan Facility and the Tranche D Term Loan Facility.

      "Term Loan" means, as the context may require, a Tranche B Term Loan, a Tranche C Term Loan and/or a Tranche D Term Loan.

      "Threshold Amount" means $10,000,000.

      "Total Outstanding Amount" means, as of any date, (a) for any Tranche of the Term Facility, the aggregate Outstanding Amount of all Senior Loans of all Senior Lenders under such Tranche on such date and (b) for the Revolving Facility, the Total Revolving Outstandings on such date.

      "Total Outstandings" means the aggregate Outstanding Amount of all Senior Loans and all L/C Obligations.

      "Total Revolving Outstandings" means on any date the aggregate Outstanding Amount of all Revolving Loans, Swing Line Loans and all L/C Obligations on such date minus the amount of L/C Obligations which have been Cash Collateralized.

      "Tranche" means the portion of the Term Facility which is comprised of (a) the Tranche B Term Loan Facility, (b) the Tranche C Term Loan Facility, or (c) the Tranche D Term Loan Facility, as the context may require.

      "Tranche B Term Borrowing" means a borrowing consisting of simultaneous Tranche B Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period, made by the Tranche B Term Lenders.

      "Tranche B Term Commitment" means, as to each Senior Lender, its obligation to make Tranche B Term Loans to the Borrowers pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Senior Lender's name on Schedule 2.01 or in a Conversion Notice or in the Senior Assignment and Assumption pursuant to which such Senior Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

      "Tranche B Term Facility" means on any date (a) prior to the Tranche B Term Borrowing(s) on the Closing Date, the Tranche B Term Commitments of all Tranche B Term Lenders, and (b) thereafter, the Outstanding Amount of Tranche B Term Loans of all Tranche B Term Lenders on such date. On the Closing Date the Tranche B Term Facility is equal to $900,000,000.

      "Tranche B Term Lender" means each Senior Lender with a Tranche B Term Commitment or a Tranche B Term Loan.

      "Tranche B Term Loan" has the meaning specified in Section 2.01(a).

      "Tranche C Term Borrowing" means a borrowing consisting of simultaneous Tranche C Term Loans of the same Type and, in the case of RTFC Fixed Rate Loans, having the same Interest Period, made by the Tranche C Term Lenders.

      "Tranche C Term Commitment" means, as to each Senior Lender, its obligation to make Tranche C Term Loans to the Borrowers pursuant to Section 2.01(b) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Senior Lender's name on Schedule 2.01 or in the Senior Assignment and Assumption pursuant to which such Senior Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

      "Tranche C Term Facility" means on any date, (a) prior to the Tranche C Term Borrowing(s) on the Closing Date, the Tranche C Term Commitments of all Tranche C Term Lenders and (b) thereafter, the Outstanding Amount of Tranche C Term Loans of all Tranche C Term Lenders on such date. On the Closing Date the Tranche C Term Facility is Equal to $270,000,000.

      "Tranche C Term Lender" means each Senior Lender with a Tranche C Term Commitment or a Tranche C Term Loan.

      "Tranche C Term Loan" has the meaning specified in Section 2.01(b).

      "Tranche D Term Borrowing" means a borrowing consisting of simultaneous Tranche D Term Loans of the same Type and, in the case of RTFC Fixed Rate Loans, having the same Interest Period, made by the Tranche D Term Lenders.

      "Tranche D Term Commitment" means, as to each Senior Lender, its obligation to make Tranche D Term Loans to the Borrowers pursuant to Section 2.01(c) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Senior Lender's name on Schedule 2.01 or in the Senior Assignment and Assumption pursuant to which such Senior Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

      "Tranche D Term Facility" means on any date (a) prior to the Tranche D Term Borrowing(s) on the Closing Date, the Tranche D Term Commitments of all Tranche D Term Lenders and (b) thereafter, the Outstanding Amount of Tranche D Term Loans of all Tranche D Term Lenders on such date. On the Closing Date the Tranche D Term Facility is equal to $30,000,000.

      "Tranche D Term Lender" means each Senior Lender with a Tranche D Term Commitment or a Tranche D Term Loan.

      "Tranche D Term Loan" has the meaning specified in Section 2.01(c).

      "Transaction" means, collectively, the consummation of the following transactions on the Closing Date:

            (a) the funding of the Senior Subordinated Loans under the Senior Subordinated Loan Documents;

            (b) the funding of the Second Lien Loans under the Second Lien Loan Documents;

            (c) the funding of the initial Senior Loans under the Senior Loan Documents;

            (d)   the application of the proceeds of such loans as follows:

                  (i) the prepayment in full of the obligations under the Existing Subordinated Notes;

                  (ii) the prepayment of obligations under the Existing Credit Agreements and the amendment, restatement and refinancing of all remaining obligations outstanding thereunder on the Closing Date after giving effect to such prepayment as provided in this Agreement and the other Senior Loan Documents;

                  (iii) the payment of certain bonuses to current and former management of the Consolidated Parties and to pay fees and expenses in connection with such transactions and the previously proposed income deposit securities offering and related refinancing transactions; and

                  (iv) the payment of Restricted Payments by the Borrowers through Southwest to holders of equity interests in Southwest and through Holdings to holders of equity interests in Holdings in an aggregate amount not to exceed $160,000,000.

      "Transaction Documents" means the Senior Loan Documents, the Second Lien Loan Documents and Senior Subordinated Loan Documents collectively, and "Transaction Document" means any one of them.

      "Type" has the meaning specified in the definition of "Senior Loan".

      "UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York or, with respect to any Collateral located in any state or jurisdiction other than the State of New York, the Uniform Commercial Code as from to time in effect in such state or jurisdiction.

      "Unaudited Financial Statements" means the unaudited consolidated financial statements of Holdings and its Subsidiaries dated September 30, 2004, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date, subject to year-end adjustments.

      "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

      "United States" and "U.S." mean the United States of America.

      "Unreimbursed Amount" has the meaning specified in Section 2.03(c)(i).

      "Unrestricted Subsidiary" means each direct or indirect Subsidiary of Holdings organized or Acquired after the Closing Date and Designated as an Unrestricted Subsidiary by Holdings pursuant to Section 6.11. Each Subsidiary of an Unrestricted Subsidiary shall be deemed to be an Unrestricted Subsidiary.

      "Voting Interests" means shares of capital stock issued by a corporation, partnership interests issued by a limited partnership, membership interests issued by a limited liability company or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors, general partners or managers (or Persons performing similar functions), as the case may be, of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

      "Waiver Agreement" means, collectively, the Waiver Agreements and such other subordinations of landlord statutory and contractual lien rights agreements executed by the parties thereto, each substantially in the form of Exhibit E to the Senior Pledge and Security Agreement.

      "Wireless Partnership" means each of (a) CGKC&H Rural Cellular Limited Partnership, a Texas limited partnership, (b) Texas RSA 15B2 Limited Partnership, a Texas limited partnership, (c) CGKC&H No. 2 Rural Cellular Limited Partnership, a Texas limited partnership, and (d) any other successor Person with which any of them are consolidated or into which any of them are merged or to which any of their material assets are sold, transferred, assigned or otherwise conveyed.

      SECTION 1.02 OTHER INTERPRETIVE PROVISIONS. With reference to this Agreement and each other Senior Loan Document, unless otherwise specified herein or in such other Senior Loan Document:

            (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including this Agreement, any Organization Document and any definition incorporated by reference in another document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified and, in the case of any such agreement, instrument or document relating to any Indebtedness, together with any other agreement or agreements pursuant to which such Indebtedness may be refinanced, restructured, renewed, extended, refunded or replaced, in each case, in whole or in part (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Senior Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns permitted under this Agreement, (iii) the words "herein," "hereof" and "hereunder," and words of similar import when used in any Senior Loan Document, shall be construed to refer to such Senior Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Senior Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, such Senior Loan Document, (v) any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law or regulation shall, unless otherwise specified, refer to such Law or regulation as amended, modified or supplemented from time to time, and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

            (b) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

            (c) Each reference to "basis points" or "bps" shall be interpreted in accordance with the convention that 100 bps = 1.0%.

            (d) Section headings herein and in the other Senior Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Senior Loan Document.

      SECTION 1.03 ACCOUNTING TERMS.

            (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

            (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Senior Loan Document, and the Loan Party Representative or the Required Lenders shall so request, the Senior Administrative Agent, the Senior Lenders and Holdings shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Loan Parties shall provide to the Senior Administrative Agent and the Senior Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

            (c) Consolidated Parties. Any reference made in this Agreement or any other Senior Loan Document to any consolidated financial statement or statements of the Consolidated Parties means such financial statement or statements prepared on a combined basis for the Consolidated Parties pursuant to GAAP and accounting for any Unrestricted Subsidiary on an unconsolidated basis as investments, not utilizing the equity method.

      SECTION 1.04 ROUNDING. Any financial ratios required to be maintained by the Consolidated Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

      SECTION 1.05 TIMES OF DAY. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

      SECTION 1.06 LETTER OF CREDIT AMOUNTS. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

                                   ARTICLE II
                        COMMITMENTS AND CREDIT EXTENSIONS

      SECTION 2.01 TERM LOANS AND REVOLVING LOANS. (a) (i) Subject to the terms and conditions set forth herein, each Tranche B Term Lender severally agrees to make a single loan, or pursuant to a timely Conversion Notice delivered in accordance with clause (ii) below, elect to convert all or a portion of such Senior Lender's existing Advances under the Existing Credit Agreements into a loan under this Agreement (each such loan, a "Tranche B Term Loan") to each Applicable Borrower on the Closing Date and in an aggregate amount, together with the aggregate amount of all Tranche B Term Loans made by such Tranche B Term Lender to the other Applicable Borrowers on the Closing Date, not to exceed such Tranche B Term Lender's Tranche B Term Commitment on the Closing Date. Each Tranche B Term Borrowing by any Borrower made on the Closing Date shall consist of Tranche B Term Loans made to such Borrower simultaneously by the Tranche B Term Lenders ratably according to their Tranche B Term Commitments. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.

                  (ii) In connection with the making of the Tranche B Term Loans pursuant to clause (i) above, by delivering irrevocable written notice (a "Conversion Notice") to the Senior Administrative Agent (in such form as the Senior Administrative Agent may reasonably request) on or prior to the Closing Date, each and every lender under the Existing Credit Agreements which has confirmed its Tranche B Term Commitment pursuant to such Conversion Notice is hereby offered the opportunity to convert, and may elect to convert all or a portion of the outstanding principal amount of the Revolving Advances, Term A Advances and Term B Advances (as such terms are defined in the Existing Credit Agreements) held by such lender into Tranche B Term Loans hereunder in a principal amount equal to the amount of the Advances so converted (each such Advance to the extent it is to be so converted, a "Converted Advance") and such Converted Advances shall be treated for all purposes hereunder as applying towards such lender's Tranche B Term Loans requested by the Applicable Borrowers to be made on the Closing Date pursuant to clause (i) of this Section 2.01(a).

                  (iii) On the Closing Date, the Converted Advances shall be converted for all purposes of this Agreement into Tranche B Term Loans, and the Senior Administrative Agent shall record in the Register the aggregate amount of Converted Advances converted into Tranche B Term Loans. Any Conversion Notice to the Senior Administrative Agent delivered by any lender under either Existing Credit Agreement pursuant to this Section shall confirm the amount of such lender's Tranche B Term Commitment and the principal amount of Advances under the Existing Credit Agreements held by such lender that are to be converted into Tranche B Term Loans. Delivery of a duly executed Conversion Notice shall obviate the need for any lender under either Existing Credit Agreement delivering such a notice with respect to Converted Advances equal to all its Tranche B Term Commitments to execute this Agreement and such Conversion Notice shall be deemed for all purposes to be a signature to this Agreement. In addition, the Senior Administrative Agent may append to this Agreement a supplement to Schedule 2.01 showing all Senior Lenders holding Tranche B Term Loans on the Closing Date and indicating the amount thereof and whether such Senior Lenders made or converted the Tranche B Term Loans on the Closing Date.

            (b) Subject to the terms and conditions set forth herein, the initial Tranche C Term Lender agrees to continue a portion of its Tranche C Advances (as that term is defined in the Existing Valor Credit Agreement) of the Applicable Borrower as a loan hereunder (a "Tranche C Term Loan") to such Applicable Borrower on the Closing Date and in an aggregate amount not to exceed such Tranche C Term Lender's Tranche C Term Commitment on the Closing Date. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed.

            (c) Subject to the terms and conditions set forth herein, the initial Tranche D Term Lender agrees to continue a portion of its Tranche D Advances (as that term is defined in the Existing Valor Credit Agreement) of the Applicable Borrower as a loan hereunder (a "Tranche D Term Loan") to such Applicable Borrower on the Closing Date and in an aggregate amount not to exceed such Tranche D Term Lender's Tranche D Term Commitment on the Closing Date. Amounts borrowed under this Section 2.01(c) and repaid or prepaid may not be reborrowed.

            (d) Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make loans (each such loan, a "Revolving Loan") to each Applicable Borrower from time to time, on any Business Day during the Availability Period for Revolving Loans, in an aggregate amount not to exceed at any time outstanding the amount of such Revolving Lender's Revolving Commitment; provided, however, that after giving effect to any Revolving Borrowing, (i) the Total Revolving Outstandings shall not exceed the Revolving

Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender, plus such Senior Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations plus, such Senior Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Senior Lender's Revolving Commitment. Within the limits of each Revolving Lender's Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(d), prepay under Section 2.05, and reborrow under this Section 2.01(d).

            (e) Revolving Loans and Tranche B Term Loans may be Base Rate Loans or Eurodollar Rate Loans, and Tranche C Term Loans and Tranche D Term Loans may be RTFC Fixed Rate Loans or RTFC Variable Rate Loans, as further provided herein.

      SECTION 2.02 BORROWINGS, CONVERSIONS AND CONTINUATIONS OF SENIOR LOANS.

            (a) Each Borrowing, each conversion of Senior Loans from one Type to the other, and each continuation of Eurodollar Rate Loans or RTFC Fixed Rate Loans shall be made upon the Loan Party Representative's irrevocable notice to the Senior Administrative Agent and, if such Senior Loan is being converted to either a RTFC Fixed Rate Loan or an RTFC Variable Rate Loan, to the RTFC, which may be given by telephone. Each such notice must be received by the Senior Administrative Agent, and if applicable, the RTFC, not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to, or continuation of, Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, (ii) on the requested date of any Borrowing of Base Rate Loans, (iii) five Business Days prior to the requested date of any Borrowing of, conversion to, or continuation of RTFC Fixed Rate Loans or conversion of RTFC Fixed Rate Loans to RTFC Variable Rate Loans and (iv) one Business Day prior to the requested date of any Borrowing of RTFC Variable Rate Loans. Each telephonic notice by the Loan Party Representative pursuant to this
Section 2.02(a) must be confirmed promptly by delivery to the Senior Administrative Agent and the RTFC, if applicable, of a written Senior Loan Notice, appropriately completed and signed by a Responsible Officer of the Loan Party Representative. Each conversion of RTFC Variable Rate Loans to RTFC Fixed Rate Loans and each continuation of RTFC Fixed Rate Loans for an additional Interest Period shall be effective only with the written consent of the Tranche C Term Lenders or the Tranche D Term Lenders affected by such conversion or continuation. Each Borrowing of, conversion to, or continuation of, Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each Senior Loan Notice (whether telephonic or written) shall specify
(A) whether the Loan Party Representative is requesting a Borrowing, a conversion of Senior Loans from one Type to the other, or a continuation of Eurodollar Rate Loans or RTFC Fixed Rate Loans, (B) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (C) the principal amount of Senior Loans to be borrowed, converted or continued, (D) the Facility and the Type of Senior Loans under such Facility to be borrowed or to which existing Senior Loans under such Facility are to be converted or continued, (E) if applicable, the duration of the Interest Period with respect thereto and (F) in the case of any Borrowing, the Applicable Borrower for which such Borrowing is requested. If the Loan Party Representative fails to specify the Applicable Borrower for which any Borrowing of Revolving Loans is requested, such

Borrowing shall be deemed to be requested for the accounts of Enterprises. In the case of the Revolving Facility or the Tranche B Term Facility, if the Loan Party Representative fails to specify a Type of Senior Loan in a Senior Loan Notice, or if the Loan Party Representative fails to give a timely notice requesting a conversion or continuation of Senior Loans under any such Facility or if a Default has occurred and is continuing, then the applicable Senior Loans under such Facility shall be made as, or converted to, Base Rate Loans. In the case of Tranche C Term Loans and Tranche D Term Loans, if the Loan Party Representative fails to specify a Type of Senior Loan in a Senior Loan Notice, or if the Loan Party Representative fails to give timely notice requesting a conversion or continuation of Senior Loans under any such Facility or if a Default has occurred and is continuing or if the affected Tranche C Term Lenders or Tranche D Term Lenders do not consent to any requested conversion of RTFC Variable Rate Loans to RTFC Fixed Rate Loans or to any continuation of RTFC Fixed Rate Loans for an additional Interest Period, then the applicable Senior Loans under such Facility shall be made as, or converted to, RTFC Variable Rate Loans. Any such automatic conversion to Base Rate Loans or RTFC Variable Rate Loans, as applicable, shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans or RTFC Fixed Rate Loans. Upon the occurrence and during the continuation of a Default, the obligation of the Senior Lenders to make, continue or convert Senior Loans into Eurodollar Rate Loans or RTFC Fixed Rate Loans shall be suspended. If the Loan Party Representative requests a Borrowing of, conversion to, or continuation of, Eurodollar Rate Loans in any such Senior Loan Notice, but fails to specify an Interest Period, the Loan Party Representative will be deemed to have specified an Interest Period of one month.

            (b) Following receipt of a Senior Loan Notice in respect of a Facility, the Senior Administrative Agent shall promptly notify each Senior Lender under such Facility of the amount of its Applicable Percentage of the applicable Senior Loans, and if no timely notice of a conversion or continuation is provided by the Loan Party Representative, the Senior Administrative Agent shall notify each applicable Senior Lender of the details of any automatic conversion to Base Rate Loans or RTFC Variable Rate Loans described in the preceding subsection (a). In the case of a Borrowing, each applicable Senior Lender shall make the amount of its Senior Loan available to the Senior Administrative Agent in immediately available funds at the Senior Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Senior Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Senior Administrative Agent shall make all funds so received available to the Applicable Borrower in like funds as received by the Senior Administrative Agent either by (i) crediting an account of the Applicable Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Senior Administrative Agent by the Loan Party Representative; provided, however, that if, on the date a Senior Loan Notice with respect to a Revolving Borrowing is given by the Loan Party Representative, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Revolving Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, and second, to the payment in full of any such Swing Line Loans, and third, to the Applicable Borrower as provided above.

            (c) Except as otherwise provided herein, a Eurodollar Rate Loan and RTFC Fixed Rate Loan may be continued or converted only on the last day of an Interest Period for

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

such Eurodollar Rate Loan or RTFC Fixed Rate Loan, as applicable. During the existence of a Default, no Senior Loans may be requested as, converted to, or continued as, Eurodollar Rate Loans or RTFC Fixed Rate Loans without the consent of the Required Lenders.

            (d) The Senior Administrative Agent shall promptly notify the Loan Party Representative and the applicable Senior Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Senior Administrative Agent shall notify the Loan Party Representative and the applicable Senior Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change. As applicable, the Senior Administrative Agent shall notify the Loan Party Representative and the applicable Senior Lenders of the applicable rate, if any, furnished by RTFC, after consultation by the Senior Administrative Agent with RTFC as to its then current applicable policies and procedures.

            (e) After giving effect to all Borrowings, all conversions of Senior Loans from one Type to the other, and all continuations of Senior Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Revolving Loans, ten Interest Periods in effect with respect to Tranche B Term Loans, three Interest Periods in effect with respect to Tranche C Term Loans and two Interest Periods in effect with respect to Tranche D Term Loans.

            (f) The failure of any Senior Lender to make any Senior Loan to be made by it as part of any Borrowing shall not relieve any other Senior Lender of its obligation, if any, hereunder to make its Senior Loan on the date of such Borrowing, but no Senior Lender shall be responsible for the failure of any other Senior Lender to make any Senior Loan to be made by such other Senior Lender on the date of any Borrowing.

      SECTION 2.03 LETTERS OF CREDIT.

            (a)   The Letter of Credit Commitment.

                  (i)   Subject to the terms and conditions set forth herein,
      (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of any Applicable Borrower, and to amend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit, and (B) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of any Applicable Borrower; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Outstandings shall not exceed the Revolving Commitments, (y) the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender, plus such Revolving Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations plus such Revolving Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Lender's Revolving Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Loan Party Representative for the issuance or amendment of a Letter of Credit for the account of any Applicable Borrower shall be deemed a representation by the Borrowers that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers' abilities to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

                  (ii)  The L/C Issuer shall not issue any Letter of Credit, if:

                        (A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Revolving Lenders have approved such expiry date; or

                        (B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Lenders have approved such expiry date.

                  (iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

                        (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                        (B) except as otherwise agreed by the Senior Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $50,000;

                        (C) such Letter of Credit is denominated in a currency other than Dollars; or

                        (D) a default of any Senior Lender's obligations to fund under Section 2.03(c) exists or any Senior Lender is at such time a Defaulting Senior Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the Borrowers to eliminate the L/C Issuer's risk with respect to such Senior Lender.

                  (iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

                  (v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

                  (vi) The L/C Issuer shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Senior Administrative Agent in
      Article X with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term "Senior Administrative Agent" as used in Article X included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

            (b) Procedures for Issuance and Amendment of Letters of Credit; Auto Extension Letters of Credit.

                  (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Loan Party Representative delivered to the L/C Issuer (with a copy to the Senior Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Loan Party Representative on behalf of the Applicable Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Senior Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer the following: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the Applicable Borrower for the account of which such Letter of Credit is to be issued; and (H) such other matters as the L/C Issuer may reasonably require. If the Loan Party Representative fails to specify the Applicable Borrower for the account of which any Letter of Credit is requested, such Letter of Credit shall be deemed to have been requested for the account of Enterprises. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer the following: (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and
      (D) such other matters as the L/C Issuer may reasonably require.

                  (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Senior Administrative Agent (by telephone or in writing) that the Senior Administrative Agent has received a copy of such Letter of Credit Application from the Loan Party Representative and, if not, the L/C Issuer will provide the Senior Administrative Agent with a copy thereof. Unless the L/C Issuer has received written confirmation from any Revolving Lender, the Senior Administrative Agent or any Loan Party, at least one Business Day prior to that the requested issuance or amendment of the applicable Letter of Credit, that one or more of the applicable conditions contained in Article IV shall not have been satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Applicable Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Lender's Applicable Percentage times the amount of such Letter of Credit.

                  (iii) If the Loan Party Representative so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an "Auto-Extension Letter of Credit"); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Non-Extension Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, no Borrower nor the Loan Party Representative shall be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Senior Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Senior Administrative Agent, any Revolving Lender or the Loan Party Representative that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

                  (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Loan Party Representative and the Senior Administrative Agent a true and complete copy of such Letter of Credit or amendment.

                  (v) If the Loan Party Representative so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an "Auto-Reinstatement Letter of Credit"). Unless otherwise directed by the L/C Issuer, no Borrower nor the Loan Party Representative shall be required to make a specific request to the L/C Issuer to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Revolving Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, each Auto-Reinstatement Letter of Credit shall permit the L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a period of time (which shall not be less than 10 days) after such drawing (the "Non-Reinstatement Deadline"), and the L/C Issuer shall not permit such reinstatement if (A) it has received a notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Reinstatement Deadline (1) from the Senior Administrative Agent that the Required Revolving Lenders have elected not to permit such reinstatement or (2) from the Senior Administrative Agent, any Revolving Lender or the Loan Party Representative that one or more of the applicable conditions specified in Section 4.02 is not then satisfied (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each case, directing the L/C Issuer not to permit such reinstatement or
      (B) it has not been reimbursed for such drawing prior to the Non-Reinstatement Deadline.

            (c)   Drawings and Reimbursements; Funding of Participations.

                  (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Loan Party Representative and the Senior Administrative Agent thereof and shall state the date payment shall be made by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"). Not later than 11:00 a.m. on (A) the Honor Date, if either (1) an Event of Default has occurred and is continuing, or (2) no Event of Default has then occurred and is continuing, and the Loan Party Representative has received such notice no later than the Business Day prior to the Honor Date, or (B) otherwise, on the Business Day after the Loan Party Representative receives such notice, the Borrowers shall reimburse the L/C Issuer through the Senior Administrative Agent in an amount equal to the amount of such drawing. If the Borrowers fail to so reimburse the L/C Issuer by such time, the Senior Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing on the applicable Letter of Credit (the "Unreimbursed Amount"), and the amount of such Revolving Lender's Applicable Percentage thereof. In such event, the Applicable Borrower shall be deemed to have requested a Revolving Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and

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

      multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Senior Loan Notice). Any notice given by the L/C Issuer or the Senior Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (ii)  Each Revolving Lender shall upon any notice pursuant to
      Section 2.03(c)(i) make funds available to the Senior Administrative Agent for the account of the L/C Issuer at the Senior Administrative Agent's Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Senior Administrative Agent (if such notice is delivered not later than 11:00 a.m. on such Business Day, otherwise on the next Business
      Day), whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Applicable Borrower in such amount. The Senior Administrative Agent shall remit the funds so received to the L/C Issuer.

                  (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Applicable Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Lender's payment to the Senior Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 2.03.

                  (iv) Until each Revolving Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Lender's Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

                  (v) Each Revolving Lender's obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the L/C Issuer, the Senior Administrative Agent, any Loan Party or any other Person for any reason whatsoever, (B) in the case of L/C Advances only, the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender's obligation to make Revolving Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section
      4.02 (other than delivery by the Loan Party Representative of a Senior
      Loan

      Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

                  (vi) If any Revolving Lender fails to make available to the Senior Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Revolving Lender (acting through the Senior Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation. A certificate of the L/C Issuer submitted to any Revolving Lender (through the Senior Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

            (d)   Repayment of Participations.

                  (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender such Revolving Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Senior Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Senior Administrative Agent), the Senior Administrative Agent will distribute to such Revolving Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender's L/C Advance was outstanding) in the same funds as those received by the Senior Administrative Agent.

                  (ii) If any payment received by the Senior Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in
      Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Lender shall pay to the Senior Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Senior Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Revolving Lenders under this clause shall survive the payment in full of the Senior Obligations and the termination of this Agreement.

            (e) Obligations Absolute. The obligation of the Borrowers to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

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

                  (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                  (ii) the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                  (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                  (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

                  (v) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to the departure from any Guarantee, for all or any of the Senior Obligations of the Borrowers in respect of any Letter of Credit; or

                  (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrowers.

      The Loan Party Representative shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it, and, in the event of any claim of noncompliance with the Loan Party Representative's instructions or other irregularity, the Loan Party Representative will promptly (but in any case no later than one Business Day after delivery thereof) notify the L/C Issuer. The Loan Party Representative shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

            (f) Role of L/C Issuer. Each Revolving Lender and the Loan Parties agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Senior Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Revolving

Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Required Revolving Lenders, as applicable, (ii) any action taken or omitted in the absence of gross negligence or willful misconduct, or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrowers pursuing such rights and remedies as any of them may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Senior Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Applicable Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Applicable Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Applicable Borrower which such Applicable Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

            (g) Cash Collateral. Upon the request of the Senior Administrative Agent, (A) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or
(B) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding and partially or wholly undrawn, the Borrowers shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. Sections 2.05 and 8.02(b) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section 2.05 and Section 8.02(b), "Cash Collateralize" means to pledge and deposit with or deliver to the Senior Administrative Agent, for the benefit of the L/C Issuer and the Revolving Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Senior Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Revolving Lenders). Derivatives of such term have corresponding meanings. The Borrowers hereby grant to the Senior Administrative Agent, for the benefit of the L/C Issuer and the Revolving Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. Subject to the requirements of the Intercreditor Agreement, Cash Collateral shall be released as directed by the Loan Party Representative on the Senior Termination Date for all Loan Parties (or any earlier date prior to the Letter of Credit Expiration Date as the Senior Administrative Agent shall have determined that all L/C Borrowings have been refinanced as Borrowings hereunder and no Default or Event of Default shall have occurred and be continuing).

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

            (h) Applicability of ISP. Unless otherwise expressly agreed by the L/C Issuer and the Loan Party Representative when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit.

            (i) Letter of Credit Fees. The Borrowers shall pay to the Senior Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Percentage a Letter of Credit fee (the "Letter of Credit Fee") for each Letter of Credit equal to the Applicable Rate for Eurodollar Rate Revolving Loans times the daily maximum amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Such Letter of Credit Fees shall be
(i) computed on a quarterly basis in arrears and (ii) due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary, contained herein upon the request of the Required Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

            (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrowers shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum equal to 0.25%, computed on the actual daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit) and on a quarterly basis in arrears, and due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrowers shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges in effect on the date of issuance or request for amendment of a Letter of Credit, as the case may be, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

            (k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

            (l) Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder for the account of the Applicable Borrower is in support of any obligations of, or otherwise will benefit, a Restricted Subsidiary, the Applicable Borrowers shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. Each Borrower hereby acknowledges that the issuance of

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

Letters of Credit for the benefit of Restricted Subsidiaries inures to the benefit of the Borrowers, and that the Borrowers' businesses derive substantial benefits from the businesses of such Restricted Subsidiaries.

      SECTION 2.04 SWING LINE LOANS.

            (a) The Swing Line. The Loan Party Representative may request on behalf of any Applicable Borrower that the Swing Line Lender make, and subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Revolving Lenders set forth in this Section
2.04 may, if in its sole discretion it elects to do so, make loans (each such loan, a "Swing Line Loan") to each Applicable Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving Loans and L/C Obligations of the Revolving Lender acting as Swing Line Lender, may exceed the amount of such Revolving Lender's Revolving Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Outstandings shall not exceed the Revolving Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender, plus such Revolving Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Lender's Revolving Commitment, and provided further, that the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Lender's Applicable Percentage times the amount of such Swing Line Loan.

            (b) Borrowing Procedures. Each Swing Line Borrowing may be made upon the Loan Party Representative's irrevocable notice to the Swing Line Lender and the Senior Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Senior Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 or a whole multiple of $100,000 in excess thereof, (ii) the requested borrowing date, which shall be a Business Day and (iii) the Applicable Borrower for which such Swing Line Borrowing is requested. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Senior Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Loan Party Representative. If the Loan Party Representative fails to specify the Applicable Borrower for which any Swing Line Borrowing is requested, such Swing Line Borrowing shall be deemed to be requested for the account of Enterprises. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Senior Administrative Agent (by telephone or in writing) that the Senior Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Senior

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

Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Senior Administrative Agent (including at the request of any Revolving Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in
Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender may, if in its sole discretion it elects to do so, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Applicable Borrower at its office by crediting the Borrowers' Account or any account of the Applicable Borrower designated on the books of the Swing Line Lender in immediately available funds.

            (c)   Refinancing of Swing Line Loans.

                  (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Applicable Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Lender make a Base Rate Revolving Loan in an amount equal to such Revolving Lender's Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Senior Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Commitments and the conditions set forth in
      Section 4.02. The Swing Line Lender shall furnish the Loan Party Representative with a copy of the applicable Senior Loan Notice promptly after delivering such notice to the Senior Administrative Agent. Each Revolving Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Senior Loan Notice available to the Senior Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Senior Administrative Agent's Office not later than 1:00 p.m. on the day specified in such Senior Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Revolving Loan to the Applicable Borrower in such amount. The Senior Administrative Agent shall remit the funds so received to the Swing Line Lender.

                  (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Revolving Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Lender's payment to the Senior Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

                  (iii) If any Revolving Lender fails to make available to the Senior Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section

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

      2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Revolving Lender (acting through the Senior Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation. A certificate of the Swing Line Lender submitted to any Revolving Lender (through the Senior Administrative Agent) with respect to any amounts owing under this Section 2.04(c)(iii) shall be conclusive absent manifest error.

                  (iv) Each Revolving Lender's obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swing Line Lender, any Loan Party or any other Person for any reason whatsoever, (B) in the case of funding risk participations in Swing Line Loans only, the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender's obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.

            (d)   Repayment of Participations.

                  (i) At any time after any Revolving Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender's risk participation was funded) in the same funds as those received by the Swing Line Lender.

                  (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Senior Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Senior Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Senior Lenders under this clause shall survive the payment in full of the Senior Obligations and the termination of this Agreement.

                  (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Loan Party Representative for interest payable by the Borrowers

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

on the Swing Line Loans. Until each Revolving Lender funds its Base Rate Revolving Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Lender's Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

                  (f) Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

      SECTION 2.05 PREPAYMENTS.

                  (a)   Voluntary Prepayments.

                        (i)   Revolving Loans and Term Loans.

                              (A) The Borrowers may upon notice by the Loan Party Representative to the Senior Administrative Agent, at any time or from time to time, voluntarily prepay Revolving Loans or any Tranche of the Term Loans in whole or in part without premium or penalty (except as provided in Subsection
                  (C) of this Section 2.05(a)(i) and Section 3.05); provided that (1) such notice must be received by the Senior Administrative Agent not later than 11:00 a.m. (x) three Business Days prior to any date of prepayment of Eurodollar Rate Loans or RTFC Fixed Rate Loans and (y) on the date of prepayment of Base Rate Loans or RTFC Variable Rate Loans, (2) any prepayment of Eurodollar Rate Loans or RTFC Fixed Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof, and (3) any prepayment of Base Rate Loans or RTFC Variable Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment, whether the Senior Loan to be prepaid is a Revolving Loan, a Tranche B Term Loan, a Tranche C Term Loan and/or a Tranche D Term Loan and the Type(s) of Senior Loans to be prepaid and each such notice shall be consistent with the other requirements of this Section 2.05(a)(i).

                              (B)   The Senior Administrative Agent will
                  promptly notify each applicable Senior Lender of its receipt of each such notice, and of the amount of such Senior Lender's Applicable Percentage of such prepayment. If such notice is given by the Loan Party Representative, the Borrowers shall irrevocably make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

                              (C) (1) Any prepayment of a Eurodollar Rate Loan or RTFC Fixed Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.

                                    (2)   Any prepayment of Tranche B Term Loans
                        pursuant to this Section 2.05(a) made on or prior to the first anniversary of

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                        the Closing Date with the proceeds of any Repricing
                        Transaction (as defined below) shall be accompanied by a prepayment fee equal to 1.00% of the principal amount prepaid; provided, however, that any such prepayment made concurrently with a Qualifying Refinancing (as defined below) may be made without the payment of any such prepayment fee. A "Repricing Transaction" means the incurrence by any Loan Party of any Indebtedness (including, without limitation, any new or additional term loans under this Agreement) that is secured or is broadly marketed or syndicated to banks and other institutional investors in financings similar to the Facilities (a) having an effective interest rate margin or weighted average yield (to be determined by the Senior Administrative Agent consistent with generally accepted financial practice, after giving effect to, among other factors, margins, upfront or similar fees or original issue discount shared with all lenders or holders thereof, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders thereof) that is less than the Applicable Rate for, or weighted average yield (to be determined by the Senior Administrative Agent on the same basis) of, the Tranche B Term Loans, and (ii) the proceeds of which are used to prepay, in whole or in part, principal of the Tranche B Term Loans. A "Qualifying Refinancing" is any refinancing transaction which is consummated concurrently with an IPO Transaction if, immediately after giving effect to the application of the proceeds of such IPO Transaction and such refinancing transaction, both (x) the ratio of the outstanding amount of Consolidated Funded Indebtedness which is then secured by a first priority security interest on any property of a Loan Party to Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended prior to such refinancing shall be equal to or less than 3.25:1 and (y) the Consolidated Total Leverage Ratio shall be equal to or less than 4.75:1.

                                    (3)   Any voluntary prepayment of Tranche C
                        Term Loans and Tranche D Term Loans which are RTFC Variable Rate Loans shall be accompanied by a prepayment fee equal to 0.50% of the principal amount prepaid.

                              (D) Prepayments of Term Loans shall be applied to outstanding Tranche B Term Loans; provided that the Borrowers may elect that prepayments instead be applied ratably to each Tranche of the Term Facility (other than the Tranche D Term Facility). Each such prepayment of Senior Loans under a Facility shall be applied to the Senior Loans of the Senior Lenders under such Facility in accordance with their respective Applicable Percentages. Prepayments of Tranche B Term Loans shall be applied to reduce the then remaining principal installments thereof pursuant to Section 2.07(c) in the order of their maturity.

                              (E) Prepayments may be applied to the Tranche D Term Loans only after (1) the repayment in full of all Tranche B Term Loans and Tranche C

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                  Term Loans, (2) the repayment in full of all Revolving Loans and (3) the termination of the Revolving Commitments.

                              (F) If the Loan Party Representative fails to specify the application of a voluntary prepayment then such prepayment shall be applied (v) first to Revolving Loans, (w) then to Swing Line Loans, (x) then to the Tranche B Term Loans, (y) then to the Tranche C Term Loans and (z) finally, if the Revolving Commitments have then been terminated, to the Tranche D Term Loans.

                              (G)   Unless the Loan Party Representative
                  specifies otherwise, repayments under a Facility will be applied first to Base Rate Loans or RTFC Variable Rate Loans, as applicable, under such facility and then to Eurodollar Rate Loans or RTFC Fixed Rate Loans, as applicable, thereunder.

                        (ii) Swing Line Loans. The Borrowers may upon notice by the Loan Party Representative to the Swing Line Lender (with a copy to the Senior Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Senior Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Loan Party Representative, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

                  (b)   Mandatory Prepayments.

                        (i)   Revolving Commitments. If the Senior
      Administrative Agent notifies the Loan Party Representative at any time that the Total Revolving Outstandings at such time exceed an amount equal to 100% of the Revolving Commitments then in effect, then, within two Business Days after receipt of such notice, the Borrowers shall immediately prepay Revolving Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce such Total Revolving Outstandings as of such date of payment to an amount not to exceed 100% of the Revolving Commitments then in effect; provided, however, that subject to the provisions of Section 2.03(g), the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(i) unless, after the prepayment in full of the Revolving Loans and Swing Line Loans, the Total Revolving Outstandings exceed the Revolving Commitments then in effect.

                        (ii) Dispositions. Immediately upon receipt by any Consolidated Party of aggregate proceeds from Dispositions (other than proceeds of any Disposition permitted in Sections 7.05 (b), (c) and (d) or the proceeds of any other Dispositions to the extent they constitute Reinvestment Funds) in any fiscal year of Holdings in excess of $10,000,000, the Borrowers shall prepay the Senior Loans and/or Cash Collateralize or

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

      pay the L/C Obligations in an aggregate amount equal to 100% of the Net Cash Proceeds of all such Dispositions (including the initial $10,000,000 of such proceeds).

                        (iii) Debt Issuances. Immediately upon receipt by any Consolidated Party of proceeds from any Debt Issuance (other than any Excluded Debt Issuance Proceeds), the Borrowers shall prepay the Senior Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to 100% of the Net Cash Proceeds of such Debt Issuance.

                        (iv) Equity Issuances. Immediately upon receipt by any Consolidated Party of proceeds from any Equity Issuance (other than any Excluded Equity Issuance Proceeds), the Borrowers shall prepay the Senior Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to 50% of the Net Cash Proceeds of such Equity Issuance.

                        (v) Excess Cash Flow. Not later than 100 days after the last day of each fiscal year of Holdings (commencing with the fiscal year ending December 31, 2005), the Borrowers shall prepay the Senior Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to (A) 75% of Excess Cash Flow for the prior fiscal year of Holdings if the Consolidated Total Leverage Ratio as of the end of such prior fiscal year is equal to or greater than 4.0:1.0, or (B) 50% of Excess Cash Flow for the prior fiscal year of Holdings if the Consolidated Total Leverage Ratio as of the end of such prior fiscal year is less than 4.0:1.0, less the amount of any voluntary prepayments of the Term Loans or (to the extent accompanied by a reduction in the Revolving Commitments pursuant to Section 2.06(a)) the Revolving Loans during such prior fiscal year.

                        (vi) Tranche D Term Loans. The Borrowers shall, on each date of receipt of any Net Cash Proceeds by any Consolidated Party in respect of any amortization payments made by RTFC on any SCCs, prepay an aggregate principal amount of the Tranche D Term Loans equal to 100% of the amount of such Net Cash Proceeds.

            (c) Application of Mandatory Prepayments. Each mandatory prepayment made pursuant to Section 2.05(b), except mandatory prepayments made pursuant to Section 2.05(b)(vi), shall be applied as follows:

                        (i)   with respect to all amounts paid pursuant to
      Section 2.05(b)(i), first to Revolving Loans, second to Swing Line Loans, and third to Cash Collateralize L/C Obligations;

                        (ii)  with respect to all amounts paid pursuant to
      Section 2.05(b)(ii), (iii) and (iv), so long as no Event of Default has occurred and is continuing (A) first, subject to Section 2.05(d), pro rata to the Tranche B Term Loans and the Tranche C Term Loans, (B) second, to
      (1) the Revolving Loans (with a corresponding reduction in the Revolving Commitments pursuant to Section

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

      2.06(b)), (2) then to Swing Line Loans (with a corresponding reduction in the Revolving Commitments pursuant to Section 2.06(b)) and (3) then to Cash Collateralize L/C Obligations and (C) third, after the termination of all Revolving Commitments and the repayment in full of all amounts payable with respect to the Revolving Loans, the Tranche B Term Loans and the Tranche C Term Loans, to the Tranche D Term Loans;

                        (iii) with respect to all amounts paid pursuant to
      Section 2.05(b)(v), so long as no Event of Default has occurred and is continuing (A) first, subject to Section 2.05(d), pro rata to the Tranche B Term Loans and any Tranche C Term Loans which are RTFC Variable Rate Loans, (B) second, to (1) the Revolving Loans (with a corresponding reduction in the Revolving Commitments pursuant to Section 2.06(b)), (2) then to Swing Line Loans (with a corresponding reduction in the Revolving Commitments pursuant to Section 2.06(b)) and (3) then to Cash Collateralize L/C Obligations, (C) third, to any Tranche C Term Loans which are RTFC Fixed Rate Loans, and (D) fourth, after the termination of all Revolving Commitments and the repayment in full of all amounts payable with respect to the Revolving Loans, the Tranche B Term Loans and the Tranche C Term Loans, to the Tranche D Term Loans;

                        (iv)  with respect to all amounts paid pursuant to
      Section 2.05(b)(ii), (iii), (iv) and (v) after an Event of Default has occurred and is continuing, (A) first, subject to Section 2.05(d), pro rata to the Tranche B Term Loans, the Tranche C Term Loans and the Revolving Loans (with no corresponding reduction in the Revolving Commitments pursuant to Section 2.06 and assuming for purposes of such pro rata allocation that the Revolving Credit Facility is fully drawn; provided, however, that at such time as all Revolving Loans have been prepaid (including the repayment of all Swing Line Loans and the Cash Collateralization of all L/C Obligations), such prepayments shall be applied, subject to Section 2.05(d), pro rata to the Tranche B Term Loans and the Tranche C Term Loans and (B) second, after the repayment in full of all amounts payable with respect to the Revolving Loans (including the repayment of all Swing Line Loans and the Cash Collateralization of all L/C Obligations), the Tranche B Term Loans and the Tranche C Term Loans, to the Tranche D Term Loans;

                        (v) mandatory prepayments of the Tranche B Term Loans shall be applied to reduce the then remaining principal installments thereof pursuant to Section 2.07(c) on a pro rata basis; and

                        (vi) mandatory prepayments of the Tranche C Term Loans shall be applied to reduce the then remaining principal installments thereof pursuant to Section 2.07(d) on a pro rata basis.

            (d) Tranche C Deferrals. Notwithstanding Section 2.05(c), any Tranche C Term Lender may elect, by notice to the Senior Administrative Agent by telephone (confirmed promptly in writing by telecopy), not later than 2:00 p.m. on the Business Day prior to any mandatory prepayment of its Tranche Term C Loans, so long as any Tranche B Term Loans remain outstanding, to decline all or any portion of any prepayment of its Tranche C Term Loans, in which case such prepayment that would have been applied to prepay its Tranche C Term Loans but was so declined shall be applied to prepay Tranche B Term Loans as provided

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

above (without giving effect to the Tranche C Term Loans of any Tranche C Term Lender that has declined payment pursuant to this Section).

            (e) Funding Losses. Each mandatory prepayment of any Senior Loans made pursuant to this Section shall be subject to Section 3.05.

            (f) Notice. The Loan Party Representative shall give to the Senior Administrative Agent and the Senior Lenders at least three Business Days' prior notice of each and every event or occurrence requiring a prepayment under
Section 2.05(b)(ii), (iii) and (iv), including the amount of Net Cash Proceeds expected to be received therefrom and the expected schedule for receiving such proceeds.

            (g) Applicable Borrowers. Except as may be otherwise agreed in writing by the Loan Party Representative and the Senior Administrative Agent, each prepayment of Senior Loans under a Facility pursuant to this Section 2.05 shall be deemed to reduce on a pro rata basis the outstanding amount of Senior Loans under such Facility made to each Applicable Borrower which has made a Borrowing under such Facility.

      SECTION 2.06 TERMINATION OR REDUCTION OF COMMITMENTS.

            (a) The Loan Party Representative may on behalf of the Borrowers, upon notice to the Senior Administrative Agent, terminate the Revolving Commitments, or from time to time permanently reduce the Revolving Commitments; provided that (i) any such notice shall be received by the Senior Administrative Agent not later than 11:00 a.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Loan Party Representative on behalf of the Borrowers shall not terminate or reduce the Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Revolving Commitments, and (iv) if, after giving effect to any reduction of the Revolving Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Revolving Commitments, such Sublimit shall be automatically reduced by the amount of any such excess. The Senior Administrative Agent will promptly notify the Revolving Lenders of any such notice of termination or reduction of the Revolving Commitments. Any reduction of the Revolving Commitments shall be applied to the Commitment of each Revolving Lender according to its Applicable Percentage. All commitment fees accrued until the effective date of any termination of the Revolving Commitments shall be paid on the effective date of such termination.

            (b) On any date that any Revolving Loans are required to be prepaid, Swing Line Loans are required to be prepaid, and/or the L/C Obligations are required to be paid or Cash Collateralized as a result of a prepayment required by Section 2.05(b) (or would be so required if any Revolving Loans, Swing Line Loans or L/C Obligations were outstanding), the Revolving Commitments shall, except as otherwise provided in Section 2.05(c)(iii), be automatically and permanently reduced by the total amount of such required prepayments and Cash Collateral; provided that, regardless of whether any Revolving Loans, Swing Line Loans or L/C Obligations are outstanding, the Revolving Commitments shall be automatically and permanently reduced in the amounts and under the conditions and times specified in Section 2.05(c)(ii). The Senior

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

Administrative Agent will promptly notify the Revolving Lenders of any such reduction of the Revolving Commitments. Any reduction of the Revolving Commitments shall be applied to the Revolving Commitment of each Revolving Lender according to its Applicable Percentage. The Revolving Commitments shall terminate on the Maturity Date.

            (c) The Commitments to make Tranche B Term Loans shall be automatically and permanently reduced to $0 on the Closing Date after giving effect to the Tranche B Term Borrowings on the Closing Date.

            (d) The Commitments to make Tranche C Term Loans shall be automatically and permanently reduced to $0 on the Closing Date after giving effect to the Tranche C Term Borrowings on the Closing Date.

            (e) The Commitments to make Tranche D Term Loans shall be automatically and permanently reduced to $0 on the Closing Date after giving effect to the Tranche D Term Borrowings on the Closing Date.

      SECTION 2.07 REPAYMENT OF SENIOR LOANS. (a) The Borrowers shall repay to the Revolving Lenders on the Maturity Date the Outstanding Amount of Revolving Loans on such date.

            (b) The Borrowers shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Senior Loan is made and
(ii) the Maturity Date.

            (c) The Borrowers shall repay to the Tranche B Term Lenders (i) on the last Business Day of each March, June, September and December prior to the Maturity Date, an aggregate principal amount of the outstanding Tranche B Term Loans equal to 0.25% of the aggregate principal amount of Tranche B Term Loans outstanding on the Closing Date after giving effect to any Tranche B Term Borrowing (which amount will be reduced as a result of the application of prepayments in accordance with Section 2.05) and (ii) on the Maturity Date, the Outstanding Amount of Tranche B Term Loans on such date.

            (d) The Borrowers shall repay to the Tranche C Term Lenders (i) on the last Business Day of each March, June, September and December prior to the Maturity Date, an aggregate principal amount of the outstanding Tranche C Term Loans equal to 0.25% of the aggregate principal amount of Tranche C Term Loans outstanding on the Closing Date after giving effect to any Tranche C Term Borrowing (which amount will be reduced as a result of the application of prepayments in accordance with Section 2.05) and (ii) on the Maturity Date the Outstanding Amount of Tranche C Term Loans on such date.

            (e) The Borrowers shall repay to the Tranche D Term Lenders on the Maturity Date the Outstanding Amount of Tranche D Term Loans on such date.

      SECTION 2.08 INTEREST.

            (a) Revolving Loans and Tranche B Term Loans may be outstanding as Base Rate Loans or Eurodollar Rate Loans. Tranche C Term Loans and Tranche D Term Loans may be outstanding as RTFC Variable Rate Loans or RTFC Fixed Rate Loans. Subject to the

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

provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; (iii) each RTFC Variable Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the RTFC Variable Rate,
(iv) each RTFC Fixed Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the RTFC Fixed Rate for such Interest Period and (v) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

            (b) (i) If any amount of principal of any Senior Loan is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount thereafter shall bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

                  (ii) If any amount (other than principal of any Senior Loan) payable by any Loan Party under any Senior Loan Document is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at the Default Rate to the fullest extent permitted by applicable Law.

                  (iii) Upon the request of the Required Lenders, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Senior Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

                  (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

            (c) Interest on each Senior Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment and before and after the commencement of any proceeding under any Debtor Relief Law.

      SECTION 2.09 FEES. In addition to certain fees described in subsections
(i) and (j) of Section 2.03:

            (a) Commitment Fee. The Borrowers shall pay to the Senior Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Percentage, a commitment fee (the "Commitment Fee") equal to 0.50% times the actual daily amount by which the Revolving Commitments exceed the sum of (i) the Outstanding Amount of Revolving Loans and (ii) the Outstanding Amount of L/C Obligations; provided that for the purposes of calculating the Commitment Fee, Swing Line Loans will not be deemed to be utilized. The Commitment Fee shall accrue at all times during the Availability Period, including at any time

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during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The Commitment Fee shall be calculated quarterly in arrears. Notwithstanding anything to the contrary herein, no Commitment Fee shall accrue on any of the Revolving Commitments of a Defaulting Senior Lender so long as such Revolving Lender shall be a Defaulting Senior Lender.

            (b) Other Fees. The Borrowers shall pay to the Senior Arrangers and the Senior Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Commitment Letter and the Fee Letter. The Borrowers shall pay to the Senior Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.

      SECTION 2.10 COMPUTATION OF INTEREST AND FEES. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" and for RTFC Variable Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Senior Loan for the day on which the Senior Loan is made, and shall not accrue on a Senior Loan, or any portion thereof, for the day on which the Senior Loan or such portion is paid; provided that any Senior Loan that is repaid on the same day on which it is made shall, subject to
Section 2.12(a), bear interest for one day. Each determination by the Senior Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

      SECTION 2.11 EVIDENCE OF DEBT.

            (a) The Credit Extensions made by each Senior Lender shall be evidenced by one or more accounts or records maintained by such Senior Lender and by the Senior Administrative Agent in the ordinary course of business. The accounts or records maintained by the Senior Administrative Agent and each Senior Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Senior Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligations of the Borrowers hereunder to pay any amount owing with respect to the Senior Obligations. In the event of any conflict between the accounts and records maintained by any Senior Lender and the accounts and records of the Senior Administrative Agent in respect of such matters, the accounts and records of the Senior Administrative Agent shall control in the absence of manifest error. Upon the request of any Senior Lender made through the Senior Administrative Agent, the Borrowers shall execute and deliver to such Senior Lender (through the Senior Administrative Agent) a Note, which shall evidence such Senior Lender's Senior Loans in addition to such accounts or records. Each Senior Lender may attach schedules to its Note and endorse thereon the date, Type, amount and maturity of its Senior Loans and payments with respect thereto.

            (b) In addition to the accounts and records referred to in subsection (a) above, each Senior Lender and the Senior Administrative Agent shall maintain in accordance with their

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

usual practice accounts or records evidencing the purchases and sales of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Senior Administrative Agent and the accounts and records of any Senior Lender in respect of such matters, the accounts and records of the Senior Administrative Agent shall control in the absence of manifest error.

            (c) Entries made in good faith by the Senior Administrative Agent in the Register pursuant to subsections (a) and (b) above, and by each Senior Lender in its accounts pursuant to subsections (a) and (b) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrowers to, in the case of the Register each Senior Lender and, in the case of such account or accounts, such Senior Lender, under this Agreement and the other Senior Loan Documents, absent manifest error; provided that the failure of the Senior Administrative Agent or such Senior Lender to make any entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrowers under this Agreement and the other Senior Loan Documents.

      SECTION 2.12 PAYMENTS GENERALLY.

            (a) General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Senior Administrative Agent, for the account of the respective Senior Lenders to which such payment is owed, at the Senior Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Senior Administrative Agent will promptly distribute to each Senior Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Senior Lender's Lending Office. All payments received by the Senior Administrative Agent after 2:00 p.m. shall, solely for the purpose of the calculation of interest and fees, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

            (b) Funding by Senior Lenders; Presumption by Senior Administrative Agent. Unless the Senior Administrative Agent shall have received notice from a Senior Lender prior to the proposed date of any Borrowing that such Senior Lender will not make available to the Senior Administrative Agent such Senior Lender's share of such Borrowing, the Senior Administrative Agent may assume that such Senior Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Applicable Borrower a corresponding amount. In such event, if a Senior Lender has not in fact made its share of the Applicable Borrowing available to the Senior Administrative Agent, then the applicable Senior Lender and the Borrowers severally agree to pay to the Senior Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Applicable Borrower to but excluding the date of payment to the Senior Administrative Agent, at (A) in the case of a payment to be made by such Senior Lender, the greater of the Federal Funds Rate and a rate determined by the Senior Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a

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payment to be made by the Applicable Borrower, the interest rate applicable to
Base Rate Loans. If the Applicable Borrower and such Senior Lender shall pay such interest to the Senior Administrative Agent for the same or an overlapping period, the Senior Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Senior Lender pays its share of the applicable Borrowing to the Senior Administrative Agent, then the amount so paid shall constitute such Senior Lender's Loan included in such Borrowing. Any payment by the Applicable Borrower shall be without prejudice to any claim such Borrower may have against a Senior Lender that shall have failed to make such payment to the Senior Administrative Agent.

            (c) Payments by Borrowers; Presumptions by Senior Administrative Agent. Unless the Senior Administrative Agent shall have received notice from the Loan Party Representative prior to the date on which any payment is due to the Senior Administrative Agent for the account of the Senior Lenders or the L/C Issuer hereunder that the Borrowers will not make such payment, the Senior Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Senior Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Senior Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Senior Administrative Agent forthwith on demand the amount so distributed to such Senior Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Senior Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Senior Administrative Agent in accordance with banking industry rules on interbank compensation.

      A notice of the Senior Administrative Agent to any Senior Lender or the Loan Party Representative with respect to any amount owing under this subsection
(c) shall be conclusive, absent manifest error.

            (d) Failure to Satisfy Conditions Precedent. If any Senior Lender makes available to the Senior Administrative Agent funds for any Senior Loan to be made by such Senior Lender as provided in the foregoing provisions of this
Article II, and such funds are not made available to the Borrowers or the Loan Party Representative by the Senior Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Senior Administrative Agent shall promptly return such funds (in like funds as received from such Senior Lender) to such Senior Lender, without interest.

            (e) Obligations of Senior Lenders Several. The obligations of the Senior Lenders hereunder to make Senior Loans, to fund participations in Letters of Credit and Swing Line Loans and the obligations of the Senior Lenders to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Senior Lender to make any Senior Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Senior Lender of its corresponding obligation to do so on such date, and no Senior Lender shall be responsible for the failure of any other Senior Lender to so make its Senior Loan, to purchase its participation or to make its payment under Section 11.04(c).

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            (f)   Funding Source. Nothing herein shall be deemed to obligate any
Senior Lender to obtain the funds for any Senior Loan in any particular place or manner or to constitute a representation by any Senior Lender that it has obtained or will obtain the funds for any Senior Loan in any particular place or manner.

      SECTION 2.13 SHARING OF PAYMENTS BY SENIOR LENDERS. If any Senior Lender shall, by exercising any right of setoff or counterclaim or otherwise (except as specifically provided in the last paragraph of Section 8.03), obtain payment in respect of any principal of or interest on any of the Senior Loans made by it under any Facility, or in the case of any Revolving Lender, the participations in L/C Obligations or in Swing Line Loans held by it, resulting in such Senior Lender's receiving payment of a proportion of the aggregate amount of such Senior Loans or participations and accrued interest thereon greater than its Applicable Percentage thereof as provided herein, then the Senior Lender receiving such greater proportion shall (a) notify the Senior Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Senior Loans under such Facility and in the case of any Revolving Lender, subparticipations in L/C Obligations and Swing Line Loans of the other Revolving Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Senior Lenders under such Facility ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Senior Loans under such Facility and other amounts owing them; provided that:

                  (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

                  (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Senior Lender as consideration for the assignment of or sale of a participation in any of its Senior Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to a Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

      Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Senior Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Senior Lender were a direct creditor of such Loan Party in the amount of such participation.

      SECTION 2.14 EXISTING CREDIT AGREEMENTS. (a) Effective on the Closing Date, (i) the Existing Credit Agreements shall be amended and (for the mutual convenience of the parties and not as a novation) restated in their entirety as provided in this Agreement, (ii) any outstanding Advances (as defined under the Existing Credit Agreements) after giving effect to any prepayments thereof on the Closing Date shall be deemed to be outstanding Senior Loans under this Agreement as provided in Section 2.14(b), (iii) any outstanding Letters of Credit (as defined under the Existing Credit Agreements) shall be deemed to be outstanding Letters of Credit under

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this Agreement, (iv) all outstanding obligations under the Existing Credit
Agreements, as so amended and restated under this Agreement, shall continue to be secured pursuant to each of the Collateral Documents (as defined in the Existing Credit Agreements), (v) each such existing Collateral Document shall be amended and (for the mutual convenience of the parties and not as a novation) restated in its entirety or amended and supplemented pursuant to the applicable Senior Collateral Documents hereunder, and all Liens granted pursuant to the existing Collateral Documents shall continue in full force and effect under the Senior Collateral Documents, and (vi) all Secured Swap Contracts secured pursuant to such existing Collateral Documents shall continue to be Secured Swap Contracts for all purposes of this Agreement and the other Senior Loan Documents.

            (b) Effective on the Closing Date, the Obligations (as defined under each of the Existing Credit Agreements) which remain outstanding after giving effect to any prepayments thereof on such date will be restated and continued under this Agreement as follows: (i) any such outstanding Revolving Credit Advances, Term A Advances and Term B Advances (as such terms are defined in either of the Existing Credit Agreements) of any lender under either Existing Credit Agreement which has requested such treatment for such Advances by written notice to the Senior Administrative Agent pursuant to a Conversion Notice will be restated as Tranche B Term Loans of such Senior Lender as provided in Section 2.01(a)(iii); (ii) any such outstanding Term C Advances (as such term is defined in the Existing Valor Credit Agreement) held by a Tranche C Term Lender hereunder, will be continued as Tranche C Term Loans of such Senior Lender in a like amount hereunder; and (c) any such outstanding Term D Advances (as such term is defined in the Existing Valor Credit Agreement) held by a Tranche D Term Lender hereunder will be continued as Tranche D Term Loans of such Senior Lender in a like amount hereunder. All such Senior Loans deemed outstanding hereunder on the Closing Date will be deemed to be Senior Loans of the Applicable Borrower to which the Advances (as such term is defined in each Existing Credit Agreement) refinanced had previously been outstanding.

                                  ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

      SECTION 3.01 TAXES.

            (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Senior Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if any Borrower shall be required by any Laws to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Senior Administrative Agent, Senior Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law; provided, further that in respect of any such deduction from a payment in respect of an Senior Obligation by any Borrower to any Senior Lender, with the prior written consent of such Senior Lender (in the sole discretion of

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such Senior Lender), such Loan Party may pay the full amount so deducted as specifically agreed with such Senior Lender (in lieu of paying the relevant Governmental Authority as provided in clause (iii) above) pending the resolution of any contest of any Indemnified Taxes or Other Taxes in respect of such payment as provided in any such written agreement between such Loan Party and such Senior Lender; and provided, further, that no such agreement with any Senior Lender shall release or otherwise modify the obligations of the Loan Parties hereunder to any other Senior Lender, the Senior Administrative Agent or the L/C Issuer.

            (b) Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

            (c) Indemnification by the Borrowers. The Borrowers shall indemnify the Senior Administrative Agent, each Senior Lender and the L/C Issuer, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Senior Administrative Agent, such Senior Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability (which shall include a statement setting forth in reasonable detail the basis and calculation of any such payment or liability) delivered to the Loan Party Representative by a Senior Lender or the L/C Issuer (with a copy to the Senior Administrative Agent), or by the Senior Administrative Agent on its own behalf or on behalf of a Senior Lender or the L/C Issuer, shall be conclusive absent manifest error.

            (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Senior Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment (to the extent such a receipt is issued therefor), a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Senior Administrative Agent.

            (e) Status of Senior Lenders. Any Foreign Lender that is entitled to an exemption from withholding tax under the Law of the jurisdiction in which the Borrowers are residents for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Senior Loan Document shall deliver to the Loan Party Representative (with a copy to the Senior Administrative Agent), at the time or times prescribed by applicable Law or reasonably requested by the Loan Party Representative or the Senior Administrative Agent, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding. In addition, any Senior Lender, if requested by the Loan Party Representative or the Senior Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Loan Party Representative or the Senior Administrative Agent as will enable the Loan Party Representative or the Senior Administrative Agent to determine whether or not such Senior Lender is subject to backup withholding or information reporting requirements.

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      Without limiting the generality of the foregoing, any Foreign Lender and any Senior Lender which is a Non-Corporate Domestic Lender shall deliver to the Loan Party Representative and the Senior Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Senior Lender becomes a Senior Lender under this Agreement (and from time to time thereafter upon the request of the Loan Party Representative or the Senior Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

                        (i)   in the case of a Foreign Lender,

                              (A) duly completed copies of Internal Revenue Service Form W-8BEN or W-8IMY, as appropriate (or any successor form), claiming eligibility for benefits of an income tax treaty to which the United States is a party and certifying that such Senior Lender is entitled thereunder to a zero (0) rate of United States withholding tax in payments made pursuant to the Senior Loan Documents,

                              (B) duly completed copies of Internal Revenue Service Form W-8ECI (or any successor form),

                              (C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (I) a "bank" within the meaning of
                  Section 881(c)(3)(A) of the Code, (II) a "ten percent shareholder" within the meaning of Section 881(c)(3)(B) of the Code of any Borrower, or (III) a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code and
                  (y) duly completed copies of Internal Revenue Service Form W-8BEN, or Form W-81MY, as applicable (or any successor form), certifying that such Senior Lender is exempt from United States withholding tax on payments made pursuant to the Senior Loan Documents, or

                              (D) any other form prescribed by applicable Law as a basis for claiming exemption from United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrowers to determine the withholding or deduction required to be made; and

                        (ii) in the case of a Non-Corporate Domestic Lender, a duly completed Internal Revenue Service Form W-9 (or any successor form).

      Each Senior Lender which has delivered any of the forms described above as provided in this Section 3.01(e) shall deliver to the Loan Party Representative (with a copy to the Senior Administrative Agent) to the extent it is legally entitled to do so such new forms prescribed by the IRS upon expiration or obsolescence of any such previously delivered forms or after the occurrence of an event requiring a change in the most recent such forms delivered by such Senior Lender hereunder, in each case, not later than 30 days following the earlier of the date such Senior Lender first becomes aware of the need to deliver such new form and the date of any

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request for such new form from the Loan Party Representative. Each such Senior
Lender shall also provide written notice to the Loan Party Representative (with a copy to the Senior Administrative Agent) not later than 30 days after the date on which it determines that it is no longer in a position to deliver any such previously delivered form.

            (f) Treatment of Certain Refunds. If the Senior Administrative Agent, any Senior Lender or the L/C Issuer determines, in its sole reasonable discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section (whether by way of direct payment or by offset), within 45 days of such determination it shall pay to the Loan Party Representative an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Senior Administrative Agent, such Senior Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrowers, upon the request of the Senior Administrative Agent, such Senior Lender or the L/C Issuer to the Loan Party Representative, agrees to repay the amount paid over to the Loan Party Representative (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Senior Administrative Agent, such Senior Lender or the L/C Issuer in the event the Senior Administrative Agent, such Senior Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Senior Administrative Agent, any Senior Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Loan Party Representative, any Loan Party or any other Person.

      SECTION 3.02 ILLEGALITY. If any Senior Lender determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Senior Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or any Governmental Authority has imposed material restrictions on the authority of such Senior Lender to purchase or sell, or to take deposits of Dollars in the London interbank market, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Senior Lender to the Loan Party Representative through the Senior Administrative Agent, any obligation of such Senior Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Senior Lender notifies the Senior Administrative Agent and the Loan Party Representative that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall, upon demand from such Senior Lender (with a copy to the Senior Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Senior Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Senior Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Senior Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted. At such time as any such Senior Lender determines that the circumstances giving rise to such determination no longer exist, it shall so notify the Senior Administrative Agent and the Loan Party Representative.

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      SECTION 3.03 INABILITY TO DETERMINE RATES. If the Required Lenders
determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or (c) that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Senior Lenders of funding such Senior Loan, the Senior Administrative Agent will promptly so notify the Loan Party Representative and each Senior Lender. Thereafter, the obligation of the Senior Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Senior Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Loan Party Representative may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans, and if it does not revoke such request, it will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein. At the request of the Loan Party Representative, the Senior Administrative Agent shall ask the Required Lenders whether the circumstances giving rise to such determination no longer exist and they are able to give any such revocation instruction.

      SECTION 3.04 INCREASED COSTS.

            (a)   Increased Costs Generally. If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Senior Lender (except any reserve requirement reflected in the Eurodollar Rate) or the L/C Issuer;

                  (ii) subject any Senior Lender or the L/C Issuer to any Tax with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Senior Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section
      3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Senior Lender or the L/C Issuer); or

                  (iii) impose on any Senior Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Senior Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Senior Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Senior Loan), or to increase the cost to such Senior Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Senior Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount), then, upon request of such Senior Lender or the L/C Issuer, the Borrowers will pay to such

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Senior Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Senior Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

            (b) Capital Requirements. If any Senior Lender or the L/C Issuer determines that any Change in Law affecting such Senior Lender or the L/C Issuer or any Lending Office of such Senior Lender or such Senior Lender's or the L/C Issuer's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Senior Lender's or the L/C Issuer's capital or on the capital of such Senior Lender's or the L/C Issuer's holding company, if any, as a consequence of this Agreement, the Commitments of such Senior Lender or the Senior Loans made by, or participations in Letters of Credit held by, such Senior Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Senior Lender or the L/C Issuer or such Senior Lender's or the L/C Issuer's holding company could have achieved but for such Change in Law (taking into consideration such Senior Lender's or the L/C Issuer's policies and the policies of such Senior Lender's or the L/C Issuer's holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Senior Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Senior Lender or the L/C Issuer or such Senior Lender's or the L/C Issuer's holding company for any such reduction suffered.

            (c) Certificates for Reimbursement. A certificate of a Senior Lender or the L/C Issuer setting forth in reasonable detail the calculation of the amount or amounts necessary to compensate such Senior Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection
(a) or (b) of this Section and delivered to the Loan Party Representative shall be conclusive absent manifest error. The Borrowers shall pay such Senior Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

            (d) Delay in Requests. Failure or delay on the part of any Senior Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Senior Lender's or the L/C Issuer's right to demand such compensation; provided that the Borrowers shall not be required to compensate a Senior Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Senior Lender or the L/C Issuer, as the case may be, notifies the Loan Party Representative of the Change in Law giving rise to such increased costs or reductions and of such Senior Lender's or the L/C Issuer's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

      SECTION 3.05 FUNDING LOSSES. (a) Upon demand of any Senior Lender (with a copy to the Senior Administrative Agent) from time to time, the Borrowers shall promptly compensate such Senior Lender for and hold such Senior Lender harmless from any loss, cost or expense incurred by it as a result of:

                  (i) any continuation, conversion, payment or prepayment of any Senior Loan (other than a Base Rate Loan or a RTFC Variable Rate Loan) on a day other

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      than the last day of the Interest Period for such Senior Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

                  (ii) any failure by the Borrowers (for a reason other than the failure of such Senior Lender to make a Senior Loan) to prepay, borrow, continue or convert any Senior Loan (other than a Base Rate Loan or a RTFC Variable Rate Loan) on the date or in the amount notified by the Loan Party Representative; or

                  (iii) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefore as a result of a request by Holdings pursuant to Section 11.13.

            (b) In the case of any such Eurodollar Rate Loan, any such loss, cost or expense will include any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Senior Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by such Senior Lender in connection with the foregoing. For purposes of calculating amounts payable by the Borrowers to the Senior Lenders under this Section 3.05 in respect of Eurodollar Rate Loans, each Senior Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Senior Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

            (c) In the case of any such RTFC Fixed Rate Loan voluntarily prepaid pursuant to Section 2.05(a) or mandatorily prepaid pursuant to Section 2.05(b)(ii), (iii), (iv), (v) or (vi), such loss, cost and expense shall be deemed to be equal to the applicable RTFC Make Whole Premium.

      SECTION 3.06 MITIGATION OBLIGATIONS; REPLACEMENT OF SENIOR LENDERS.

            (a) Designation of a Different Lending Office. If any Senior Lender requests compensation under Section 3.04, or a Borrower is required to pay any additional amount or indemnification to any Senior Lender or any Governmental Authority for the account of any Senior Lender pursuant to Section 3.01, or if any Senior Lender gives a notice pursuant to Section 3.02, then such Senior Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Senior Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Senior Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to
Section 3.02, as applicable, and (ii) in each case, would not subject such Senior Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Senior Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Senior Lender in connection with any such designation or assignment.

            (b) Replacement of Senior Lenders. If any Revolving Lender or Tranche B Term Lender requests compensation under Section 3.04, or submits a notice pursuant to Section

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3.02 with respect to circumstances that do not affect the other Senior Lenders hereunder, or if a Borrower is required to pay any additional amount or indemnification to any Senior Lender or any Governmental Authority for the account of any Senior Lender pursuant to Section 3.01, the Borrowers may replace such Senior Lender in accordance with Section 11.13.

      SECTION 3.07 MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION. A certificate of the Senior Administrative Agent or any Senior Lender claiming compensation under this Article III and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Senior Administrative Agent or such Senior Lender may use any reasonable averaging and attribution methods.

      SECTION 3.08 SURVIVAL. All of the Borrowers' obligations under this
Article III shall survive termination of the Commitments and repayment of all other Senior Obligations hereunder.

                                   ARTICLE IV
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

      SECTION 4.01 CONDITIONS OF INITIAL CREDIT EXTENSION. The effectiveness of this Agreement to amend and restate the outstanding Advances (under and as defined in each Existing Credit Agreement) of certain of the Senior Lenders hereunder as provided in Section 2.14, and the obligation of the L/C Issuer and each Senior Lender to make its initial Credit Extension hereunder are subject to satisfaction of the following conditions precedent:

            (a) The Senior Administrative Agent's receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Senior Administrative Agent and each of the Senior Lenders:

                  (i) counterparts of this Agreement and the Senior Pledge and Security Agreement, each executed by each Loan Party, sufficient in number for distribution to the Senior Administrative Agent, each Senior Lender and the Loan Party Representative;

                  (ii) original Notes executed by the Borrowers in favor of each Senior Lender requesting Notes;

                  (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of a Responsible Officer or Secretary of each Loan Party as the Senior Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer authorized to act on behalf of such Loan Party in connection with this Agreement and the other Senior Loan Documents to which such Loan Party is a party;

                  (iv) such documents and certifications as the Senior Administrative Agent may reasonably require to evidence that each of the Consolidated Parties is duly organized or formed, validly existing, in good standing and qualified to engage in

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      business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect, including, certified copies of the Organization Documents of the Loan Parties, certificates of good standing and/or qualification to engage in business of the Loan Parties;

                  (v) favorable opinions of special counsel and local counsel for the Loan Parties, addressed to the Senior Administrative Agent and each Senior Lender, as to the matters set forth in Exhibit G hereto and such other matters concerning the Loan Parties, the Senior Loan Documents, the Collateral and the consents and approvals from Governmental Authorities referred to in clause (vi) below as the Senior Administrative Agent and the Syndication Agent may reasonably request;

                  (vi) a certificate of a Responsible Officer or the Secretary of the Loan Party Representative either attaching copies of, or describing, all Governmental Authorizations (including FCC Licenses and PUC Authorizations), and all material consents and approvals of shareholders and other Persons, required in connection with the execution, delivery and performance by each Loan Party, and the validity against such Loan Party of the Senior Loan Documents and the other Transaction Documents to which it is a party (including, without limitation, the expiration, without imposition of material conditions, of all applicable waiting periods in connection with the transactions contemplated by the Senior Loan Documents and the other Transaction Documents), and such consents, licenses and approvals shall be in full force and effect;

                  (vii) copies of the financial statements referred to in Sections 5.05(a) through (c);

                  (viii) a certificate signed by a Responsible Officer or the Secretary of Holdings certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since the date of the most recent Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

                  (ix) (A) evidence that all insurance required to be maintained pursuant to the Senior Loan Documents has been obtained and is in full force, and (B) delivery of endorsements and certificates naming the Senior Administrative Agent as loss payee on all property insurance and the Senior Administrative Agent and the Senior Lenders as additional insured under all liability insurance;

                  (x) a Perfection Certificate duly completed by the Loan Party Representative for the Loan Parties;

                  (xi) original certificates evidencing all of the issued and outstanding shares of capital stock or other certificated Equity Interests (including, if available on the Closing Date, the SCCs) required to be pledged pursuant to the terms of the Senior Pledge and Security Agreement, which certificates shall be accompanied by undated

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      stock powers duly executed in blank by each relevant pledgor in favor of the Senior Administrative Agent;

                  (xii) the original Intercompany Notes required to be pledged pursuant to the terms of the Senior Pledge and Security Agreement, duly endorsed in blank by each relevant pledgor in favor of the Senior Administrative Agent;

                  (xiii) search reports by a party acceptable to the Senior Administrative Agent, dated a date reasonably near (but prior to) the Closing Date, listing all effective UCC financing statements, tax liens and judgment liens which name any Loan Party, as the debtor, and which are filed in the jurisdictions in which the Loan Parties are organized, and in such other jurisdictions as the Senior Administrative Agent may reasonably request, together with copies of such financing statements (none of which (other than financing statements filed pursuant to the terms hereof in favor of the Senior Administrative Agent and pursuant to the terms of the Second Lien Loan Agreement in favor of the Second Lien Administrative Agent, if such search report is current enough to list such financing statements) shall cover any of the Collateral, other than Liens existing on the date hereof and listed on Schedule 7.01 and other Permitted Liens);

                  (xiv) with respect to the Intellectual Property Collateral, search results from the United States Patent and Trademark Office and United States Copyright Office to the extent any patents, trademarks or copyrights form a part of the Collateral;

                  (xv) (A) acknowledgment copies of UCC financing statements (or delivery in proper form for filing) naming each Loan Party as the debtor and the Senior Administrative Agent as the secured party, which such UCC financing statements have been filed, or have been delivered to the Senior Administrative Agent for filing, under the UCC of all jurisdictions as may be necessary or, in the opinion of the Senior Administrative Agent, desirable to perfect the first priority security interest of the Senior Administrative Agent pursuant to the Senior Pledge and Security Agreement; (B) evidence satisfactory to the Senior Administrative Agent of the filing (or delivery to the Senior Administrative Agent for filing) of the Senior Intellectual Property Security Agreements with the United States Patent and Trademark Office and United States Copyright Office; and (C) such control agreements and deposit agreements as reasonably requested by the Senior Administrative Agent with respect to the Collateral under the Senior Pledge and Security Agreement in which a security interest may be perfected by "control" (as defined in the relevant UCC), in each case, duly executed and delivered or authenticated by the parties thereto;

                  (xvi) evidence that all other action that the Senior Administrative Agent may reasonably deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Senior Collateral Documents has been taken;

                  (xvii) the Intercreditor Agreement duly executed by the Loan Party Representative, the Senior Administrative Agent and the Second Lien Administrative Agent;

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                  (xviii) certified copies of all Transaction Documents (other than the Senior Loan Documents), which shall be in form and substance reasonably satisfactory to the Senior Arrangers and the Senior Administrative Agent

                  (xix) a duly completed Compliance Certificate giving effect to the Transaction on a Pro Forma Basis as of the last day of the fiscal quarter of Holdings most recently ended prior to the Closing Date, signed by a Responsible Officer of Holdings, which shall reflect that (A) the ratio of (1) the outstanding amount of Consolidated Funded Indebtedness as of such date (other than any outstanding Senior Subordinated Loans) to (2) Consolidated EBITDA for the period of the four consecutive fiscal quarters ended as of such date is not greater than 5.3:1.0 and (B) the Consolidated Total Leverage Ratio as of such date is not greater than 5.8:1.0;

                  (xx) a duly completed initial Request for Credit Extension executed by a Responsible Officer of the Loan Party Representative which shall specify, among other things, each Applicable Borrower making a Borrowing on the Closing Date; and

                  (xxi) such other assurances, certificates, documents, consents and waivers, estoppel certificates, or opinions as the Senior Administrative Agent, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.

            (b) The Senior Arrangers and the Senior Administrative Agent shall be satisfied that the Transaction has been consummated in accordance with the Transaction Documents or that satisfactory arrangements for such transactions, and for the application of the proceeds thereof, have been made.

            (c) The Senior Arrangers and the Senior Administrative Agent shall be satisfied that, concurrently with the Closing Date, all existing Indebtedness of the Consolidated Parties (including the Existing Subordinated Notes) has been repaid, redeemed or defeased in full or otherwise satisfied and extinguished, except the Indebtedness permitted pursuant to Section 7.03, and all Liens securing such obligations have been or concurrently with the Closing Date are being released, other than the Liens being amended and restated pursuant to the Senior Collateral Documents, the Liens listed on Schedule 7.01 and other Permitted Liens.

            (d) After giving effect to the transactions contemplated by the Transaction Documents, the Senior Arrangers and the Senior Administrative Agent shall be reasonably satisfied with, the corporate, capital and ownership structure (including, without limitation, the organizational documents and each agreement and instrument relating thereto, and the amount, terms and holders of intercompany Indebtedness) of the Consolidated Parties.

            (e) The Senior Arrangers and the Senior Administrative Agent shall be satisfied that (A) the Consolidated Parties will be able to meet their obligations under all employee and retiree welfare plans, (B) the employee benefit plans of Holdings and its ERISA Affiliates are, in all material respects, funded in accordance with minimum statutory requirements, (C) no Reportable Event, but excluding events for which reporting has been waived, has occurred as to any such employee benefit plan and (D) no termination of, or

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withdrawal from, any such employee benefit plan has occurred or is contemplated that could reasonably be expected to result in any material liability.

            (f) There shall exist (i) no order, decree, judgment, ruling, injunction, writ, temporary restraining order or other order of any nature issued by any court or Governmental Authority or (ii) no action, suit, investigation, litigation, claim, dispute or proceeding, pending, or to the knowledge of the Loan Party Representative, threatened or contemplated, at law or in equity, in arbitration or before any Governmental Authority by or against any Consolidated Party or against any of their respective properties or revenues, in each case, that (A) purports to affect, pertain to or enjoin or restrain the execution, delivery and performance of the Senior Loan Documents and any other Transaction Document or any transactions contemplated hereby or thereby, (B) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or (C) purports to affect the legality, validity or enforceability of any Senior Loan Document or any other Transaction Document or the consummation of the transactions contemplated hereby or thereby.

            (g) No Law shall be applicable, in the judgment of the Senior Arrangers and the Senior Administrative Agent, in each case that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated by the Senior Loan Documents and the other Transaction Documents or the rights of the Loan Parties thereunder, to freely transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them, except for the consents and approvals of the FCC and any applicable PUC that would be necessary in connection with a change of control of certain Loan Parties or the transfer or assignment of certain Governmental Authorizations.

            (h) On the Closing Date after giving effect to the transactions contemplated by the Transaction Documents, the Borrowers shall have received gross proceeds from the Senior Subordinated Loans and the Second Lien Loans, which when aggregated with the proceeds of the Term Loans (and the proceeds of any Revolving Loans as may be borrowed hereunder on the Closing Date), shall be sufficient to, and shall be used to, consummate the transactions contemplated in the Transaction Documents to be consummated on the Closing Date, including the payment of bonuses to management of the Consolidated Parties and to pay fees and expenses in connection with the Transaction in amounts approved by the Senior Arrangers.

            (i) The Senior Administrative Agent shall have received certification as to the financial condition and solvency of each Loan Party after giving effect to the transactions contemplated by the Transaction Documents by the chief financial officer of Holdings.

            (j) The credit facilities evidenced by this Agreement shall have received a debt rating from Moody's and S&P.

            (k) The initial Credit Extension under the Revolving Facility may include an L/C Credit Extension, but, except as otherwise agreed by the Senior Arrangers, will not include any Revolving Borrowing.

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            (l)   The Commitment Letter and Fee Letter shall be in full force and effect and Holdings shall have complied with all of its obligations thereunder.

            (m) Any fees and expenses required to be paid on or before the Closing Date shall have been paid, including those fees and expenses set forth in the Commitment Letter and Fee Letter, or shall be paid from the proceeds of the initial Senior Loans on the Closing Date.

            (n) The Borrowers shall have paid all reasonable fees, charges and disbursements of counsel to the Senior Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional reasonable amounts of fees, charges and disbursements of counsel to the Senior Administrative Agent as shall constitute its reasonable estimate of fees, charges and disbursements of counsel to the Senior Administrative Agent incurred or to be incurred by it through the closing proceedings (provided, that such estimate shall not thereafter preclude a final settling of accounts among the Borrowers and the Senior Administrative Agent) or such amounts shall be paid from the proceeds of the initial Senior Loans on the Closing Date.

      Without limiting the generality of the provisions of Section 10.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Senior Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Senior Lender unless the Senior Administrative Agent shall have received notice from such Senior Lender prior to the proposed Closing Date specifying its objection thereto.

      SECTION 4.02 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Senior Lender to honor any Request for Credit Extension (other than a Senior Loan Notice requesting only a conversion of Senior Loans to the other Type, or a continuation of Eurodollar Rate Loans or RTFC Fixed Rate Loans) is subject to the following conditions precedent:

            (a) The representations and warranties of the Loan Parties contained in Article V or any other Senior Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, (i) except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and (ii) except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section
5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01.

            (b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

            (c) The Senior Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender, shall have received a Request for Credit Extension, in each case in accordance with the requirements hereto.

      Each Request for Credit Extension (other than a Senior Loan Notice requesting only a conversion of Senior Loans to the other Type or a continuation of Eurodollar Rate Loans or

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RTFC Fixed Rate Loans) submitted by the Loan Party Representative shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

      Each Loan Party represents and warrants to the Senior Administrative Agent and the Senior Lenders that:

      SECTION 5.01 EXISTENCE, QUALIFICATION AND POWER. Each of the Consolidated Parties (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite corporate or other organizational power and authority and all requisite Governmental Authorizations to (i) own its assets and carry on its business as presently conducted and (ii) execute, deliver and perform its obligations under the Senior Loan Documents to which it is a party, and (c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

      SECTION 5.02 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Loan Party of each Senior Loan Document to which such Person is party have been duly authorized by all necessary corporate or other organizational action. The execution, delivery and performance by each Loan Party of each Senior Loan Document to which it is a party, and the consummation of the transactions contemplated hereby with respect to each Loan Party, do not and will not: (a) contravene the terms of any of such Person's Organization Documents; (b) in any material respect conflict with or result in any breach or contravention of, or (except for the Liens created under the Senior Loan Documents) the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or properties of such Person or any of its Restricted Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

      SECTION 5.03 GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS. No Governmental Authorization (including, without limitation, any FCC License or PUC Authorization) and no material approval, consent, authorization, or other action, or notice to any other Person (including any party to any contract or agreement to which any of Holdings or its Restricted Subsidiaries is a party) is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Senior Loan Document (other than those that have been obtained, the PUC Authorization from the PUC in Arkansas contemplated to be delivered pursuant to
Section 6.17(b), or that may be required in respect of any Governmental Authorization or Contractual Obligation upon the exercise of remedies under the Senior Loan Documents), (b) the validity or enforceability of any Senior Loan Documents against the Loan Parties (except such filings as are necessary in connection with the perfection of the Liens created by such Senior Loan Documents), or (c) the consummation of the transactions contemplated hereby, including the consummation of all the

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transactions contemplated in the Transaction Documents, other than (i) the filing of financing statements in the UCC filing offices of each jurisdiction referred to in Schedule 5 to the Perfection Certificate and any local or other UCC filing relating to Fixtures, (ii) the filing of the Senior Pledge and Security Agreement or Senior Intellectual Property Security Agreements with the United States Patent and Trademark Office, or the United States Copyright Office, as applicable, (iii) the execution of the Account Control Agreements identified on Schedule 8 to the Perfection Certificate, (iv) the filing of amendments and restatements to each Existing Mortgage as contemplated by Section 6.17(a), and (v) those listed on Schedule 5.03 hereto, all of which have been obtained.

      SECTION 5.04 BINDING EFFECT. This Agreement has been, and each other Senior Loan Document to which any Loan Party is a party, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Senior Loan Document to which any Loan Party is a party when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each such Person in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

      SECTION 5.05 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

            (a) The Audited Financial Statements furnished to each of the Senior Administrative Agent and each Senior Lender (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present in all material respects the financial condition of Holdings and its Subsidiaries, Southwest and its Subsidiaries and Southwest II and its Subsidiaries, as applicable, as of the date thereof, and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (iii) show all material indebtedness and other material liabilities, direct or contingent, of Holdings and its Subsidiaries, Southwest and its Subsidiaries and Southwest II and its Subsidiaries, as applicable, as of the date thereof, including liabilities for taxes, material commitments and Indebtedness to the extent required in accordance with GAAP.

            (b) The Unaudited Financial Statements furnished to the Senior Administrative Agent and each Senior Lender (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition, when read together with the notes therein, of Holdings and its Subsidiaries as of the date thereof, and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii) above, to the absence of footnotes and to year-end audit adjustments and (iii) show all material indebtedness and other material liabilities, direct or contingent, of Holdings and its Subsidiaries as of the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness to the extent required in accordance with GAAP.

            (c) The unaudited consolidated balance sheets and income statements (including a calculation of Consolidated EBITDA) of Holdings and its Subsidiaries, as at the end of the most recent fiscal quarter prior to the Closing Date for which financial information is

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available, were prepared on a Pro-Forma Basis giving effect to the consummation of the Transaction, for the trailing four quarters of operations ending on such most recently ended fiscal quarter of Holdings and its Subsidiaries, and have been furnished to each Senior Lender. Such pro-forma balance sheets and income statements have been prepared in good faith by Holdings based on the assumptions believed by Holdings on the date hereof and on the Closing Date to be reasonably based on the best information available to Holdings as of the date of delivery thereof, accurately reflect all material adjustments required to be made to give effect to the transactions contemplated by the Transaction Documents, and present fairly in all material respects on a Pro-Forma Basis the estimated consolidated financial position of Holdings and its Subsidiaries as of the most recent fiscal quarter prior to the Closing Date. None of Holdings or any of its Subsidiaries has any reason to believe that such pro-forma balance sheets or income statements are misleading in any material respect in light of the circumstances existing at the time of the preparation thereof.

            (d) As of the Closing Date, since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

      SECTION 5.06 LITIGATION. There are no actions, suits, investigations (to the knowledge of the Consolidated Parties), litigations, claims, disputes or proceedings, pending or, to the knowledge of the Loan Parties, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against any of Holdings or any of its Restricted Subsidiaries or against any of their respective properties or revenues or orders, decrees, judgments, rulings, injunctions, writs, temporary restraining orders or other orders of any nature issued by any court or Governmental Authority that (a) purport to affect, pertain to or enjoin or restrain the execution, delivery or performance of the Senior Loan Documents or any other Transaction Documents, or any of the transactions contemplated hereby or thereby, (b) (i) as of the Closing Date, except as specifically disclosed in Schedule 5.06, either individually or in the aggregate, could reasonably be expected to result in (A) a judgment or order for the payment of money exceeding the Threshold Amount and not covered by insurance or (B) a non-monetary judgment that could reasonably be expected to have a Material Adverse Effect, and (ii) at any time after the Closing Date, (A) there has been no material adverse change in the status, or financial effect on any Loan Party or any Restricted Subsidiary thereof, of the matters described on
Schedule 5.06, or (B) either individually or in the aggregate, could reasonably be expected to result in a judgment that could reasonably be expected to have a Material Adverse Effect, or (c) purport to affect the legality, validity or enforceability of the Senior Loan Documents and any other Transaction Document or the consummation of the transactions contemplated hereby and thereby.

      SECTION 5.07 NO DEFAULT. None of Holdings nor any of its Restricted Subsidiaries is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Senior Loan Document or any other Transaction Document.

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      SECTION 5.08 SUBSIDIARIES AND EQUITY INVESTMENTS. On and as of the Closing
Date and on and as of each date thereafter the Loan Party Representative delivers a Compliance Certificate pursuant to Section 6.02(b) or a certificate of a Responsible Officer pursuant to Section 6.11, Holdings and each Restricted Subsidiary has no First-Tier Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.08 as supplemented from time to time by the Borrowers (including the jurisdiction of organization, classes of Equity Interests, options, warrants, rights of subscription, conversion and exchangeability and other similar rights, ownership and ownership percentages thereof), and neither Holdings nor any of its Restricted Subsidiaries has equity investments in any other corporation or entity with an aggregate original cost for any such Investment in any such corporation or entity in excess of $250,000 other than those specifically disclosed in Part (b) of Schedule 5.08 as so supplemented (other than any such equity investments constituting Securities or Security Entitlements maintained in a Securities Account (as such terms are defined in the Senior Pledge and Security Agreement) subject to an Account Control Agreement). The outstanding shares of Equity Interests shown have been validly issued, fully-paid and are non-assessable (other than with respect to any partnership or limited liability company) and owned free and clear of Liens other than the Lien of the Senior Pledge and Security Agreement, subject to the Intercreditor Agreement, the Second Lien Pledge and Security Agreement and other Permitted Liens. The outstanding shares of Equity Interests shown are not subject to buy-sell, voting trust or other shareholder agreement, except as specifically disclosed in Part (c) of Schedule 5.08 as so supplemented.

      SECTION 5.09 OWNERSHIP. Schedule 5.09 sets forth a true and accurate list as of the Closing Date of each holder of Equity Interests of Holdings and Southwest, indicating the name of each such holder and the Equity Interests held by each such Person. All of such outstanding shares of Equity Interests of Holdings and Southwest have been duly and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive rights of any stockholder. Except as set forth on Schedule 5.09 or as set forth in their Organization Documents, as of the Closing Date there are no shareholders agreements or other agreements pertaining to the ownership of the Equity Interests of Holdings and Southwest.

      SECTION 5.10 OWNERSHIP OF PERSONAL PROPERTY; LIENS. Each Consolidated Party has good title to all of its respective personal properties and assets that is material to its business, free and clear of any Liens, except for Permitted Liens. Each Consolidated Party has obtained all Governmental Authorizations and all private permits, licenses, franchises or other certifications, consents, approvals and authorizations, governmental or private, necessary to the ownership of such properties and assets and the conduct of its business, except where any failure to do so could not reasonably be expected to have a Material Adverse Effect.

      SECTION 5.11 INTELLECTUAL PROPERTY; LICENSES, ETC. Each Consolidated Party owns, or possesses the right to use, all of the material trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP Rights") that are reasonably necessary for the operation of its businesses as presently conducted, without known conflict with the rights of any other Person. To the best knowledge of the Loan Parties, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Consolidated Party infringes in any material respect upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Loan Parties,

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threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      SECTION 5.12 REAL ESTATE, LEASES. (a) On and as of the Closing Date and each date on which a Compliance Certificate is delivered by the Loan Party Representative pursuant to Section 6.02(b), except as set forth on Schedule 5.12 as supplemented from time to time by the Borrowers (or on their behalf by the Loan Party Representative), (i) no Loan Party owns any Real Property Asset with a fair market value in excess of $1,000,000 which, as of such date, is not subject to an Existing Mortgage (as such Existing Mortgage may be amended and restated pursuant to a Senior Mortgage as provided in Section 6.17) or a Senior Mortgage delivered pursuant to Section 6.12, and Schedule 5.12 as so supplemented accurately describes the location, by state and street address of each such Real Property Asset and (ii) no Loan Party leases any Real Property Asset at which personal property (including fixtures) of the Loan Parties with an aggregate fair market value in excess of $1,000,000 is located, and Schedule
5.12 as so supplemented accurately describes the location, by state and street address of each such Real Property Asset, together with the identity of the lessor and lessee, the term of the lease and the annual rental payments.

            (a) Each Consolidated Party has (i) good and marketable fee title to all of its owned Real Property Assets and (ii) good and valid title to the leasehold estates in all of the leased Real Property Assets, in each case free and clear of all Liens, easements, covenants, rights-of-way and other similar restrictions of any nature whatsoever, except Permitted Liens.

            (b) All Governmental Authorizations and all private consents, approvals and authorizations with respect to the Real Property Assets, necessary to enable the Consolidated Parties to lawfully occupy and use such property for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect except as could not reasonably be expected to have a Material Adverse Effect. All the Real Property Assets are in compliance in all material respects with all applicable legal requirements, including the Americans with Disabilities Act of 1990.

            (c) Except as set forth on Schedule 5.12 as supplemented, no consent or approval of any landlord or other third party in connection with any material leased Real Property Assets is necessary for any Loan Party to enter into and execute the Senior Loan Documents.

      SECTION 5.13 ENVIRONMENTAL MATTERS. Except as disclosed on Schedule 5.13 or as would not reasonably be expected to have a Material Adverse Effect:

            (a) Each of the facilities and properties owned, leased or operated by any Consolidated Party (the "Subject Properties") and all operations at the Subject Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law by any Consolidated Party with respect to the Subject Properties or the businesses operated by the Consolidated Parties (the "Businesses"), and there are no conditions relating to the Businesses or Subject Properties that could give rise to liability under any applicable Environmental Laws.

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            (b)   None of the Subject Properties contains, or has previously contained, any Hazardous Materials at, on or under the Subject Properties in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

            (c) None of the Consolidated Parties has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Subject Properties or the Businesses, nor does any Consolidated Party have knowledge or reason to believe that any such notice will be received or is being threatened.

            (d) Hazardous Materials have not been transported or disposed of from the Subject Properties, or generated, treated, stored or disposed of at, on or under any of the Subject Properties or any other location, in each case by or on behalf of any of the Consolidated Parties in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

            (e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of the Loan Parties, threatened, under any Environmental Law to which any Consolidated Party is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Consolidated Party, the Subject Properties or the Businesses.

            (f) There has been no release or threat of release of Hazardous Materials at or from the Subject Properties, or arising from or related to the operations (including, without limitation, disposal) of the Consolidated Parties in connection with the Subject Properties or otherwise in connection with the Businesses, in violation of, or in amounts or in a manner that could give rise to liability under, Environmental Laws.

      SECTION 5.14 SECURITY DOCUMENTS.

            (a) The Senior Pledge and Security Agreement is effective to create in favor of the Senior Administrative Agent, for the ratable benefit of the Senior Secured Parties, a legal, valid and enforceable first priority security interest (subject to Permitted Liens) in the Collateral identified therein owned by each Loan Party who is a party thereto, and, when financing statements in appropriate form are filed as provided in Section 5.03, the Senior Pledge and Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral that may be perfected by filing, recording or registering a financing statement under the UCC, in each case prior and superior in right to any other Lien on any Collateral other than Permitted Liens.

            (b) The Senior Pledge and Security Agreement is effective to create in favor of the Senior Administrative Agent, for the ratable benefit of the Senior Secured Parties, a legal, valid and enforceable security interest in the Pledged Equity and Pledged Debt (each as defined in the Senior Pledge and Security Agreement) identified therein, and, when such Pledged Equity which are certificated securities and such Pledged Debt are delivered to the Senior

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Administrative Agent (and so long as they continue to be properly held by the
Senior Administrative Agent), the Senior Pledge and Security Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Pledged Equity and Pledged Debt, in each case subject to no other prior Lien.

            (c) The Senior Pledge and Security Agreement, together with the Senior Intellectual Property Security Agreements referred to therein, when duly recorded in the United States Patent and Trademark Office, or the United States Copyright Office, as applicable, will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in all Patents and Patent Licenses, Trademarks and Trademark Licenses and Copyrights and Copyright Licenses (each as defined in the Senior Pledge and Security Agreement) owned by such grantors and in which a security interest may be perfected by filing, recording or registration of an Senior Intellectual Property Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, in each case prior and superior in right to any other Lien other than Permitted Liens.

            (d) Each Account Control Agreement when duly executed and delivered by the banks and security intermediaries parties thereto will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Deposit Accounts and Securities Accounts (described in such Account Control Agreement) prior and superior in right to any other Person, subject only to other Liens permitted therein and Permitted Liens.

            (e) Each Senior Mortgage, when executed and delivered pursuant to Sections 6.12(d) and 6.17, will be effective to create in favor of the Senior Administrative Agent for the ratable benefit of the Senior Secured Parties, a legal, valid and enforceable Lien on all of the right, title and interest of the Loan Parties in and to the Mortgaged Properties thereunder and the proceeds thereof. When any Senior Mortgage is filed in the real estate recording offices specified in such Senior Mortgage, such Senior Mortgage shall constitute, a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in and to the Mortgaged Properties thereto and proceeds thereof, in each case prior and superior in right to any Lien, other than Permitted Liens.

      SECTION 5.15 INSURANCE. Each of the Consolidated Parties maintains, with financially sound and reputable insurance companies not Affiliates of any Consolidated Party, insurance (including liability insurance and casualty insurance), with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar businesses and owning similar properties in localities where any of the Consolidated Parties operates, of such types and in such amounts, with such deductibles and covering such risks, as are customarily carried under similar circumstances by such other Persons (or otherwise required in the Senior Collateral Documents). All such policies are in full force and effect, all premiums due and payable thereon have been paid, and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. The activities and operations of the Consolidated Parties have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies. Schedule 5.15 sets forth the insurance coverage of each of the Consolidated Parties as of the Closing Date by carrier, policy number, expiration date, type and amount.

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      SECTION 5.16 TRANSACTIONS WITH AFFILIATES. Except as set forth in Schedule
5.16, none of Holdings or any of its Restricted Subsidiaries will be, immediately after giving effect to the transactions contemplated by the Transaction Documents on the Closing Date, a party to or engaged in any transaction with, and none of the properties and assets of any of Holdings or any of its Restricted Subsidiaries will be, immediately after giving effect to the transactions contemplated by the Transaction Documents on the Closing Date, subject to or bound by any agreement or arrangement with any Affiliate of Holdings (other than transactions, agreements and arrangements with another Restricted Subsidiary).

      SECTION 5.17 TAXES. Each Consolidated Party has filed, has caused to be filed or has been included in all Federal and all material state, local and other tax returns and reports required to be filed, and has paid all Taxes shown thereon to be due and all Federal and all material state, local and other tax assessment fees and other governmental charges levied or imposed upon them or their properties, income or assets, together with applicable interest and penalties, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. No Loan Party knows of any claims by any Governmental Authority for any unpaid Taxes against any of Holdings or any of its Restricted Subsidiaries that would, if made, have a Material Adverse Effect. No Loan Party is a party to any tax sharing agreement other than as may be permitted pursuant to Section 7.09.

      SECTION 5.18 ERISA COMPLIANCE.

            (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto, and, to the best knowledge of the Loan Parties, nothing has occurred which would prevent, or cause the loss of, such qualification. Holdings and each of its ERISA Affiliates have made all required material contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan in respect of any amount in excess of the Threshold Amount.

            (b) There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

            (c) Except for any thereof that do not give rise to any liability on the part of the Consolidated Parties which individually or in the aggregate is reasonably expected to exceed the Threshold Amount: (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Holdings nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Holdings nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219

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of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither Holdings nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

      SECTION 5.19 PURPOSE OF SENIOR LOANS AND LETTERS OF CREDIT. The proceeds of the Term Loans and any Revolving Loans made on the Closing Date are to be used solely (a) to refinance the outstanding obligations under the Existing Credit Agreements and under the Existing Subordinated Notes, to pay fees and expenses incurred in connection with the Transaction, including those contemplated by Section 4.01(m) and to fund the Restricted Payments which are part of the Transaction.

      SECTION 5.20 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

            (a) None of the Consolidated Parties is engaged and will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Senior Loans or drawings under any Letter of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

            (b) None of the Consolidated Parties (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940. Neither the making of the Senior Loans, nor the issuance of the Letters of Credit or the application of the proceeds or repayment thereof by the Borrowers, nor the consummation of other transactions contemplated hereunder, will violate any provision of any such Act or any rule, regulation or order of the SEC.

      SECTION 5.21 DISCLOSURE. Each of the Consolidated Parties has disclosed to the Senior Administrative Agent and the Senior Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Restricted Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Consolidated Party to the Senior Administrative Agent or any Senior Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement and the other Senior Loan Documents or delivered hereunder or thereunder or under any other Senior Loan Document (in each case, as modified or supplemented by other information so furnished) taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that with respect to projected financial information, each Consolidated Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such projections were prepared.

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      SECTION 5.22 COMPLIANCE WITH LAWS. Each Consolidated Party is in
compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      SECTION 5.23 LABOR MATTERS. Except as would not reasonably be expected to have a Material Adverse Effect:

            (a) There are no strikes or lockouts against any Consolidated Party pending or, to the best knowledge of the Loan Parties, threatened.

            (b) The hours worked by and payments made to employees of the Consolidated Parties have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign Law dealing with such matters in any case where a Material Adverse Effect would reasonably be expected to occur as a result of the violation thereof.

            (c) All payments due from any Consolidated Party, or for which any claim may be made against any Consolidated Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Consolidated Party.

            (d) Except as set forth in Schedule 5.23, none of the Consolidated Parties is a party to a collective bargaining agreement.

Set forth on Schedule 5.23 is a summary as of the Closing Date of all labor matters pending or, to the best knowledge of the Loan Parties, threatened by or against any Consolidated Party that could reasonably be expected to result in a material liability, and none of such labor matters, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

      SECTION 5.24 SOLVENCY. Immediately after giving effect to the initial Credit Extension made on the Closing Date, (a) the fair value of the assets of each of the Loan Parties will exceed its debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of each of the Loan Parties will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and mature, and (c) each of the Loan Parties will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

      SECTION 5.25 NATURE OF BUSINESS. Each of Holdings, Southwest and Southwest II (a) is engaged solely in the business of (i) being a holding company for its Restricted Subsidiaries and any Unrestricted Subsidiaries and (ii) entering into and performing its obligations under the Senior Loan Documents, the Second Lien Loan Documents, the Senior Subordinated Loan Documents and any Permitted Additional Subordinated Debt Documents to which it is a party,

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(b) holds no Equity Interests other than those of its Restricted Subsidiaries and any Unrestricted Subsidiaries and, in the case of Southwest II, equity interests in Southwest, and (c) has no Indebtedness except as permitted pursuant to Section 7.03(a), (b), (c), (d), (h) and (i). As of the Closing Date, Holdings and its Subsidiaries are not engaged in any business other than the telecommunications business.

      SECTION 5.26 INDEPENDENT CREDIT ANALYSIS. Each Guarantor has, independently and without reliance upon the Senior Administrative Agent or any Senior Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement, the Senior Guaranty herein and each other Senior Loan Document to which it is or is to be a party, and such Guarantor has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Loan Party.

      SECTION 5.27 DESIGNATION AS SENIOR DEBT. All Senior Obligations of each Loan Party shall be "Senior Indebtedness" and "Designated Senior Indebtedness" for purposes of and as defined in the Senior Subordinated Loan Agreement.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

      So long as any Senior Lender shall have any Commitment hereunder, any Senior Loan or other non-contingent Senior Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each Loan Party shall, and shall cause each Consolidated Party to:

      SECTION 6.01 FINANCIAL STATEMENTS. Deliver to the Senior Administrative Agent (for further distribution to each Senior Lender), in form and detail reasonably satisfactory to the Senior Administrative Agent and the Required
Lenders:

            (a) as soon as available, but in any event within 90 days after the end of each fiscal year thereafter of Holdings (commencing with the fiscal year ended December 31, 2004), (i) a consolidated balance sheet of Holdings and its Subsidiaries, as at the end of such fiscal year, and the respective related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in comparative form the figures for the previous fiscal year, and (ii) a consolidating balance sheet (A) of each Unrestricted Subsidiary which is either a First-Tier Subsidiary of Holdings or a First-Tier Subsidiary of any of its Restricted Subsidiaries and (B) of each material Restricted Subsidiary of Holdings, as at the end of such fiscal year, and the respective related consolidating statements of income or operations, for such fiscal year, setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated balance sheet and statements to be audited and accompanied by reports and opinions of an independent certified public accountant of nationally recognized standing, which reports and opinions shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit; and each such consolidating balance sheet and statements to be certified by a

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Responsible Officer of Holdings to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of Holdings and its Subsidiaries, as applicable;

            (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings (commencing with the fiscal quarter ended March 31, 2005), (i) a consolidated balance sheet of Holdings and its Subsidiaries, as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of such fiscal year then ended, setting forth in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, (ii) a consolidating balance sheet (A) of each Unrestricted Subsidiary which is either a First-Tier Subsidiary of Holdings or a First-Tier Subsidiary of any of its Restricted Subsidiaries and (B) of each material Restricted Subsidiary of Holdings, as at the end of such fiscal quarter, and the related consolidating statements of income or operations, for such fiscal quarter and for the portion of such fiscal year then ended, setting forth in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, and (iii) a schedule describing in reasonable detail each transaction during such fiscal quarter between a Consolidated Party and an Unrestricted Subsidiary or other Affiliate of Holdings (other than any of its Restricted Subsidiaries), other than any transaction described in the Compliance Certificate for such quarter delivered pursuant to Section 6.02(b), such consolidated balance sheet and statements to be certified by a Responsible Officer of Holdings as fairly presenting in all material respects the financial condition, results of operations, shareholders' equity and cash flows of Holdings and its Subsidiaries, on a consolidated basis in accordance with GAAP, subject only to year-end audit adjustments and the absence of footnotes and such consolidating balance sheet and statements and such affiliate transaction schedule to be certified by a Responsible Officer of Holdings to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of Holdings and its Subsidiaries and that such schedule is true, accurate and complete in all material respects; and

            (c) as soon as available, but in any event no later than 45 days after the beginning of each fiscal year of Holdings, a detailed forecast prepared by management of Holdings in form reasonably satisfactory to the Senior Administrative Agent, of consolidated balance sheets and statements of income or operations and cash flows of Holdings and its Subsidiaries on a monthly basis for such fiscal year (including the fiscal year in which the Maturity Date occurs).

As to any information contained in materials furnished pursuant to Section 6.02(d), the Loan Parties shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation or the obligation of the Loan Parties to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

      SECTION 6.02 CERTIFICATES; OTHER INFORMATION. Deliver to the Senior Administrative Agent (for further distribution to each Senior Lender), in form and detail reasonably satisfactory to the Senior Administrative Agent:

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            (a)   concurrently with the delivery of the financial statements referred to in Section 6.01(a), a report of the independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default under the financial covenants set forth herein or, if such knowledge was obtained, stating the nature and status of such Default and setting forth the details of such Default (including, to the extent of its knowledge, the action Holdings or any Restricted Subsidiary has taken with respect thereto, if any);

            (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) (commencing with the delivery of the financial statements for the fiscal year ended December 31, 2004), a duly completed Compliance Certificate signed by a Responsible Officer of Holdings (i) calculating the Consolidated Interest Coverage Ratio, the Consolidated First Lien Leverage Ratio and the Consolidated Total Leverage Ratio for the four-fiscal quarter period ending on the last day of the period covered by such financial statements, (ii) certifying whether the Loan Parties are in compliance with the financial covenants in Section 7.18, and (iii) certifying as to any of the following transactions which have been consummated, payments or expenditures which have been made, payments which have been received, or other actions taken by the Consolidated Parties since the date of the then most recent such certificate, calculating the following amounts for the period covered by such financial statements and certifying as to the following other matters:

                        (A) any Equity Issuance, including (1) the Equity Interests issued and sold, (2) the date thereof, (3) the Net Cash Proceeds thereof and (4) the use of such proceeds;

                        (B) any Debt Issuance by any Consolidated Party including (1) a description of the Indebtedness issued, including whether such Indebtedness constitutes Permitted Additional Subordinated Debt, (2) the date thereof, (3) the Net Cash Proceeds thereof (unless such proceeds are Excluded Debt Issuance Proceeds), and (4) the use of such proceeds (and unless previously certified to the Senior Administrative Agent, such certificate shall attach true and correct copies of any Permitted Additional Subordinated Debt Documents in respect of such Indebtedness, together with the Certificate from the Loan Party Representative contemplated by the definition of Permitted Additional Subordinated Debt);

                        (C) all Restricted Payments made by any Consolidated Party (other than a Restricted Payment made to a Consolidated Borrower Party), including a description of each Restricted Payment, including the date and amount thereof;

                        (D) all Investments made by any Consolidated Party (other than any Investment made in a Consolidated Borrower Party or Investments made in any other Consolidated Party for the purposes of funding, directly or indirectly, any such Investment in a Consolidated Borrower Party), including (1) a description of each Investment, including the date and amount thereof and (2) whether all or any portion of such Investment was funded with Available Equity Proceeds;

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                        (E)   any Permitted Acquisition made by any Consolidated
            Borrower Party, including (1) a description of such Permitted Acquisition, including the date of the consummation thereof, (2) the aggregate consideration paid by the Consolidated Borrower Parties in connection with such Acquisition, including the amount of Indebtedness assumed, (3) the portion of such consideration paid with Available Equity Proceeds, if any, and (4) the portion of such consideration paid with the Net Cash Proceeds of any Debt Issuance, if any (and unless previously certified to the Senior Administrative Agent, such certificate shall attach true and correct copies of any Acquisition Documents in respect of such Permitted Acquisition);

                        (F)   any Consolidated Capital Expenditures, including
            (1) the aggregate amount thereof, and (2) the amount of any thereof financed with Available Equity Proceeds;

                        (G) any Permitted Asset Exchange, including (1) any cash consideration paid by the Loan Parties and (2) any Net Cash Proceeds received by the Loan Parties in such transaction;

                        (H) calculating Available Equity Proceeds as of the date of such certificate, giving effect to the transactions reported in such certificate and showing such calculations in reasonable detail;

                        (I) with respect to Dispositions (other than Dispositions permitted by Sections 7.05(b), (c), and (d)) occurring during the fiscal quarter of Holdings then most recently ended, (1) the aggregate Net Cash Proceeds thereof and the aggregate amount of such Net Cash Proceeds proposed to be reinvested in Capital Assets, and (2) in the case of any such Disposition the Net Cash Proceeds of which exceeds $1,000,000, the date of such Disposition, the Net Cash Proceeds thereof and whether the Consolidated Parties propose to reinvest such proceeds in Capital Assets; and any Net Cash Proceeds from Dispositions in a prior period which have not been so reinvested in the period of 365 days following such Disposition; and

                        (J)   certifying and attaching supplements to Schedules
            5.08 and 5.12, supplements to Schedule I to the Senior Pledge and Security Agreement, and supplements to the schedules to the Perfection Certificate for any Loan Party, in each case, as required by Sections 6.11 and 6.12 and Section 3.03(c) of the Senior Pledge and Security Agreement, and certifying that the Loan Parties are in compliance with the other requirements of this Agreement and the other Senior Loan Documents, including Section 6.03(a).

            (c) promptly after receipt thereof, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Consolidated Party by independent accountants in connection with the accounts or books of any Consolidated Party, or any audit of any of them;

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            (d)   promptly after the same are available, (i) copies of
management discussion and analysis in relationship to the financial statements delivered pursuant to Sections 6.01(a) and 6.01(b), (ii) copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Holdings or the Surviving Parent, and copies of all annual, regular, periodic and special reports and registration statements which Holdings or the Surviving Parent may file or be required to file with the SEC under
Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Senior Administrative Agent pursuant hereto (other than any Form S-8 registration statements and other reports relating to employee benefit plans, supplements to registration statements relating solely to pricing of securities offerings for which registration statements were previously filed and Forms D with respect to transactions otherwise described on a Form 8-K), and (iii) upon the reasonable request of the Senior Administrative Agent, copies of all reports and written information to and from (A) the FCC or any PUC of any State with jurisdiction over the property or business of any Consolidated Party or (B) the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor or other agencies or authorities concerning environmental, health or safety matters;

            (e) promptly, and in any event within two Business Days after receipt thereof or any Responsible Officer of any Loan Party first becomes aware thereof, (i) notice of any breach or non-performance by any Loan Party of, or any default under, any Material Document, (ii) copies of all notices, requests and other documents received by any Loan Party or any of its Restricted Subsidiaries under or pursuant to any Material Document regarding or related to any breach or default by any party thereto that has not been cured or is not expected to be cured within any time period for cure provided in such Material Document or any other event relating thereto that could be reasonably expected to have a Material Adverse Effect and (iii) copies of any amendment, modification or waiver of any provision of any Material Document;

            (f) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Restricted Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Restricted Subsidiary thereof; and

            (g) promptly, such additional information regarding the business, financial or corporate affairs of any Consolidated Party, or compliance with the terms of the Senior Loan Documents, as the Senior Administrative Agent may from time to time reasonably request.

      Documents required to be delivered pursuant to Sections 6.01(a) or (b) or
Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Holdings posts such documents, or provides a link thereto on Holdings' website on the Internet at the website address listed on Schedule 11.02, or (ii) on which such documents are posted on Holdings' behalf on an Internet or another intranet website, if any, to which each Senior Lender, the L/C Issuer and the Senior Administrative Agent have access

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(whether a commercial, third-party website or whether sponsored by the Senior
Administrative Agent); provided that, the Loan Party Representative shall notify the Senior Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the Senior Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance Holdings shall be required to provide paper copies of the Compliance Certificates required by
Section 6.02(b) to the Senior Administrative Agent. The Senior Administrative Agent shall have no obligation to request the delivery or to maintain copies (except for such Compliance Certificates) of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Loan Parties or the Loan Party Representative with any such request for delivery, and each Senior Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

      Each Loan Party hereby acknowledges that (a) the Senior Administrative Agent and/or the Senior Arrangers will make available to the Senior Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, "Loan Party Materials") by posting the Loan Party Materials on IntraLinks or another similar electronic system (the "Platform") and (b) certain of the Senior Lenders may be "public-side" Senior Lenders (i.e., Senior Lenders that do not wish to receive material non-public information with respect to any Loan Party or its securities) (each, a "Public Lender"). Each Loan Party hereby agrees that (w) each Loan Party will use commercially reasonable efforts to identify that portion of the Loan Party Materials that may be made available to Public Lenders and that all such Loan Party Materials shall be clearly and conspicuously marked "PUBLIC" by the Loan Parties which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Loan Party Materials "PUBLIC," the Loan Parties shall be deemed to have authorized the Senior Administrative Agent, the Senior Arrangers , the L/C Issuer and the Senior Lenders to treat such Loan Party Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Loan Parties or its securities for purposes of United States Federal and state securities laws; (y) all Loan Party Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor;" and (z) the Senior Administrative Agent and the Senior Arrangers shall be entitled to treat any Loan Party Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor." The Loan Parties shall be under no obligation to designate any Loan Party Materials as "PUBLIC."

      SECTION 6.03 NOTICES. Promptly and, in any event, within two days after any Responsible Officer of any Loan Party first becomes aware of any of the following occurrences, notify the Senior Administrative Agent and each Senior
Lender:

            (a)   of the occurrence of any Default;

            (b) of any dispute, action, litigation, investigation or proceeding between any Consolidated Party and any Governmental Authority, or the commencement of, or any material development in, any action, litigation, investigation or proceeding against any Consolidated Party, including pursuant to any applicable Environmental Laws, in any such case, which could reasonably be expected to have a Material Adverse Effect;

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            (c)   the receipt of any tax assessment against any of Holdings or its Restricted Subsidiaries for unpaid Taxes in excess of the Threshold Amount;

            (d) of the occurrence of any ERISA Event which could reasonably be expected to result in liability in excess of the Threshold Amount;

            (e) of any material change in accounting policies or financial reporting practices by any Consolidated Party; and

            (f) of any announcement by Moody's or S&P of any change or possible change in a debt rating.

      Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of Holdings setting forth details of the occurrence referred to therein and stating what action Holdings or any Restricted Subsidiary has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Senior Loan Document that have been breached.

      SECTION 6.04 PAYMENT OF OBLIGATIONS. Pay and discharge, as the same shall become due and payable, all its material obligations and liabilities, including
(a) all Federal Taxes and all other material tax liabilities, fees, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained,
(b) all lawful claims which, if unpaid, would by Law become a Lien (other than a Permitted Lien) upon its property, and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, unless such Indebtedness is being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are being maintained.

      SECTION 6.05 PRESERVATION OF EXISTENCE, ETC. (a) Preserve, renew and maintain, in full force and effect its (i) legal existence and (ii) good standing under the Laws of the jurisdiction of its incorporation or organization, except in a transaction permitted by Sections 7.04 or 7.05; (b) take all reasonable action to maintain all Governmental Authorizations and all material rights, privileges, permits, licenses, approvals and franchises in each case which are necessary or desirable in the normal conduct of its business, except in a transaction permitted by Sections 7.04 and 7.05; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation or non-renewal of which could reasonably be expected to have a Material Adverse Effect; provided, however, that no Loan Party shall be required to preserve any Governmental Authorization or any material right, privilege, permit, license, approval or franchise if the general partner, board of managers, board of directors (or group performing a similar function) of such Loan Party shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Loan Party and that the loss thereof is not disadvantageous in any material respect to such Loan Party or the Senior Lenders; provided, further, that no such determination shall excuse any breach of the Loan Parties' obligations under any other provision of this Agreement or any other Senior Loan Document if preservation of any such Governmental Authorization, right, privilege, permit, license approval or franchise is necessary to the compliance by the Loan Parties with the requirements thereof; and provided

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further that any Loan Party shall be permitted to change its name on not less than 30 days prior written notice to the Senior Administrative Agent.

      SECTION 6.06 MAINTENANCE OF PROPERTIES. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear and Casualty and Condemnation excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

      SECTION 6.07 MAINTENANCE OF INSURANCE; CERTAIN PROCEEDS. (a) Maintain with financially sound and reputable insurance companies not Affiliates of any Consolidated Party, insurance (including liability insurance and casualty insurance), with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar businesses and owning similar properties in localities where such Consolidated Party operates, of such types and in such amounts, with such deductibles and covering such risks, as are customarily carried under similar circumstances by such other Persons (or otherwise required in the Senior Collateral Documents). The Senior Administrative Agent shall be named as loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Senior Administrative Agent, that it will give the Senior Administrative Agent 30 days prior written notice before any such policy or policies shall be altered or canceled, and that no act or default of any Consolidated Party or any other Person shall affect the rights of the Senior Administrative Agent or the Senior Lenders under such policy or policies.

            (b) In case of any Casualty or Condemnation with respect to any Property of any Consolidated Party or any part thereof with a book value in excess of the Threshold Amount, promptly give written notice thereof to the Senior Administrative Agent generally describing the nature and extent of such damage, destruction or taking. In such event, the Borrowers shall, or shall cause such Consolidated Party to, promptly repair, restore or replace the Property of such Consolidated Party (or such part thereof), which was subject to such Casualty or Condemnation, at such Consolidated Party's cost and expense, whether or not the Insurance Proceeds or Condemnation Award, if any, received on account of such event shall be sufficient for that purpose; provided, however, that such Property need not be repaired, restored or replaced to the extent the failure to make such repair, restoration or replacement (i)(A) is desirable to the proper conduct of the business of such Consolidated Party in the ordinary course and otherwise in the best interest of such Consolidated Party and (B) would not materially impair the rights and benefits of the Senior Administrative Agent or the Senior Secured Parties under the Senior Collateral Documents or any other Senior Loan Document or (ii) is attributable to the application of the Insurance Proceeds from such Casualty or the Condemnation Award from such Condemnation to payment of the Senior Obligations in accordance with the provisions of Section 2.05.

            (c) In the event any Consolidated Party receives any Insurance Proceeds, Condemnation Award or Net Cash Proceeds from any Disposition (other than any Disposition permitted pursuant to Sections 7.05(b), (c) or (d)), the Borrowers will promptly (1) pay over, or

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cause such funds to be paid over, such proceeds to the Senior Administrative
Agent, for prepayment of the Senior Obligations in accordance with Section 2.05(b) or, (2) if such funds constitute Reinvestment Funds, pending such reinvestment either (x) deposit or cause such funds to be deposited in an account subject to an Account Control Agreement or (y) prepay any then outstanding Revolving Loans (with no corresponding Revolving Commitment reduction). The Senior Administrative Agent agrees to release such Insurance Proceeds, Condemnation Awards or other Net Cash Proceeds held by the Senior Administrative Agent to the Borrowers upon request by the Loan Party Representative as needed from time to time to pay for the repair, restoration or replacement of the Property subject to such Casualty or Condemnation or other Disposition or to purchase such other Capital Assets if, but only if, the conditions set forth in the definition of "Reinvestment Funds" are satisfied at the time of such request.

            (d) In connection with the covenants set forth in this Section 6.07, it is understood and agreed that:

                  (i) none of the Senior Administrative Agent, the Senior Lenders or their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 6.07, it being understood that (A) the Consolidated Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Senior Administrative Agent, the Senior Lenders or their agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then each of the Loan Parties shall, and shall cause each Consolidated Party to, waive its right of recovery, if any, against the Senior Administrative Agent, the Senior Lenders and their agents and employees, to the extent permitted by Law;

                  (ii) the Consolidated Parties will permit a third party insurance consultant retained by the Senior Administrative Agent, at the expense of the Borrowers, to review the insurance policies maintained by the Consolidated Parties upon the occurrence of an Event of Default; and

                  (iii) after the occurrence and during the continuance of an Event of Default the Required Lenders shall have the right from time to time to require the Consolidated Parties to keep other insurance in such form and amount as the Senior Administrative Agent or the Required Lenders may reasonably request; provided that such insurance shall be obtainable on commercially reasonable terms; and provided further that the designation of any form, type or amount of insurance coverage by the Senior Administrative Agent or the Required Lenders under this Section
      6.07 shall in no event be deemed a representation, warranty or advice by the Senior Administrative Agent or the Senior Lenders that such insurance is adequate for the purposes of the business of the Consolidated Parties or the protection of their properties.

      SECTION 6.08 COMPLIANCE WITH LAWS, CONTRACTUAL OBLIGATIONS. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property and all Contractual Obligations to which it is a party, except in such instances in which (a) such requirement of Law or order, writ, injunction or

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decree or Contractual Obligation is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not be reasonably expected to have a Material Adverse Effect.

      SECTION 6.09 BOOKS AND RECORDS. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Consolidated Parties, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Consolidated Parties.

      SECTION 6.10 INSPECTION RIGHTS. Permit representatives and independent contractors of the Senior Administrative Agent and the Senior Lenders to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Loan Party Representative; provided, however, that when an Event of Default exists the Senior Administrative Agent or any Senior Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice.

      SECTION 6.11 FURTHER ASSURANCES WITH RESPECT TO ADDITIONAL SUBSIDIARIES.
(a) Cause the Loan Party Representative to notify the Senior Administrative Agent at the time that any Consolidated Party shall organize or Acquire a new Subsidiary not later than 10 Business Days following the date of such organization and not later than the date of such Acquisition. Such notice shall specify its name, type of organization and jurisdiction of organization, a brief description of the location and type of operations of such Person and either that such Subsidiary is a Restricted Subsidiary or has been Designated an Unrestricted Subsidiary hereunder as provided in Section 6.11(b);

            (b) In the case of any such newly organized or Acquired Subsidiary which has been Designated as an Unrestricted Subsidiary, Holdings shall deliver to the Senior Administrative Agent a certificate of a Responsible Officer of Holdings, (i) Designating such Person as an Unrestricted Subsidiary, (ii) certifying that the organization or Acquisition of such Person was in compliance with the provisions of Sections 7.13 and 7.14, and (iii) certifying a supplement to Schedule 5.08 and a supplement to Schedule I to the Senior Pledge and Security Agreement on behalf of the Loan Parties which directly own the Equity Interests in such Subsidiary pledging such Equity Interests as required under the Senior Pledge and Security Agreement;

            (c) In the case of any newly organized or Acquired Restricted Subsidiary which is a Domestic Subsidiary, (i) cause such Person to execute and deliver a Senior Joinder Agreement, (ii) deliver, and cause such Person to deliver, to the Senior Administrative Agent documents of the types referred to in clauses (iii), (iv), (v) (to the extent reasonably requested by the Senior Administrative Agent), (x), (xi), (xii), (xiii), (xiv), (xv) and (xvii) of
Section 4.01(a), to the extent required by the Senior Administrative Agent, and
(iii) deliver a certificate of a

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Responsible Officer of the Loan Party Representative certifying supplements to
Schedules 5.08 and 5.12 and Schedule I to the Senior Pledge and Security Agreement, setting forth the information contemplated by Sections 5.08 and 5.12 and Section 2.03(a) of the Senior Pledge and Security Agreement, all in form, content and scope reasonably satisfactory to the Senior Administrative Agent; and

            (d) In the case of any newly organized or Acquired Restricted Subsidiary which is a Foreign Subsidiary, the Loan Party Representative shall deliver to the Senior Administrative Agent a certificate of a Responsible Officer certifying a supplement to Schedule 5.08 and a supplement to Schedule I to the Senior Pledge and Security Agreement on behalf of the Loan Parties which directly own the Equity Interests in such Subsidiary describing all such Equity Interests and pledging 65% of such Equity Interests as required under the Senior Pledge and Security Agreement.

      SECTION 6.12 FURTHER ASSURANCES WITH RESPECT TO ADDITIONAL COLLATERAL.

            (a) Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable Law, or which the Senior Administrative Agent may reasonably request, to comply with the terms of this Agreement and the other Senior Loan Documents, including causing, to the fullest extent permitted by Law, (i) the Collateral to be subject to a first priority security interest in favor of the Senior Administrative Agent (subject to Permitted Liens) and (ii) the pledge of the Equity Interests of its respective First-Tier Subsidiaries pursuant to the Senior Pledge and Security Agreement, in each case to secure all the Senior Obligations, all at the expense of the Borrowers. The Loan Parties also agree to provide to the Senior Administrative Agent, from time to time upon request (but not more frequently than once in any twelve month period), evidence reasonably satisfactory to the Senior Administrative Agent as to the validity, perfection and priority of the Liens created or intended to be created by the Senior Loan Documents.

            (b) If any Loan Party, after the Closing Date, (i) acquires any Real Property Asset with a fair market value in excess of $1,000,000 or (ii) leases any Real Property Asset at which personal property (including fixtures) of the Loan Parties with an aggregate fair market value in excess of $1,000,000 is or may be located, the Loan Party Representative shall notify the Senior Administrative Agent thereof.

            (c) In the case of any such leased Real Property Asset, use commercially reasonable efforts (i) to cause, to the fullest extent permitted by Law, the fixtures and other personal property and assets of the Loan Parties at such location to be subjected to a first priority security interest in favor of the Senior Administrative Agent (subject to Permitted Liens) and (ii) to take such actions as shall be necessary or reasonably requested by the Senior Administrative Agent to grant and perfect such Liens, including to obtain a Waiver Agreement from the applicable landlord.

            (d) In the case of any owned Real Property Asset with a fair market value in excess of $1,000,000 acquired by a Loan Party after the Closing Date (and at any time after an

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Event of Default has occurred and is continuing, any other Real Property Asset not then subject to a Senior Mortgage), at the request of the Senior Administrative Agent, the Loan Parties shall deliver to the Senior Administrative Agent with respect to each such Real Property Asset which is the subject of such request, in each case not later than 60 days following such request: (i) a duly executed Senior Mortgage in respect of each such owned Real Property Asset; (ii) evidence satisfactory to the Senior Administrative Agent that all actions as shall be necessary or reasonably requested by the Senior Administrative Agent to record such Senior Mortgage in the applicable real property records have been taken; and (iii) evidence satisfactory to the Senior Administrative Agent that all charges for mortgage recording tax, and all related expenses, if any, have been paid.

      SECTION 6.13 USE OF PROCEEDS. Use the proceeds of the Senior Loans on the Closing Date solely for the purposes set forth in Section 5.19. Use the proceeds of the Revolving Loans and Swing Line Loans (i) on the Closing Date to pay expenses included in the Transaction (and to include as Letters of Credit hereunder any outstanding Letters of Credit issued pursuant to the Existing Credit Agreements), and (ii) after the Closing Date solely to provide for the working capital requirements of the Borrowers and their Restricted Subsidiaries and for the general corporate purposes of the Borrowers and their Restricted Subsidiaries, including for Permitted Acquisitions, Investments and Restricted Payments, not in contravention of Laws or any Senior Loan Document. Use the Letters of Credit only for or in connection with appeal bonds, reimbursement obligations arising in connection with surety and reclamation bonds, reinsurance, domestic trade transactions and other obligations relating to transactions entered into by the Borrowers in the ordinary course of business.

      SECTION 6.14 INTEREST RATE PROTECTION. Within 90 days after the Closing Date, enter into Swap Contracts with an initial term of at least two years at rates and on other terms reasonably satisfactory to the Senior Administrative Agent (which may be with swap counterparties other than a Swap Bank), the effect of which shall be that the rate of interest that would be payable in connection with fifty percent (50%) of all Consolidated Funded Indebtedness (except the Revolving Loans and Consolidated Funded Indebtedness under clause (c) of the definition of Consolidated Funded Indebtedness) of the Consolidated Parties, shall either be fixed or limited under a Swap Contract or other interest rate protection arrangement having a term ending on or after the second anniversary of the Closing Date; provided that for purposes of this Section 6.14 any RTFC Fixed Rate Loans having an Interest Period ending on or after the second anniversary of the Closing Date will be deemed to be covered by such a Swap Contract. The Loan Party Representative will promptly deliver evidence of the execution and delivery of such agreements to the Senior Administrative Agent.

      SECTION 6.15 ENVIRONMENTAL. (a) Upon the reasonable written request of the Senior Administrative Agent following the occurrence of any event or the discovery of any condition that the Senior Administrative Agent or the Required Lenders reasonably believe has caused (or could be reasonably expected to cause) the representations and warranties set forth in Section 5.13 to be untrue in any material respect, furnish or cause to be furnished to the Senior Administrative Agent, at the Borrowers' expense, a report of an environmental assessment of reasonable scope, form and depth (including, where appropriate, invasive soil or groundwater sampling) by a consultant reasonably acceptable to the Senior Administrative Agent as to the nature and extent of the presence of Hazardous Materials on any Subject Properties and as to the

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compliance by the Consolidated Parties with Environmental Laws at such Subject
Properties. If the Loan Party Representative on behalf of the Loan Parties fails to deliver such an environmental report within 75 days after receipt of such written request then the Senior Administrative Agent may arrange for the same, and each of the Consolidated Parties hereby agrees that the Senior Administrative Agent and its representatives may have access to the Subject Properties to reasonably undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Senior Administrative Agent pursuant to this provision will be payable by the Borrowers on demand and added to the Senior Obligations secured by the Senior Collateral Documents.

            (b) Conduct and complete all investigations, studies, sampling, and testing and all remedial, removal, and other actions necessary to address all Hazardous Materials on, from or affecting any of the Subject Properties to the extent necessary to be in compliance with all Environmental Laws and with the validly issued orders and directives of all Governmental Authorities with jurisdiction over such Subject Properties to the extent any failure could reasonably be expected to have a Material Adverse Effect.

      SECTION 6.16 RTFC ELIGIBILITY. Maintain and cause each of its Restricted Subsidiaries to maintain, its eligibility to borrow from RTFC, consistent with RTFC's written policies set forth in its Organization Documents with respect to borrowing eligibility in effect on the date of this Agreement.

      SECTION 6.17 FURTHER ASSURANCES WITH RESPECT TO POST-CLOSING DATE DELIVERIES. The Loan Party Representative shall cause each of the following documents to be delivered to the Senior Administrative Agent on or prior to the date which is ninety (90) days following the Closing Date:

            (a) With respect to each Existing Mortgage, (i) an amendment and restatement of such Existing Mortgage in substantially the form of Exhibit I (with appropriate modification made to such form to take into account variances in the requirements of applicable state law or as the Senior Administrative Agent may reasonably request), duly executed by the Loan Party a party to such Existing Mortgage, (ii) evidence satisfactory to the Senior Administrative Agent that arrangements have been made for the filing and recording of such amendment and restatement in the applicable real property records for such Existing Mortgage and (iii) evidence satisfactory to the Senior Administrative Agent that all related charges for mortgage recording tax and all related expenses have been paid or provided for;

            (b) a certificate of a Responsible Officer of the Loan Party Representative attaching a copy of any Arkansas PUC Authorizations necessary to permit the Lien of the Senior Collateral Documents to attach to any Collateral located in Arkansas which is subject to the jurisdiction of the Arkansas PUC, and certifying that such PUC Authorization is in full force and effect; and

            (c) favorable opinions of local counsel for the Loan Parties, addressed to the Senior Administrative Agent and each Senior Lender, as the Senior Administrative Agent may reasonably request, with respect to the Senior Mortgages and any such PUC Authorization.

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                                  ARTICLE VII
                               NEGATIVE COVENANTS

      So long as any Senior Lender shall have any Commitment hereunder, any Senior Loan or other non-contingent Senior Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Loan Parties shall not, directly or indirectly, nor shall they permit any other Consolidated Party to, directly or indirectly:

      SECTION 7.01 LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (with such Liens described below being referred to herein as "Permitted Liens"):

            (a) Liens pursuant to any Senior Loan Document, and subject to the Intercreditor Agreement, Liens pursuant to any Second Lien Loan Document;

            (b) Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof; provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);

            (c) Liens for taxes, fees, assessments or other governmental charges, not yet due or which are not delinquent or remain payable without penalty, or to the extent non-payment thereof is permitted by Section 6.04; provided that no notice of lien has been filed or recorded under the Code;

            (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not delinquent or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto and for which adequate reserves with respect thereto are maintained on the books of the applicable person in accordance with GAAP;

            (e) Liens, including pledges or deposits made by any Consolidated Party, in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

            (f) easements, rights-of-way, restrictions, survey exceptions, reservations, licenses and other similar encumbrances affecting real property of any Loan Party or any of their Restricted Subsidiaries incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

            (g)   Permitted Encumbrances (as defined in any Senior Mortgage);

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            (h)   Liens securing judgments for the payment of money not
constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;

            (i)   Liens securing Indebtedness permitted under Section 7.03(f);

            (j) Liens on property of a Restricted Subsidiary Acquired by a Consolidated Borrower Party after the Closing Date in a Permitted Acquisition or Permitted Asset Exchange; provided, however, that (i) such Liens were not created in contemplation of such Acquisition, (ii) if such Acquisition is effected by a merger or consolidation with an existing Consolidated Borrower Party, such Liens do not encumber any assets or property previously owned by such Consolidated Borrower Party and (iii) if such Liens secure any Indebtedness, such Indebtedness is otherwise permitted under Section 7.03(g);

            (k) leases and subleases of Real Property Assets of a Consolidated Party which do not materially interfere with the ordinary conduct of the business of such Consolidated Party;

            (l) Liens arising solely by virtue of any statutory or common law provisions relating to banker's Liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution;

            (m) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by any Consolidated Borrower Party in the ordinary course of business;

            (n) Liens securing the performance of, or payment in respect of, leases, bids, tenders, government contracts (other than for the repayment of borrowed money), surety, performance and other obligations of a similar nature incurred in the ordinary course of business;

            (o) Liens in favor of customs and revenue authorities arising as a matter of law or pursuant to a bond to secure payment of customs duties in connection with the importation of goods; and

            (p) Liens arising by virtue of statute in favor of any Senior Lender in respect of the Investment of the Loan Parties in non-voting participation certificates of such Senior Lender permitted pursuant to Section 7.02(b).

      SECTION 7.02 INVESTMENTS. Make or hold any Investments in any Person, except:

            (a)   Investments held in the form of Cash Equivalents;

            (b) Investments made on or prior to the Closing Date, including Investments in the Wireless Partnerships, Investments in the SCCs and other Investments in non-voting participation certificates of any Senior Lender, in each case, as set forth in Schedule 5.08 as of the Closing Date (and in respect of any such scheduled non-voting participation certificates of a Senior Lender, additional Investments made after the Closing Date in such non-voting

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certificates including accruals on such certificates made by such Senior Lender in accordance with its bylaws and capital plan);

            (c) Advances or loans to directors, officers and employees of any Loan Party or in the ordinary course of business as presently conducted in a principal amount not to exceed $2,500,000 in the aggregate at any one time outstanding; provided, however that any such advances or loans to directors or executive officers shall only be permitted to the extent allowable under Sarbanes-Oxley;

            (d) Investments by any Loan Party in the form of contributions to capital or loans or advances (i) outstanding or made on the Closing Date in any other Consolidated Party and (ii) made in any Consolidated Borrower Party at any time after the Closing Date (or made in any other Consolidated Party for the sole purpose of funding a substantially contemporaneous Investment in a Consolidated Borrower Party by such other Consolidated Party); provided that (A) immediately before and after giving effect thereto, no Default exists or would result therefrom, (B) each item of intercompany Indebtedness shall be unsecured and (C) each item of intercompany Indebtedness shall be evidenced by an Intercompany Note which shall be pledged as security for the Senior Obligations of the holder thereof under the Senior Loan Documents and delivered to the Senior Administrative Agent pursuant to the terms of the Senior Collateral Documents;

            (e) Investments constituting (i) accounts receivable received and other trade credit granted in the ordinary course of business; (ii) stock, obligations or securities received in settlement of debts created in the ordinary course of business or in satisfaction of judgments; (iii) prepaid expenses, negotiable instruments held for collection and lease, and utility and workers' compensation, performance and other similar deposits; (iv) deposits of proceeds from sales and other dispositions permitted pursuant hereto with a "qualified intermediary," "qualified trustee" or similar Person for purposes of facilitating a "like-kind" exchange made in accordance with the applicable provisions of the Code; and (v) Investments in connection with the bankruptcy or reorganization of suppliers or customers and in settlement of delinquent obligations of, and other disputes with, customers arising in the ordinary course of business;

            (f) Investments by any Consolidated Borrower Party that constitute Permitted Acquisitions or Permitted Asset Exchanges;

            (g)   Investments by any Borrower in Swap Contracts permitted under
Section 7.03(e);

            (h)   Guarantees permitted by Section 7.03; and

            (i) at any time that no Event of Default has occurred and is continuing or would result, Holdings and its Restricted Subsidiaries may make Investments in Foreign Restricted Subsidiaries, Unrestricted Subsidiaries and other Persons primarily engaged in a telecommunications business during the term of this Agreement which do not exceed in aggregate the sum of (A) $20,000,000; provided, however, that such aggregate amount shall increase to not more than $50,000,000 in respect of any Investment if immediately after giving effect to such Investment the Consolidated Total Leverage Ratio is less than 4.75:1, plus
(B)

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Available Equity Proceeds (giving effect to any other application of Available
Equity Proceeds on the date of any such Investment).

      SECTION 7.03 INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

            (a)   Indebtedness under the Senior Loan Documents;

            (b) Indebtedness under the Second Lien Loan Documents in an aggregate principal amount not to exceed $265,000,000 (minus the amount of any Second Lien Loans as may be prepaid from time to time in compliance with this Agreement, if any) at any time outstanding;

            (c) Indebtedness under the Senior Subordinated Loan Documents in an aggregate principal amount not to exceed $135,000,000 (minus the amount of any Senior Subordinated Loans as may be prepaid from time to time in compliance with this Agreement, if any) at any time outstanding;

            (d) Guarantees of any Loan Party in respect of Indebtedness otherwise permitted hereunder of any other Loan Party;

            (e) obligations (contingent or otherwise) of any Borrower existing or arising under any Swap Contract; provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view"; provided, that, subject to
Section 6.14, the Loan Parties may enter into fixed-to-floating Swap Contracts as a part of a program to reduce aggregate Consolidated Interest Charges, and
(ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

            (f) purchase money Indebtedness of the Loan Parties including Capitalized Leases or Off-Balance Sheet Obligations; provided, however, that (i) the total aggregate amount of all such Indebtedness at any one time outstanding for the Loan Parties taken together, together with the aggregate amount of Indebtedness under Section 7.03(g) shall not exceed $25,000,000, (ii) such Indebtedness, when incurred, shall not exceed 100% of the cost or fair market value, whichever is lower, of the Property being acquired on the date of acquisition, (iii) such Indebtedness is created and any Lien attaches to such Property concurrently with or within 90 days of the acquisition thereof, and
(iv) such Lien does not at any time encumber any Property other than the Property financed by such Indebtedness;

            (g) Indebtedness secured by Liens permitted pursuant to Section 7.01(j) and other unsecured Indebtedness in an aggregate amount at any one time outstanding for the Loan Parties taken together, together with the aggregate amount of Indebtedness under Section 7.03(f) shall not exceed $25,000,000;

            (h)   intercompany Indebtedness permitted under Section 7.02(d);

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            (i)   Permitted Additional Subordinated Debt in the following
aggregate principal amounts:

                  (i) up to $50,000,000 principal amount of Permitted Additional Subordinated Debt may be incurred by the Loan Parties if the Net Cash Proceeds thereof are used to finance a Permitted Acquisition within 90 days of such Debt Issuance;

                  (ii) up to $50,000,000 principal amount of Permitted Additional Subordinated Debt may be incurred by the Loan Parties if the Net Cash Proceeds thereof are used to finance Capital Expenditures, working capital uses or any other uses (including to finance Permitted Acquisitions) permitted under this Agreement;

                  (iii) Permitted Additional Subordinated Debt may be incurred by the Loan Parties if the Net Cash Proceeds thereof are used to prepay Senior Loans pursuant to Section 2.05(b)(iii); and

                  (iv) Permitted Additional Subordinated Debt may be incurred by the Loan Parties to refinance any Permitted Additional Subordinated Debt previously incurred under this Section 7.03(i);

            (j) Indebtedness incurred under Cash Management Services Agreements in the ordinary course of business; and

            (k) unsecured Indebtedness to finance insurance premiums in an aggregate principal amount not to exceed $5,000,000 at any time outstanding.

      SECTION 7.04 FUNDAMENTAL CHANGES AND ACQUISITIONS.

            (a) Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

                  (i) each Consolidated Borrower Party may merge with or consolidate with any other Consolidated Borrower Party;

                  (ii) any Consolidated Borrower Party may be party to a transaction of merger or consolidation with any other Person in connection with a Permitted Acquisition of such Person; provided that (A) the continuing or Surviving Person shall be a Consolidated Borrower Party and
      (B) if such Consolidated Borrower Party is not the continuing or surviving Person, such continuing or surviving Person shall be a Consolidated Borrower Party and shall have complied with the terms of Sections 6.11 and 6.12;

                  (iii) in connection with a Permitted Restructuring Transaction, Holdings, Southwest and/or Southwest II may merge or consolidate with the Surviving Parent, any Additional Intermediate Holding Company a party to such Permitted Restructuring Transaction, or any of Holdings, Southwest or Southwest II; provided that

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      (A) in connection with any such Restructuring Transaction the Surviving
      Parent and any such Intermediate Holding Company enter into a Senior Joinder Agreement and agree to the terms of this Agreement as a Guarantor hereunder; (B) no Change of Control shall have occurred and be continuing or would result; and (C) no other Event of Default shall have occurred and be continuing or would result; and

                  (iv) a Restricted Subsidiary of Holdings may enter into a transaction of merger or consolidation in connection with a Disposition permitted under Section 7.05 (d), (e) or (f).

            (b)   Permit any Loan Party to make any Acquisition, unless:

                  (i) in the case of an acquisition of Equity Interests of another Person, after giving effect to such acquisition,

                        (A) if the Acquisition is not of a controlling interest in the subject Person such that after giving effect thereto the subject Person will not be a Subsidiary, then only if such Acquisition would be permitted as an Investment under Section 7.02; and

                        (B) if the Acquisition is of a controlling interest in the subject Person such that after giving effect thereto the subject Person will be a Subsidiary, then only if such Acquisition constitutes a Permitted Acquisition or a Permitted Asset Exchange; and

                  (ii) in the case of an Acquisition of all or any substantial portion of the Property (other than Equity Interests) of another Person, then only if such Acquisition will constitute a Permitted Acquisition or Permitted Asset Exchanges.

      SECTION 7.05 DISPOSITIONS. Make any Disposition (other than any Casualty or Condemnation) or enter into any agreement to make any Disposition, except:

            (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired for cash or for credit against the purchase price of similar or replacement property, in an aggregate amount not to exceed $10,000,000 in any fiscal year of Holdings;

            (b)   Dispositions of inventory in the ordinary course of business;

            (c) Dispositions of property by a Borrower or a Subsidiary of a Borrower (i) to any Borrower or any Restricted Subsidiary of a Borrower, and
(ii) as an Investment in any other Person to the extent permitted pursuant to
Section 7.02(i); and Dispositions permitted by Section 7.04(a)(i), (ii) or
(iii);

            (d)   Permitted Asset Exchanges;

            (e) Dispositions by any Loan Party of all its Equity Interests in a Wireless Partnership; and

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            (f)   other Dispositions for cash not to exceed $30,000,000 in any calendar year or $85,000,000 in the aggregate;

provided, however, that any Disposition pursuant to subsections (a), (b), (d),
(e) and (f) shall be for fair market value.

      SECTION 7.06 RESTRICTED PAYMENTS. Declare or make any Restricted Payment, or incur any obligation contingent or otherwise to do so except that:

            (a) any Consolidated Party may declare and pay dividends and distributions payable solely in common stock or other common Equity Interests of such Consolidated Party;

            (b) any Consolidated Party may make Restricted Payments to any other Consolidated Borrower Party;

            (c) at any time that no Event of Default has occurred and is continuing or would result, any Consolidated Party may make Restricted Payments directly or indirectly (through another Consolidated Party) to Holdings in the aggregate amount of, and Holdings shall use the proceeds of such Restricted Payments to pay, actual advisory, monitoring and management fees pursuant to Holdings' Organization Documents, and administrative and other miscellaneous expenses incurred by Holdings in the ordinary course in accordance with Section 7.13(b) in an aggregate amount not to exceed $2,000,000 during any fiscal year of Holdings (in the case of the fiscal year of Holdings ending December 31, 2004, such annual amount permitted hereunder shall be reduced by the amount of any such payments made during such fiscal year but prior to the Closing Date);

            (d)   (i)   the Consolidated Borrower Parties may make Restricted
Payments, directly or indirectly through other Consolidated Parties, to any other Consolidated Borrower Party for the purpose of paying Taxes owed by such Consolidated Borrower Party, excluding for this purpose any Taxes attributable to the income of Unrestricted Subsidiaries;

                  (ii) the Restricted Subsidiaries of Southwest II may make Restricted Payments, directly or indirectly through other Consolidated Parties, to Southwest II in an amount not to exceed, and to be used solely for the immediate payment of, any actual Taxes (including estimated Taxes but not any other anticipated Taxes) of Southwest II and all members of the consolidated group including Southwest II for such period that are due and payable to any taxing authority, excluding for this purpose any Taxes attributable to the income of Unrestricted Subsidiaries;

                  (iii) Southwest II and its Restricted Subsidiaries may make Restricted Payments, directly or indirectly through other Consolidated Parties, to the Surviving Parent (on or after any date on which it becomes a Loan Party) in an amount not to exceed, and to be used solely for the immediate payment of, any actual Taxes (including estimated Taxes but not any other anticipated Taxes) of Surviving Parent and all members of the consolidated group including the Surviving Parent for such period that are due and payable to any taxing authority, excluding for this purpose any Taxes attributable to the income of (A) any Restricted Subsidiary of the Surviving Parent other than Southwest II and its Restricted Subsidiaries and (B) Unrestricted Subsidiaries;

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                  (iv)  during any tax period prior to, or in which occurs, a
      Permitted Restructuring Transaction, Holdings, Southwest and its Restricted Subsidiaries may make Restricted Payments, directly or indirectly through other Consolidated Parties, to Holdings or Southwest's or Holding's members for the purposes of paying Taxes in an amount not to exceed a notional amount for such period equal to the product of (A) the net taxable income of Southwest and its Restricted Subsidiaries for such period, reduced by net operating losses of Southwest and its Restricted Subsidiaries in excess of taxable income for all prior periods, assuming that since its inception Southwest's sole assets were and are the Equity Interests in Enterprises and its Restricted Subsidiaries and Southwest had realized no tax items other than through Enterprises and its Restricted Subsidiaries, multiplied by (B) an assumed tax rate for such purposes equal to the highest combined federal, state and local income tax rate applicable to a resident of New York City at the time of the applicable tax period (assuming the full deductibility for U.S. federal income tax purposes of any state and local income taxes), excluding for this purpose any Taxes on income that is attributable to Unrestricted Subsidiaries;

                  (v) during any tax period after a Permitted Restructuring Transaction, Southwest and its Restricted Subsidiaries may make Restricted Payments, directly or indirectly through other Consolidated Parties, to the Surviving Parent (on or after any date on which it becomes a Loan Party) in an amount not to exceed, and to be used solely for the immediate payment of, any actual Taxes (including estimated Taxes but not any other anticipated Taxes) of Surviving Parent and all members of the consolidated group including the Surviving Parent for such period that are due and payable to any taxing authority, excluding for this purpose any Taxes on income that is attributable to or allocable from (A) any Restricted Subsidiary of the Surviving Parent other than Southwest and its Restricted Subsidiaries and (B) Unrestricted Subsidiaries; and

                  (vi) during any tax year, the Consolidated Borrower Parties may make Restricted Payments, directly or indirectly through other Consolidated Parties, to each Restricted Subsidiary of the Surviving Parent, in an amount not to exceed, and to be used solely for the immediate payment of, any actual state and local Taxes of such Restricted Subsidiary, excluding for this purpose any Taxes attributable to any Unrestricted Subsidiary, only if the Loan Parties would not be permitted to make such a Restricted Payment to fund the payment of such Taxes pursuant to clause (ii), (iii), (iv) or (v) above;

provided, however, that no Restricted Payment pursuant to this Section 7.06(d)(ii), (iii), (iv) or (v) may be paid by any Consolidated Borrower Party until 5 days after receipt by the Senior Administrative Agent of a certificate of a Responsible Officer of the Loan Party Representative in form and substance reasonably acceptable to the Senior Administrative Agent demonstrating compliance with the foregoing provisions (such payments, "Permitted Tax Distributions");

                  (e) the Consolidated Parties may make the Restricted Payments on the Closing Date as a part of the Transaction in an amount not to exceed the amount specified in the definition thereof; and

                  (f) at any time that no Event of Default has occurred and is continuing or would result, Holdings and its Restricted Subsidiaries may purchase, redeem or otherwise

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acquire or retire Equity Interests held by current or former employees in an aggregate amount not to exceed $15,000,000 during the term of this Agreement.

      SECTION 7.07 AMENDMENT, ETC. OF MATERIAL DOCUMENTS AND PAYMENTS IN RESPECT OF INDEBTEDNESS.

            (a) After the issuance or incurrence thereof, amend, restate, supplement or otherwise modify (or permit the amendment, restatement, supplement or modification of (including any waivers of or any agreement to forebear from exercising any rights under)) the terms of any Indebtedness in a principal amount (individually or, with respect to Indebtedness due to the same lender or group of lenders in a series of related transactions, in the aggregate) in excess of the Threshold Amount (including, without limitation, pursuant to any agreement or agreements pursuant to which such Indebtedness may be refinanced, restructured, renewed, extended, refunded or replaced (such agreement or agreements being "Refinancing Agreements") but, in any case, excluding Indebtedness under this Agreement and the other Senior Loan Documents) unless:

                  (i) such documents, as so amended, restated, supplemented or otherwise modified (including, in connection with any such waiver or forbearance) or such Refinancing Agreements:

                        (A) contain only terms which (1) extend the date or reduce the amount of any required repayment, prepayment or redemption of the principal of such Indebtedness, (2) reduce the rate or extend the date for payment of the interest, premium (if any) or fees payable on such Indebtedness; provided, however, that if during the period from the Closing Date to the date of any proposed change to the definition of "Applicable Rate" under the Second Lien Loan Agreement the Applicable Rate hereunder on Tranche B Term Loans has been increased, then the Applicable Rate under the Second Lien Loan Agreement may also be increased by an aggregate amount not to exceed the aggregate increase to the Applicable Rate hereunder during such period, (3) make the covenants, events of default or remedies relating to such Indebtedness, taken as a whole, less restrictive on the Loan Parties or (4) otherwise contain terms (including, in the case of the Senior Subordinated Loan Documents and any Permitted Additional Subordinated Debt Documents, the subordination provisions thereof) which, taken as a whole, are as or more favorable to the interests of the Loan Parties, the Senior Lenders and the L/C Issuer than those in effect before giving effect to such amendment, restatement, supplement, modification or waiver or such Refinancing Agreements; and

                        (B) in the case of (1) any Second Lien Obligations, such documents, as so amended, supplemented or otherwise modified, or such Refinancing Agreements, shall be subject to, and consistent with, the requirements of the Intercreditor Agreement; and (2) any Second Lien Obligations or any Senior Subordinated Obligations, such documents as so amended, supplemented or otherwise modified, or such Refinancing Agreements, shall

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            continue to contain definitions for defined terms which are defined in this Agreement and in the other Senior Loan Documents by reference to such terms;

                        (ii) no Default shall have occurred and be continuing or would result; and

                        (iii) the Loan Party Representative shall have delivered
            copies of any such amendment, restatement, supplement or other modification or such Refinancing Agreements, together with a certificate of a Responsible Officer of the Loan Party Representative comparing the material terms and conditions of such documents, as so amended, supplemented or otherwise modified, or such Refinancing Agreement to the comparable terms thereof immediately before giving effect to such amendment, restatement, supplement or other modification or such Refinancing Agreements (based on the review of all such documents by the Loan Party Representative without the necessity of obtaining any third-party review of such documents) and certifying that the foregoing conditions are satisfied.

            (b) Cancel or terminate any Material Document or consent to or accept any cancellation or termination thereof by any Consolidated Party, amend or modify (or permit the amendment or modification of (including any waivers of)), any Material Document (other than amendments or modifications of the terms of Indebtedness permitted under Section 7.07(a) or Organization Documents permitted under Section 7.07(c)), waive any default under or breach any Material Document, or take any other action in connection with any Material Document, unless, in each case, any such cancellation, termination, amendment or modification, or consent, waiver or approval thereunder, is not adverse in any material respect to the Consolidated Parties or the Senior Lenders.

            (c) Amend their Organization Documents, unless, in each case, any such amendment is not adverse in any material respect to the Senior Lenders. Notwithstanding the foregoing, any Consolidated Party may amend or modify its Organization Documents to change its name or form of legal organization so long as it shall have given the Senior Administrative Agent thirty days prior written notice of such change.

            (d) Make any payment in contravention of the terms of any subordination with respect to any Indebtedness; or permit any Indebtedness (other than the Senior Obligations and the Second Lien Obligations) to constitute "Designated Senior Indebtedness" (or any similar term) under the subordination provisions of the Senior Subordinated Loan Documents or any Permitted Additional Subordinated Debt Documents.

            (e) Make any prepayment, redemption, defeasance or acquisition for value prior to stated maturity (including, without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange any Indebtedness or make any other voluntary or optional payment of Indebtedness (other than the refinancing of Indebtedness as a part of the Transaction), other than:

                  (i)   the Indebtedness under the Senior Loan Documents;

                  (ii)  intercompany Indebtedness permitted hereunder;

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                  (iii) the Loan Parties may refund, refinance or exchange:

                        (A) any Second Lien Obligations pursuant to applicable Refinancing Agreements which comply with the requirements of clause
            (a) of this Section 7.07;

                        (B) any Senior Subordinated Obligations pursuant to applicable Refinancing Agreements which comply with the requirements of clause (a) of this Section 7.07;

                        (C)   any of the Indebtedness permitted pursuant to
            Section 7.03(f) and (g) with other Indebtedness permitted thereunder; and

                        (D) any Permitted Additional Subordinated Debt with the proceeds of other Permitted Additional Subordinated Debt.

      SECTION 7.08 CHANGE IN NATURE OF BUSINESS. Conduct any business other than a telecommunications business.

      SECTION 7.09 TRANSACTIONS WITH AFFILIATES. Engage in any transaction or series of transactions with (a) any Subsidiary or Affiliate of any Consolidated Party, (b) any Affiliate of any such Subsidiary or Affiliate or (c) the Sponsors or any of their respective officers, directors, holders of Equity Interests, Subsidiaries or Affiliates, other than (i) transactions with Holdings or any of its Restricted Subsidiaries, (ii) transactions listed on Schedule 5.16 or expressly permitted by Sections 7.02, 7.03, 7.04, 7.05 and 7.06; and (iii) so long as no Default has occurred and is continuing, other transactions which are engaged in by any Consolidated Party (other than Holdings) on terms and conditions as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with an independent, unrelated third party.

      SECTION 7.10 LIMITATIONS ON RESTRICTED ACTIONS. Enter into or create or otherwise cause to exist or become effective any agreement or arrangement that:
(a) limits the ability of any Consolidated Party (i) to make Restricted Payments to any Loan Party, (ii) to act as a guarantor pursuant to the Senior Loan Documents or (iii) to create, incur, assume or suffer to exist Liens on its property to secure the Senior Obligations; provided, however, that this clause
(iii) shall not prohibit any negative pledge incurred or provided in favor of
(A) any holder of Indebtedness permitted under Section 7.03(f) (solely to the extent any such negative pledge relates to the property financed by such Indebtedness) or Section 7.03(g) (solely to the extent such negative pledge relates to property subject to a Lien permitted pursuant to Section 7.01(j)),
(B) any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or other contract or the assignment, encumbrance or hypothecation of such lease, license or other contract, (C) any limitation or restriction contained in any Permitted Lien to the extent such limitation or restriction restricts the transfer of the property subject to such Permitted Lien, (D) any restriction imposed pursuant to an agreement entered into in connection with a sale or other disposition permitted pursuant hereto pending the closing of such sale or other disposition, (E) any restriction imposed in any Contractual Obligation in effect on the Closing Date relating to the Wireless Partnerships,
(F) any restriction in the Intercreditor Agreement or any other Transaction

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

Document, (G) any provision of the SCC's or any non-voting participation certificate of a Senior Lender identified on Schedule 5.08 or (H) any restrictions imposed in any Governmental Authorization; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person (except as provided in the Intercreditor Agreement).

      SECTION 7.11 SALE-LEASEBACKS; OFF-BALANCE SHEET OBLIGATION. Enter into any Sale and Leaseback Transaction or Off-Balance Sheet Obligation, unless such Sale and Leaseback Transaction or Off-Balance Sheet Obligation constitutes Indebtedness permitted by Section 7.03(f).

      SECTION 7.12 USE OF PROCEEDS. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) in violation of Regulation U or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

      SECTION 7.13 OWNERSHIP OF SUBSIDIARIES AND OTHER RESTRICTIONS.

            (a) Notwithstanding any other provision of this Agreement, (i) permit any Person (other than a Borrower or any wholly-owned Restricted Subsidiary of a Borrower) to own any Equity Interests of any Restricted Subsidiary of a Borrower, (ii) permit any Restricted Subsidiary of a Borrower to issue Equity Interests to any Person, except a Borrower or any wholly-owned Restricted Subsidiary of a Borrower, (iii) permit a Borrower or any Restricted Subsidiary of a Borrower to issue any shares of preferred Equity Interests or
(iv) permit, create, incur, assume or suffer to exist any first priority Lien on any Equity Interests of any Consolidated Party (other than the Equity Interests of Holdings) (other than the Lien of the Senior Collateral Documents and, subject to the Intercreditor Agreement, the Lien of the Second Lien Collateral Documents) or any other Lien on any Equity Interests of a Consolidated Party (other than the Equity Interests of Holdings) (other than Permitted Liens).

            (b) In the case of Holdings and each of its Restricted Subsidiaries (other than any Consolidated Borrower Party or any Restricted Subsidiary of a Consolidated Borrower Party), including, without limitation, Southwest, Southwest II and, after any permitted Restructuring Transaction, the Surviving Parent and any Additional Intermediate Holding Company (i) hold any assets other than the Equity Interests of its Restricted Subsidiaries on the Closing Date (or another Restricted Subsidiary in existence on the Closing Date or, in the case of Southwest II, Equity Interests in Southwest) and Unrestricted Subsidiaries, (ii) have any material liabilities other than (A) liabilities under the Senior Loan Documents, the Second Lien Loan Documents, the Senior Subordinated Loan Documents and any Permitted Additional Subordinated Debt Documents, (B) tax liabilities, and (C) liabilities for advisory, monitoring and management fees pursuant to Holdings' Organization Documents, or (iii) engage in any business or activity other than (A) consummation of the Transactions by Holdings or by such Restricted Subsidiary contemplated in the Transaction Documents, (B) owning all the Equity Interests of its Restricted Subsidiaries which it owned on the Closing Date (or another Restricted Subsidiary in existence on the Closing Date) and any Unrestricted Subsidiaries which Holdings or such Restricted Subsidiary may organize or Acquire after the Closing Date and activities incidental or

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

related thereto or activities related to the maintenance of the corporate existence of Holdings or such Restricted Subsidiary, or compliance with applicable Law, and (C) performing its obligations under the Senior Loan Documents, the Second Lien Loan Documents, the Subordinated Loan Documents and any Permitted Additional Subordinated Debt Documents and consummating a Permitted Restructuring Transaction pursuant to the Senior Collateral Documents to which it is a party.

      SECTION 7.14 UNRESTRICTED SUBSIDIARIES.

            (a) Designate a newly organized or Acquired Subsidiary as an Unrestricted Subsidiary unless:

                  (i) all Indebtedness of, or Equity Interests in, any Consolidated Party which are owned by such Subsidiary (or any of its Subsidiaries) have been assigned to a Consolidated Party;

                  (ii)  the requirements of Sections 6.11 have been met; and

                  (iii) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation.

            (b)   Do any of the following:

                  (i) Provide a Guarantee of any Indebtedness of any Unrestricted Subsidiary;

                  (ii) be otherwise directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary;

                  (iii) be directly or indirectly liable for any other Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause such Indebtedness or the payment thereof to be accelerated, payable or subject to repurchase prior to its final scheduled maturity) upon the occurrence of a default with respect to any Indebtedness of an Unrestricted Subsidiary;

                  (iv) become a general partner of any Unrestricted Subsidiary or otherwise become personally liable for the obligations of an Unrestricted Subsidiary;

                  (v) permit any material portion of any business conducted by any Unrestricted Subsidiary to be a business which is not directly or indirectly related to a telecommunications business;

                  (vi) permit any of its Unrestricted Subsidiaries to Guarantee any Indebtedness of a Loan Party (other than any Indebtedness under this Agreement and the other Senior Loan Documents), unless such Unrestricted Subsidiary shall have also executed and delivered to the Senior Administrative Agent an unsubordinated Guarantee of the Senior Obligations of the Loan Parties under the Senior Loan Documents which

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

      Guarantee shall be secured by a security interest on substantially all of the material assets of such Unrestricted Subsidiary;

                  (vii) permit any of its Unrestricted Subsidiaries to acquire any Indebtedness of any Consolidated Party (including, without limitation, by way of depositing money or securities with the agent or trustee thereto before due for the purpose of paying when due); or

                  (viii) permit any of its Unrestricted Subsidiaries to enter into a transaction or a series of related transactions with a Restricted Subsidiary that would be prohibited hereunder if entered into directly by a Restricted Subsidiary.

      SECTION 7.15 FISCAL YEAR. Change their fiscal years.

      SECTION 7.16 PARTNERSHIPS, ETC. Become general partners or limited partners or joint venturers with any Person other than a wholly-owned domestic Restricted Subsidiary, except pursuant to an Investment permitted pursuant to Sections 7.02(b) and 7.02(i).

      SECTION 7.17 SALES OF RECEIVABLES. Dispose of any of their notes or accounts receivable, except for Dispositions of defaulted accounts.

      SECTION 7.18 FINANCIAL COVENANTS.

            (a) Minimum Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any measurement period of four fiscal quarters of Holdings ending during any period set forth below to be less than the ratio set forth for such period:

                    Period                     Ratio
                    ------                     ------
Closing Date to end of fiscal quarter ending   1.80:1
June 30, 2006;

July 1, 2006, to end of fiscal quarter ending  1.90:1
September 30, 2007;

October 1, 2007, to end of fiscal quarter      2.00:1
ending December 31, 2007;

January 1, 2008, to end of fiscal quarter      2.10:1
ending December 31, 2008; and

Thereafter                                     2.20:1

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

            (b) Maximum Consolidated First Lien Leverage Ratio. Permit the Consolidated First Lien Leverage Ratio on any date during any period set forth below to exceed the ratio set forth for such period:

                    Period                     Ratio
                    ------                     ------
Closing Date to end of fiscal quarter ending   4.75:1
March 31, 2006;

April 1, 2006, to end of fiscal quarter ending 4.50:1
December 31, 2006;

January 1, 2007, to end of fiscal quarter      4.25:1
ending September 30, 2007;

October 1, 2007, to end of fiscal quarter      4.00:1
ending December 31, 2007;

January 1, 2008, to end of fiscal quarter      3.75:1
ending December 31, 2008;

January 1, 2009, to end of fiscal quarter      3.50:1
ending December 31, 2009; and

Thereafter                                     3.00:1

            (c) Maximum Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio on any date during any period set forth below to exceed the ratio set forth for such period:

                    Period                     Ratio
                    ------                     ------
Closing Date to end of fiscal quarter ending   6.25:1
March 31, 2006;

April 1, 2006, to end of fiscal quarter ending 6.00:1
December 31, 2006;

January 1, 2007, to end of fiscal quarter      5.75:1
ending September 30, 2007;

October 1, 2007, to end of fiscal quarter      5.50:1
ending December 31, 2007;

January 1, 2008, to end of fiscal quarter      5.25:1
ending December 31, 2008;

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

January 1, 2009, to end of fiscal quarter      5.00:1
ending December 31, 2009; and

Thereafter                                     4.50:1

            (d) Maximum Capital Expenditures. Not make any Consolidated Capital Expenditures during any fiscal year of Holdings which are not financed with Available Equity Proceeds that would cause the aggregate of all such Consolidated Capital Expenditures for such fiscal year (including the fiscal year ending December 31, 2004) to exceed the sum of (i) $95,000,000 (the "Permitted Annual Amount") plus (ii) the amount by which the Permitted Annual Amount exceeds all such Consolidated Capital Expenditures made during the fiscal year of Holdings immediately preceding such fiscal year.

                                  ARTICLE VIII
                         EVENTS OF DEFAULT AND REMEDIES

      SECTION 8.01 EVENTS OF DEFAULT. Any of the following shall constitute an Event of Default:

            (a) Non-Payment. The Borrowers or any other Loan Party shall fail to pay (i) when and as required to be paid herein, any amount of principal of any Senior Loan or any L/C Obligation, or (ii) within three Business Days after the same becomes due, any interest on any Senior Loan or on any L/C Obligation, or any commitment or other fee due hereunder, or (iii) within five Business Days after the same becomes due, any other amount payable hereunder or under any other Senior Loan Document; or

            (b) Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in (i) any of Section 6.03(a), 6.05(a)(i), 6.07(a), 6.10, 6.13, 6.14, or Article VII or (ii) any of Section
6.01, 6.02(a)-(f), 6.03(b)-(e), 6.11 or 6.12 and any such failure in this clause
(ii) continues for five Business Days; or

            (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Senior Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of the date on which
(i) a Responsible Officer of any of the Loan Parties first becomes aware of such failure and (ii) written notice thereof shall have been given to such Loan Party or the Loan Party Representative by the Senior Administrative Agent or any Senior Lender; provided, however, that if any such failure to perform or observe any covenant in any Senior Mortgage is capable of being cured and on or prior to such 30 day period after so obtaining knowledge or notice thereof the Loan Parties have commenced commercially reasonable activities to effect such cure and have delivered to the Senior Administrative Agent a certificate of a Responsible Officer of the Loan Party Representative describing such activities, then such 30 day period shall automatically be extended for a single additional 30 day period; or

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

            (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Senior Loan Document, or in any Compliance Certificate, Certificate of a Responsible Officer, Request for Credit Extension or similar certificate delivered by a Responsible Officer pursuant to the terms hereof or thereof shall be incorrect or misleading in any material respect when made or deemed made; or

            (e) Cross-Default. (i) Any Consolidated Party (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount and such failure shall continue after the expiration of any applicable grace period specified in the agreements or instruments relating to such Indebtedness, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries), to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Consolidated Party is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as defined in such Swap Contract) under such Swap Contract as to which any Consolidated Party is an Affected Party (as defined in such Swap Contract) and, in either event, the Swap Termination Value owed by such Consolidated Party as a result thereof is greater than the Threshold Amount; or

            (f) Insolvency Proceedings, Etc. Any Consolidated Party (i) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors or (ii) applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

            (g) Inability to Pay Debts; Attachment. (i) Any Consolidated Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

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

            (h) Judgments. There is entered against any Consolidated Party (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or
(ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

            (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Holdings under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) Holdings or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

            (j) Invalidity of Senior Loan Documents. Any Senior Loan Document (other than a Senior Mortgage) or any Senior Mortgage or Senior Mortgages with respect to Mortgaged Property with a fair market value in excess of $1,000,000, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Senior Obligations, ceases to be in full force and effect and, in the case of any such deficiency in any such Senior Mortgage which is capable of being cured within 30 days, such deficiency shall continue for 30 days after the earlier of the date on which (i) a Responsible Officer of any of the Loan Parties first becomes aware of such deficiency and (ii) written notice thereof shall have been given to the Loan Party Representative by the Senior Administrative Agent or any Senior Lender; or any Loan Party contests in writing in any manner the validity or enforceability of any provision of any Senior Loan Document; or any Loan Party contests in writing in any manner the validity, perfection or priority of any Lien on or security interest in the Collateral purported to be covered by any Senior Collateral Document; or any Loan Party denies in writing that it has any or further liability or obligation under any provision of any Senior Loan Document, or purports to revoke, terminate or rescind any provision of any Senior Loan Document, or in the case of any Lien granted pursuant to any Collateral Document (including any Lien granted after the Closing Date in accordance with Sections 6.11, 6.12 and 6.17) in favor of the Senior Administrative Agent in any material item, items or portion of the Collateral, such Lien is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect or ceases to have the priority purported to be granted under such Collateral Document (except pursuant to a transaction expressly permitted under this Agreement) and, solely in the case of such a defect in priority, if such priority defect is capable of being cured, such defect remains uncured for ten days after a Responsible Officer of a Loan Party shall have been notified or otherwise obtained knowledge of such defect; or

            (k) Senior Guaranty. The Senior Guaranty given by any Guarantor hereunder (including any Person that becomes a Guarantor after the Closing Date in accordance with Section 6.11) shall cease to be in full force and effect (except pursuant to a transaction expressly permitted under this Agreement), or any Guarantor (including any Person that becomes a Guarantor after the Closing Date in accordance with Section 6.11) or any Person acting by or on behalf of such Guarantor shall deny or disaffirm in writing such Guarantor's obligations under the Senior Guaranty; or

            (l)   Change of Control. There occurs any Change of Control; or

            (m) Material Adverse Effect. Any FCC License or PUC Authorization of any Loan Party shall expire or terminate or be revoked or otherwise lost which in any case could reasonably be expected to have a Material Adverse Effect; or

            (n) Invalidity of Subordination. The subordination provisions of any Senior Subordinated Loan Document or any Permitted Additional Subordinated Debt Document, at any time after the execution and delivery thereof, for any reason other than satisfaction in full in cash of the Senior Obligations, cease to be in full force and effect; or any Loan Party contests in writing in any manner the validity or enforceability of any such provision.

      SECTION 8.02 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs and is continuing, the Senior Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders (or, in the case of actions described under clauses (a) and (b) below, the Required Revolving Lenders), take any or all of the following actions:

            (a) declare the Commitments of each Senior Lender to make Senior Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such Commitments and obligation shall be terminated;

            (b) require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof);

            (c) declare the unpaid principal amount of all outstanding Senior Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Senior Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties; and

            (d) exercise on behalf of itself and the Senior Lenders all rights and remedies available to it and the Senior Lenders under the Senior Loan Documents, including, without limitation, all rights and remedies existing under the Senior Collateral Documents and all rights and remedies against any Guarantor;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Consolidated Party under the Bankruptcy Code of the United States, the obligation of each Senior Lender to make Senior Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Senior Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Senior Administrative Agent or any Senior Lender.

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

      SECTION 8.03 APPLICATION OF FUNDS. After the exercise of remedies provided for in Section 8.02 (or after the Senior Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received by the Senior Administrative Agent on account of the Senior Obligations shall be applied by the Senior Administrative Agent in the following order:

      First, to payment of that portion of the Senior Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Senior Administrative Agent, but excluding any principal or interest on any Senior Loan) and amounts payable under Article III hereof and Article XI hereof payable to the Senior Administrative Agent in its capacity as such (including, without limitation in its capacity as Senior Collateral Agent);

      Second, to payment of that portion of the Senior Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Senior Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Senior Lenders and the L/C Issuer (including fees and time charges for attorneys who may be employees of any Senior Lender or of the L/C Issuer)) and amounts payable under Article III hereof and Article XI hereof, ratably among them in proportion to the amounts described in this clause Second payable to them;

      Third, to payment of that portion of the Senior Obligations constituting accrued and unpaid interest on the Senior Loans and L/C Borrowings, ratably among the Senior Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

      Fourth, ratably (i) to the payment of that portion of the Senior Obligations constituting unpaid principal of the Senior Loans (other than Tranche D Term Loans) and the L/C Borrowings, ratably among the Senior Lenders (other than the Tranche D Lenders) in proportion to the respective amounts described in this subclause (i) to this clause Fourth held by them, (ii) to the Senior Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, and (iii) to the payment of that portion of the Senior Obligations constituting amounts owing under or in respect of Secured Swap Contracts and Secured Cash Management Services Agreements, ratably among the Swap Banks and the Cash Management Banks in proportion to the respective amounts described in this subclause (iii) to this clause Fourth held by them;

      Fifth, to payment of that portion of the Senior Obligations constituting unpaid principal of the Tranche D Term Loans; and

      Last, the balance, if any, after all of the Senior Obligations have been paid in full in cash, subject to the obligations of the Senior Administrative Agent pursuant to the Intercreditor Agreement, to the Borrowers or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such

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

Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Senior Obligations, if any, in the order set forth above.

      Notwithstanding anything to the contrary set forth in this Section 8.03 (or in Section 2.13), at any time after the Notes have been accelerated and become due and payable pursuant to Section 8.02 or otherwise, (i) whenever any payment received by the Senior Administrative Agent in respect of the proceeds of any Collateral (other than the SCC Collateral or any other Investments in non-voting participation certificates of any Senior Lender described on Schedule 5.08) is insufficient to pay amounts then due and payable to all the Senior Lenders as provided pursuant to clauses Third and Fourth above, then no amount of such payment or any similar payment shall be paid to any Tranche D Term Lender until all such amounts due and payable to the other Senior Lenders are paid in full, and all such payment and any similar payment shall be paid to the Senior Lenders other than the Tranche D Term Lenders pursuant to said clauses Third and Fourth above, (ii) whenever any payment received by the Senior Administrative Agent in respect of the proceeds of the SCC Collateral (or received by any Tranche D Term Lender in connection with any exercise of setoff rights by the Tranche D Term Lenders against the SCCs), all such payment and any similar payment shall be paid to the Tranche D Term Lenders (and not to any other Senior Lender or the L/C issuer) until all amounts due and payable to the Tranche D Term Lenders are paid in full and (iii) whenever any payment is received by the Senior Administrative Agent in respect of the proceeds of any non-voting participation certificate in any Senior Lender in which the Loan Parties have invested as described in Schedule 5.08 (or received by such Senior Lender in connection with any exercise of setoff rights by such Senior Lender against such non-voting participation certificates) is insufficient to pay amounts then due and payable to all Senior Lenders as provided pursuant to clauses First, Second, Third and Fourth above, then all such payments shall instead be paid to such Senior Lender (and not any other Senior Lenders) for application to the Senior Loans of such Senior Lender (and such Senior Lender's right to receive any remaining amounts in respect of other Collateral pursuant to clauses Third and Fourth above shall be reduced by a corresponding amount). At any time after the exercise of any remedy provided for in Section 8.02 (or after the Senior Loans have automatically become due and payable), (A) the Tranche D Term Lenders may exercise any right of setoff as the Tranche D Term Lenders may have against the SCCs and (B) any Senior Lender with any setoff rights against any non-voting participation certificates of such Senior Lender which are part of the Collateral may exercise such right of setoff against such non-voting participation certificates.

                                   ARTICLE IX
                                    GUARANTY

      SECTION 9.01 GUARANTY; LIMITATION OF LIABILITY.

            (a) Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Senior Obligations of each other Loan Party now or hereafter existing under or in respect of this Agreement or any of the other Senior Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Senior Obligations),

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whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Senior Obligations being the "Guaranteed Obligations"), and agrees to pay any and all reasonable expenses (including, without limitation, Enforcement Expenses) incurred by the Senior Administrative Agent or any other Senior Secured Party in enforcing any rights under this Agreement or any other Senior Loan Document. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Senior Secured Party under or in respect of the Senior Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

            (b) Each Guarantor and the Senior Administrative Agent and each other Senior Secured Party hereby confirms that it is the intention of all such Persons that this Senior Guaranty and the Senior Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Debtor Relief Laws, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Law to the extent applicable to this Senior Guaranty and the Senior Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Senior Administrative Agent, the other Senior Secured Parties and the Guarantors hereby irrevocably agree that the Senior Obligations of each Guarantor (other than Holdings) under this Senior Guaranty at any time shall be limited to the maximum amount as will result in the Senior Obligations of such Guarantor under this Senior Guaranty not constituting a fraudulent transfer or conveyance.

            (c) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Senior Secured Party under this Senior Guaranty, such Guarantor will contribute, to the maximum extent permitted by Law, such amounts to each other Guarantor so as to maximize the aggregate amount paid to the Senior Secured Parties under or in respect of the Senior Loan Documents.

      SECTION 9.02 GUARANTY ABSOLUTE. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement and the other Senior Loan Documents, regardless of any Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Senior Secured Party with respect thereto. The Senior Obligations of each Guarantor under or in respect of this Senior Guaranty are independent of the Guaranteed Obligations or any other Senior Obligations of any other Loan Party under or in respect of the Senior Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Agreement, irrespective of whether any action is brought against any of the Borrowers or any other Loan Party or whether any Borrower or any other Loan Party is joined in any such action or actions. This Senior Guaranty is a present and continuing, absolute and unconditional guaranty of payment when due, and not of collection, by each Guarantor jointly and severally with any other Guarantor of the Guaranteed Obligations. The liability of each Guarantor under this Senior Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives, to the extent permitted by applicable Law, any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

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            (a)   any lack of validity or enforceability of any Senior Loan
Document or any agreement or instrument relating thereto;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Senior Obligations of any other Loan Party under or in respect of the Senior Loan Documents, or any other amendment or waiver of or any consent to departure from any Senior Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

            (c) any taking, exchange, release, subordination or non-perfection of any Collateral or any other collateral, or any taking, release, subordination or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

            (d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Senior Obligations of any Loan Party under the Senior Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

            (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower or any other Loan Party or its assets or any resulting release or discharge of any Guaranteed Obligation;

            (f) the existence of any claim, setoff or other right which any Guarantor may have at any time against any Loan Party, the Senior Administrative Agent, any Senior Lender or any other Person, whether in connection herewith or with any unrelated transaction;

            (g) any provision of applicable Law purporting to prohibit the payment or performance by any Borrower of the Guaranteed Obligations;

            (h) any failure of any Senior Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Senior Secured Party (each Guarantor waiving any duty on the part of the Senior Secured Parties to disclose such information);

            (i) the failure of any other Person to execute or deliver this Agreement or any other guaranty or agreement or the release, subordination or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

            (j) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Senior Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

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      This Senior Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Senior Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

      SECTION 9.03 WAIVERS AND ACKNOWLEDGMENTS.

            (a) Each Guarantor hereby unconditionally and irrevocably waives, to the extent permitted by applicable Law, promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Senior Guaranty and any requirement that any Senior Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

            (b) Each Guarantor hereby unconditionally and irrevocably waives, to the extent permitted by applicable Law, any right to revoke this Senior Guaranty and acknowledges that this Senior Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

            (c) Each Guarantor hereby unconditionally and irrevocably waives, to the extent permitted by applicable Law, (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Senior Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of setoff or counterclaim against or in respect of the Senior Obligations of such Guarantor hereunder.

            (d) Each Guarantor acknowledges that the Senior Administrative Agent may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Senior Guaranty, foreclose under any mortgage by nonjudicial sale to the extent permitted by applicable Law, and each Guarantor hereby waives, to the extent permitted by applicable Law, any defense to the recovery by the Senior Administrative Agent and the other Senior Secured Parties against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable Law.

            (e) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Senior Secured Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any Subsidiaries now or hereafter known by such Senior Secured Party.

            (f) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by this Agreement and the other

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Senior Loan Documents and that the waivers set forth in Section 9.02 and this
Section 9.03 are knowingly made in contemplation of such benefits.

      SECTION 9.04 SUBORDINATION. (a) Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's Obligations under or in respect of this Agreement or any other Senior Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution (pursuant to Section 9.01(c) or otherwise) or indemnification and any right to participate in any claim or remedy of any Senior Secured Party against any Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim, remedy or right, unless and until the Senior Termination Date for such Guarantor has occurred.

            (b) Each Guarantor hereby agrees that any and all debts, liabilities and other obligations owed to such Guarantor by each other Loan Party, including pursuant to Section 9.01(c) (collectively, the "Subordinated Obligations"), are hereby subordinated to the prior payment in full in cash of the Senior Obligations of such other Loan Party under the Senior Loan Documents to the extent and in the manner hereinafter set forth in this Section 9.04(b):

                  (i) Except during the continuance of a Default under Section 8.01(a) or (f) (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party) or an Event of Default, each Guarantor may receive regularly scheduled payments from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Default under Section 8.01(a) or (f) (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party) or an Event of Default, however, unless the Senior Administrative Agent otherwise agrees in writing, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

                  (ii) In any proceeding under any Debtor Relief Law relating to any other Loan Party, each Guarantor agrees that the Senior Secured Parties shall be entitled to receive payment in full in cash of all Senior Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Debtor Relief Law, whether or not constituting an allowed claim in such proceeding ("Post Petition Interest")) before such Guarantor receives payment of any Subordinated Obligations.

                  (iii) After the occurrence and during the continuance of any Default under Section 8.01(a) or (f) (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party) or an Event of Default, each Guarantor shall, if the Senior Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Senior Secured Parties and deliver such payments to the Senior Administrative Agent

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      for application to the Guaranteed Obligations (including all Post Petition
      Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Agreement.

                  (iv) After the occurrence and during the continuance of a Default under Section 8.01(a) or (f) (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party) or an Event of Default, the Senior Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (A) in the name of any Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (B) to require any Guarantor (1) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (2) to pay any amounts received on such obligations to the Senior Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

                  (v) In the event of any conflict between the provisions of this Section 9.04(b) and the provisions of any Intercompany Note, the provisions of this Section 9.04(b) shall govern.

            (c) If any amount shall be paid to any Guarantor in violation of this Section 9.04 at any time prior to the Senior Termination Date for such Guarantor, such amount shall be received and held in trust for the benefit of the Senior Secured Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Senior Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Agreement or any of the other Senior Loan Documents, whether matured or unmatured, in accordance with the terms of this Agreement or any of the other Senior Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Agreement or any of the other Senior Loan Documents thereafter arising.

            (d) If the Senior Termination Date for any Guarantor shall have occurred, the Senior Administrative Agent will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Senior Guaranty.

      SECTION 9.05 CONTINUING GUARANTY. This Senior Guaranty is a continuing agreement of each Guarantor and shall: (a) remain in full force and effect until the Senior Termination Date for such Guarantor, (b) be binding upon such Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Senior Secured Parties and their successors, transferees and assigns.

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                                    ARTICLE X
                           SENIOR ADMINISTRATIVE AGENT

      SECTION 10.01 APPOINTMENT AND AUTHORIZATION OF SENIOR ADMINISTRATIVE
AGENT.

            (a) Each of the Senior Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Senior Administrative Agent hereunder and under the other Senior Loan Documents, including, without limitation, acting in such capacity, to act on its behalf as the Senior Collateral Agent under the Senior Mortgages and the other Senior Collateral Documents, and authorizes the Senior Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Senior Administrative Agent or the Senior Collateral Agent, as the case may be, by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. For these purposes, each reference to the "Senior Collateral Agent" in the Senior Mortgages or other Senior Collateral Documents shall be deemed to be a reference to the "Senior Administrative Agent". The provisions of this Article, other than the provisions of Section 10.06, are solely for the benefit of the Senior Administrative Agent, the Senior Collateral Agent, the Senior Lenders and the L/C Issuer, and, except as provided in Section 10.06, neither the Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

      SECTION 10.02 RIGHTS AS A SENIOR LENDER. The Person serving as the Senior Administrative Agent hereunder shall have the same rights and powers in its capacity as a Senior Lender as any other Senior Lender and may exercise the same as though it were not the Senior Administrative Agent and the term "Senior Lender" or "Senior Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Senior Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or any Subsidiary or other Affiliate thereof as if such Person were not the Senior Administrative Agent hereunder and without any duty to account therefor to the Senior Lenders.

      SECTION 10.03 EXCULPATORY PROVISIONS. The Senior Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Senior Loan Documents. Without limiting the generality of the foregoing, the Senior Administrative Agent:

            (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

            (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Senior Loan Documents that the Senior Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Senior Lenders as shall be expressly provided for herein or in the other Senior Loan Documents); provided that the Senior Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Senior Administrative Agent to liability or that is contrary to any Senior Loan Document or applicable Law; and

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            (c)   shall not, except as expressly set forth herein and in the other Senior Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Loan Parties or any of their Affiliates that is communicated to or obtained by the Person serving as the Senior Administrative Agent or any of its Affiliates in any capacity.

      The Senior Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Senior Lenders as shall be necessary, or as the Senior Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Senior Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Senior Administrative Agent by the Loan Party Representative, a Senior Lender or the L/C Issuer.

      The Senior Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Senior Loan Document,
(ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Senior Loan Document or any other agreement, instrument or document or
(v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Senior Administrative Agent.

      SECTION 10.04 RELIANCE BY SENIOR ADMINISTRATIVE AGENT. The Senior Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Senior Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Senior Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Senior Lender or the L/C Issuer, the Senior Administrative Agent may presume that such condition is satisfactory to such Senior Lender or the L/C Issuer unless the Senior Administrative Agent shall have received notice to the contrary from such Senior Lender or the L/C Issuer prior to the making of such Senior Loan or the issuance of such Letter of Credit. The Senior Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties or the Loan Party Representative), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

      SECTION 10.05 DELEGATION OF DUTIES. The Senior Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Senior Loan Document by or through any one or more sub-agents appointed by the Senior Administrative

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Agent. The Senior Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Senior Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Senior Administrative Agent.

      SECTION 10.06 RESIGNATION OF SENIOR ADMINISTRATIVE AGENT. The Senior Administrative Agent may at any time give notice of its resignation to the Senior Lenders, the L/C Issuer and the Loan Party Representative. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent, so long as no Event of Default then exists, of the Loan Party Representative, which shall not be unreasonably withheld or delayed, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Senior Administrative Agent gives notice of its resignation, then the retiring Senior Administrative Agent may on behalf of the Senior Lenders and the L/C Issuer, appoint a successor Senior Administrative Agent meeting the qualifications set forth above; provided that if the Senior Administrative Agent shall notify the Loan Party Representative and the Senior Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Senior Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Senior Loan Documents (except that in the case of any collateral security held by the Senior Administrative Agent on behalf of the Senior Lenders or the L/C Issuer under any of the Senior Loan Documents, the retiring Senior Administrative Agent shall continue to hold such collateral security until such time as a successor Senior Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Senior Administrative Agent shall instead be made by or to each Senior Lender and the L/C Issuer directly, until such time as the Required Lenders, with the consent of the Loan Party Representative, if applicable, appoint a successor Senior Administrative Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Senior Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Senior Administrative Agent, and the retiring Senior Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Senior Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Senior Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Loan Party Representative and such successor. After the retiring Senior Administrative Agent's resignation hereunder and under the other Senior Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Senior Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Senior Administrative Agent was acting as Senior Administrative Agent.

      Any resignation by Bank of America as Senior Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer, Swing Line Lender and Senior Collateral Agent. Upon the acceptance of a successor's appointment as Senior Administrative

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Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, Swing Line Lender and Senior Collateral Agent, (b) the retiring L/C Issuer, Swing Line Lender and Senior Collateral Agent shall be discharged from all of their respective duties and obligations hereunder or under the other Senior Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

      SECTION 10.07 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER SENIOR LENDERS. Each Senior Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Senior Administrative Agent or any other Senior Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the L/C Issuer and each Senior Lender also acknowledges that it will, independently and without reliance upon the Senior Administrative Agent or any other Senior Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Senior Loan Document or any related agreement or any document furnished hereunder or thereunder.

      SECTION 10.08 NO OTHER DUTIES, ETC. Anything herein to the contrary notwithstanding, none of the Senior Arrangers, the Senior Syndication Agents or the Senior Document Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Senior Loan Documents, except in its capacity, as applicable, as a Senior Lender or the L/C Issuer hereunder and except that each Senior Lender and the L/C Issuer hereby authorize (a) the Senior Administrative Agent and the Senior Arrangers to make the joint determinations in Section 4.01, and (b) the Senior Arrangers to make the joint determinations in Section 4.01.

      SECTION 10.09 SENIOR ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Senior Administrative Agent (irrespective of whether the principal of any Senior Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Senior Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

            (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Senior Loans, L/C Obligations and all other Senior Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Senior Lenders, the L/C Issuer and the Senior Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Senior Lenders, the L/C Issuer and the Senior Administrative Agent and their respective agents and counsel and all other amounts due the Senior Lenders, the L/C Issuer and the Senior Administrative Agent under Sections 2.03(i) and (j), 2.09 and 11.04) allowed in such judicial proceeding; and

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            (b)   to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Senior Lender and the L/C Issuer to make such payments to the Senior Administrative Agent and, in the event that the Senior Administrative Agent shall consent to the making of such payments directly to the Senior Lenders and the L/C Issuer, to pay to the Senior Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Senior Administrative Agent and its agents and counsel, and any other amounts due the Senior Administrative Agent under Sections 2.09 and 11.04.

      Nothing contained herein shall be deemed to authorize the Senior Administrative Agent to authorize or consent to or accept or adopt on behalf of any Senior Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Senior Obligations or the rights of any Senior Lender or to authorize the Senior Administrative Agent to vote in respect of the claim of any Senior Lender in any such proceeding.

      SECTION 10.10 COLLATERAL AND GUARANTY MATTERS. (a) Each Senior Lender and the L/C Issuer irrevocably authorize the Senior Administrative Agent, at its option and in its discretion,

                  (i) to release any Lien on any property granted to or held by the Senior Administrative Agent under any Senior Loan Document (A) upon termination of the Commitments and payment in full of all Senior Obligations (other than contingent indemnification obligations) and the expiration, termination or Cash Collateralization of all Letters of Credit, (B) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Senior Loan Document, or
      (C) subject to Section 11.01, if approved, authorized or ratified in writing by the Required Lenders;

                  (ii) to subordinate any Lien on any property granted to or held by the Senior Administrative Agent under any Senior Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(j);

                  (iii) to release any Loan Party from its obligations under the Senior Loan Documents if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder; and

                  (iv) to enter into the Intercreditor Agreement on behalf of such Senior Lender and the L/C Issuer and to perform the obligations of the Senior Administrative Agent thereunder.

            (b) Upon request by the Senior Administrative Agent at any time, the Required Lenders will confirm in writing the Senior Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Loan Party from its obligations under the Senior Loan Documents pursuant to this Section 10.10 and to perform the obligations of the Senior Administrative Agent under the Intercreditor Agreement.

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                                   ARTICLE XI
                                  MISCELLANEOUS

      SECTION 11.01 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Senior Loan Document, and no consent to any departure by the Borrowers or any other Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, the Loan Party Representative on behalf of all Loan Parties or the applicable Loan Parties, as the case may be, and acknowledged by the Senior Administrative Agent (which acknowledgement shall be provided at the direction of the Required Lenders), then each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

            (a) waive any condition set forth in Section 4.01(a) without the written consent of each Senior Lender;

            (b) extend or increase the Commitment of any Senior Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Senior Lender;

            (c) postpone any date fixed by this Agreement or any other Senior Loan Document for any scheduled payment of principal, interest, fees or other amounts due to the Senior Lenders (or any of them) hereunder or under any other Senior Loan Document or permit the election of an Interest Period for Eurodollar Rate Loans which is longer than six months, in each case, without the written consent of each Senior Lender directly affected thereby;

            (d) reduce the principal of, or the rate of interest specified herein on, any Senior Loan or L/C Borrowing, or (subject to clause (vii) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Senior Loan Document without the written consent of each Senior Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of "Default Rate" or to waive any obligation of the Borrowers to pay interest at the Default Rate or (ii) subject to clause (h), to amend any financial covenant hereunder (or any defined term used therein, including the definition of "Consolidated Total Leverage Ratio") even if the effect of such amendment would be to reduce the rate of interest on any Senior Loan or L/C Borrowing or to reduce any fee payable hereunder;

            (e) change Section 2.13 or Section 8.03 or the definition of "Applicable Percentage" in a manner that would alter the pro rata sharing of payments required thereby (or any other provision hereof regarding pro rata treatment and sharing of payments) without the written consent of each Senior Lender;

            (f) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Senior Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Senior Lender;

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            (g)   release all or substantially all of the Guarantors without the written consent of each Senior Lender, or release all or substantially all of the Collateral in any transaction or series of related transactions except in each case as specifically permitted by the Senior Loan Documents without the written consent of each Senior Lender;

            (h) extend the time for, reduce the amount of, modify the manner of calculating, including any modification to any financial measurement (or any definition used therein) used in such calculation, or modify the manner of application of proceeds of any mandatory prepayment required by Section 2.05(b)(v), without the prior written consent of the Term Lenders holding at least a majority of the Total Outstanding Amount of each Tranche of the Term Facility and the Required Revolving Lenders;

            (i) effect any waiver, amendment or modification that by its terms adversely affects the rights, in respect of payments, the Collateral or the Senior Guaranty, of the Senior Lenders holding Senior Loans or Commitments comprising any Tranche of the Term Loan Facility differently from those of the Senior Lenders holding Senior Loans or Commitments comprising any other Tranche of the Term Loan Facility without the prior written consent of Senior Lenders holding in the aggregate at least a majority of the Total Outstanding Amount of each Tranche of the Term Facility that is adversely affected;

            (j) effect any waiver, amendment or modification that by its terms adversely affects the rights, in respect of payments, the Collateral or the Senior Guaranty, of the Revolving Lenders holding Senior Loans or Commitments under the Revolving Credit Facility differently from those of Term Lenders holding Senior Loans or Commitments under the Term Facility or any Tranche thereof without the prior written consent of the Required Revolving Lenders if the Revolving Lenders are adversely affected, and Term Lenders holding at least a majority of the Total Outstanding Amount of each Tranche of the Term Facility if the Term Lenders of such Tranche are adversely affected;

            (k) effect any waiver of a Default or Event of Default or any waiver, amendment or modification of Section 4.02 that would have the effect of requiring the Revolving Lenders in any manner to increase the Outstanding Amount of Revolving Loans, Swing Line Loans or L/C Obligations (if any such Credit Extension is requested) by any amount in excess of the Total Revolving Outstandings that the Revolving Lenders would otherwise be required to make available under this Agreement immediately before giving effect to such waiver, amendment or modification, without the prior written consent of the Required Revolving Lenders; or

            (l) change any provision of the Intercreditor Agreement or change the requirements of Section 7.07 as they relate to the subordination provisions of the Senior Subordinated Loan Documents or any Permitted Additional Subordinated Additional Debt Document for any Permitted Additional Subordinated Debt without the prior written consent of the Term Lenders holding at least a majority of the Total Outstanding Amount of each Tranche of the Term Facility and the Required Revolving Lenders;

provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Senior Lenders required above, affect the rights or duties of the

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L/C Issuer under this Agreement or any Issuer Document relating to any Letter of
Credit issued or to be issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Senior Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement, (iii) no amendment, waiver or consent shall, unless in writing and signed by the Senior Administrative Agent in addition to the Senior Lenders required above, affect the rights or duties of the Senior Administrative Agent under this Agreement or any other Senior Loan Document, (iv) no amendment, waiver or consent shall, unless in writing and signed by any other Senior Agent in addition to the Senior Lenders required above, affect the rights and duties of such other Senior Agent under this Agreement or any other Senior Loan Document, (v) no amendment, waiver or consent shall, unless in writing and signed by the Senior Lender which is (or is an Affiliate of) any applicable Swap Bank or Cash Management Bank in addition to the Senior Lenders required above, affect the rights of such Swap Bank or Cash Management Bank, as the case may be, under the definition of the terms "Senior Secured Party", "Senior Obligation" or "Senior Loan Document" (or any defined term used therein) or with respect to the rights of such Swap Bank or Cash Management under Section 8.03 or Bank to continue as a Senior Secured Party under this Agreement and the other Senior
Loan Documents, in respect of the Senior Obligations of the Loan Parties under any Secured Swap Contract or Secured Cash Management Agreement to which it is a party, (vi) each Secured Swap Contract and each Secured Cash Management Services Agreement may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, and (vii) each of the Fee Letter and the Commitment Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Senior Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except as provided in Section 11.01(b), (c), (d) or (e) (and, except for such purposes, none of the Outstanding Amount of Senior Loans owing to a Defaulting Senior Lender shall be deemed to be outstanding as provided under the definition of "Required Lenders"). Upon delivery by the Loan Party Representative of each Compliance Certificate, Perfection Certificate or certificate of one of its Responsible Officers certifying supplements to the Schedules to this Agreement and the other Senior Loan Documents pursuant to Sections 6.02(b) and 6.11, the schedule supplements attached to each such certificate shall be incorporated into and become a part of and supplement Schedules 5.08 and 5.12 hereto or
Schedule I to the Senior Pledge and Security Agreement or the Schedules to the Perfection Certificate for any Loan Party, as applicable, and the Senior Administrative Agent may attach such schedule supplements to such Schedules, and each reference to such Schedules shall mean and be a reference to such Schedules, as supplemented pursuant thereto.

      SECTION 11.02 NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION.

            (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

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                  (i)   if to any Loan Party, the Loan Party Representative, the
      Senior Administrative Agent, any other Senior Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

                  (ii) if to any Senior Lender (other than the Swing Line Lender), to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

            (b) Electronic Communications. Notices and other communications to the Senior Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Senior Administrative Agent; provided that the foregoing shall not apply to notices to any Senior Lender or the L/C Issuer, as applicable, pursuant to Article II if such Senior Lender has notified the Senior Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Senior Administrative Agent or the Loan Party Representative may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

      Unless the Senior Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

            (c) Change of Address, Etc. Each of the Loan Parties, the Loan Party Representative, the Senior Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other such parties hereto. Each Senior Lender (other than the Swing Line Lender) may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Loan Party Representative, the Senior Administrative Agent, the L/C Issuer and the Swing Line Lender.

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            (d)   Reliance by Senior Administrative Agent, the L/C Issuer and
Senior Lenders. The Senior Administrative Agent, the L/C Issuer and the Senior Lenders shall be entitled to rely and act upon any notices (including telephonic Senior Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of any Loan Party or by the Loan Party Representative even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Senior Administrative Agent, the L/C Issuer, each Senior Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Loan Party or by the Loan Party Representative (in the absence of gross negligence or willful misconduct by the applicable indemnitee). All telephonic notices to and other telephonic communications with the Senior Administrative Agent may be recorded by the Senior Administrative Agent, and each of the parties hereto hereby consents to such recording.

      SECTION 11.03 NO WAIVER; CUMULATIVE REMEDIES. No failure by any Senior Lender, the L/C Issuer or the Senior Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

      SECTION 11.04 EXPENSES; INDEMNITY; DAMAGE WAIVER.

            (a) Costs and Expenses. The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Senior Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Senior Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Senior Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Senior Loans made or Letters of Credit issued hereunder (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Senior Administrative Agent, any Senior Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Senior Administrative Agent, any Senior Lender or the L/C Issuer), and shall pay all reasonable fees and time charges for attorneys who may be employees of the Senior Administrative Agent, any Senior Lender or the L/C Issuer, in connection with the enforcement or protection of its rights after the occurrence and during the continuance of an Event of Default (A) in connection with this Agreement and the other Senior Loan Documents, including its rights under this Section, or (B) in connection with the Senior Loans made or Letters of Credit issued hereunder (all of such expenses in this clause (iii) are sometimes referred to herein as "Enforcement Expenses"); provided, however, that in the case of reimbursement of outside counsel for Senior

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Lenders, other than outside counsel for the Senior Administrative Agent, such reimbursement shall be limited to one counsel for all such Senior Lenders.

            (b) Indemnification by the Borrowers. The Borrowers shall indemnify the Senior Administrative Agent (and any sub-agent thereof), each Senior Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all reasonable fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrowers or any other Loan Party arising out of, in connection with, or as a result of any actual or prospective claims, litigation, actions, proceedings or investigations arising out of or relating to the following (whether based on contract, tort or any other theory, whether brought by a third party or by any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributing or sole negligence of the Indemnitee): (i) the execution or delivery of this Agreement, any other Senior Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Senior Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Holdings or any of its Subsidiaries, or any Environmental Liability related in any way to Holdings or any of its Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Senior Loan Document, if such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

            (c) Reimbursement by Senior Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by them to the Senior Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Senior Lender under each Facility severally agrees to pay to the Senior Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Senior Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of the Applicable Facility Percentage for such Facility of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Senior Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Senior Administrative Agent (or any such sub-agent) or L/C Issuer in

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connection with such capacity and; provided, further, that the Senior Lenders shall not be required to pay any amount under this Section 11.04(c) in respect of any unpaid fees due to the Senior Administrative Agent, the L/C Issuer or any related Party under the Fee Letter (and Section 2.09(b)) and; provided further, that no Senior Lender that is not a Revolving Lender shall be required to reimburse any amounts due to the L/C Issuer. The obligations of the Senior Lenders under this subsection (c) are subject to the provisions of Section 2.12(e).

            (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Loan Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Senior Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Senior Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Senior Loan Documents or the transactions contemplated hereby or thereby so long as such Indemnitee has otherwise complied with the provisions of Section 11.07. Without limiting the foregoing, and to the extent permitted by applicable Law, the Loan Parties agree not to assert and to cause their Subsidiaries not to assert, and hereby waive and agree to cause their Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee (other than any thereof determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee).

            (e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

            (f) Survival. The agreements in this Section shall survive the resignation of the Senior Administrative Agent and the L/C Issuer, the replacement of any Senior Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Senior Obligations.

      SECTION 11.05 PAYMENTS SET ASIDE. To the extent that any payment by or on behalf of the Loan Parties is made to the Senior Administrative Agent, the L/C Issuer or any Senior Lender, or the Senior Administrative Agent, the L/C Issuer or any Senior Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Senior Administrative Agent, the L/C Issuer or such Senior Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Senior Lender and the L/C Issuer severally agrees to pay to

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the Senior Administrative Agent upon demand its Applicable Percentage (without duplication) of any amount so recovered from or repaid by the Senior Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Senior Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Senior Obligations and the termination of this Agreement.

      SECTION 11.06 SUCCESSORS AND ASSIGNS.

            (a) Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that none of the Loan Parties may assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of the Senior Administrative Agent and each Senior Lender and no Senior Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsections (f) and (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Senior Administrative Agent, the L/C Issuer and the Senior Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. Except as expressly provided in Section 11.13, no Loan Party shall be liable or responsible for any fees, costs or expenses arising out of or related to any assignment or participation by a Senior Lender under this Section 11.06.

            (b) Assignments by Senior Lenders. Any Senior Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Senior Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to
it); provided that

                  (i) except in the case of an assignment of the entire remaining amount of the assigning Senior Lender's Commitment under any Facility and the Senior Loans at the time owing to it under such Facility or in the case of an assignment under a Facility to a Senior Lender under such Facility or an Affiliate of such a Senior Lender or an Approved Fund with respect to such a Senior Lender, the aggregate amount of the Commitment under any Facility (which for this purpose includes Senior Loans outstanding thereunder) or, if the applicable Commitment under such Facility is not then in effect, the outstanding principal balance of the Senior Loans under such Facility of the assigning Senior Lender subject to each such assignment, determined as of the date the Senior Assignment and Assumption with respect to such assignment is delivered to the Senior Administrative Agent or, if "Trade Date" is specified in the Senior Assignment and Assumption, as of the Trade Date, shall not be less than
      (A) $2,500,000 in the case of any assignment of any rights or obligations in respect of the Revolving Facility or (B)

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      $1,000,000 in the case of any assignment of any rights or obligations in respect of any Tranche of the Term Facility unless the Senior Administrative Agent in the case of any assignment of a Revolving Loan or a Term Loan and, so long as no Event of Default has occurred and is continuing, the Loan Party Representative on behalf of the Borrowers in the case of any assignment of a Revolving Loan, otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

                  (ii) each partial assignment under a Facility shall be made as an assignment of a proportionate part of all the assigning Senior Lender's rights and obligations with respect to such Facility under this Agreement with respect to the Senior Loans or the Commitment assigned, except, in the case of the Revolving Facility, that this clause (ii) shall not apply to rights in respect of Swing Line Loans;

                  (iii) any assignment of a Commitment under the Revolving Facility must be approved by the Senior Administrative Agent, the L/C Issuer and the Swing Line Lender (such approval to be not unreasonably withheld or delayed) unless the Person that is the proposed assignee is itself a Senior Lender under the Revolving Facility (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

                  (iv) the parties to each assignment shall execute and deliver to the Senior Administrative Agent a Senior Assignment and Assumption, together with the Assignment Fee (from the assigning Senior Lender or the Eligible Assignee), and the Eligible Assignee, if it shall not be a Senior Lender, shall deliver to the Senior Administrative Agent an Administrative Questionnaire.

      Subject to acceptance and recording thereof by the Senior Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Senior Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest under each Facility assigned by such Senior Assignment and Assumption, have the rights and obligations of a Senior Lender under such Facility under this Agreement, and the assigning Senior Lender thereunder shall, to the extent of the interest assigned by such Senior Assignment and Assumption, be released from its obligations under such Facility under this Agreement (and, in the case of a Senior Assignment and Assumption covering all of the assigning Senior Lender's rights and obligations under any Facility under this Agreement, such Senior Lender shall cease to be a party hereto in respect of such Facility but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 11.04 and
11.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrowers (at their expense) shall execute and deliver the applicable Notes to the assignee Senior Lender. Any assignment or transfer by a Senior Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Senior Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

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            (c)   Register. The Senior Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Senior Administrative Agent's Office a copy of each Senior Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Senior Lenders, and the Commitments of, and principal amounts of the Senior Loans and L/C Obligations owing to, each Senior Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Senior Administrative Agent and the Senior Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Senior Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of the Loan Party Representative and the L/C Issuer at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or other substantive change to the Senior Loan Documents is pending, any Senior Lender wishing to consult with other Senior Lenders in connection therewith may request and receive from the Senior Administrative Agent a copy of the Register.

            (d) Participations. Any Senior Lender may at any time, without the consent of, or notice to, the Loan Parties, the Loan Party Representative or the Senior Administrative Agent, sell participations to any Person (other than a natural person or Holdings or any of Holdings' Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Senior Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Senior Loans (including in the case of a Revolving Lender such Senior Lender's participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Senior Lender's obligations under this Agreement shall remain unchanged, (ii) such Senior Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, the Loan Party Representative, the Senior Administrative Agent, the other Senior Lenders and the L/C Issuer shall continue to deal solely and directly with such Senior Lender in connection with such Senior Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Senior Lender sells such a participation shall provide that such Senior Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement and the other Senior Loan Documents; provided that such agreement or instrument may provide that such Senior Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. Subject to subsection (e) of this Section, the Loan Parties agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Senior Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section, provided such Participant agrees to be subject to Section 3.06 as though it were a Senior Lender. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Senior Lender; provided such Participant agrees to be subject to Section 2.13 as though it were a Senior Lender.

            (e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Senior Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Loan Party Representative's (on behalf of the Borrowers) prior

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

written consent. A Participant that would be a Non-Corporate Domestic Lender or a Foreign Lender if it were a Senior Lender shall not be entitled to the benefits of Section 3.01 unless the Loan Party Representative is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Loan Parties, to comply with Section 3.01 as though it were a Senior Lender.

            (f) Any Senior Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Senior Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank and including, in the case of any Senior Lender that is a Fund, that such Senior Lender may pledge or collaterally assign all or any portion of its rights under this Agreement (including under its Note, if any), to any holder of, or trustee for, or any other representative of holders of, obligations owed or securities issued by such Fund, as security for obligations of such Fund or such securities; provided that no such pledge or assignment shall release such Senior Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Senior Lender as a party hereto.

            (g) Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any Senior Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.

            (h) Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Senior Lender (a "Granting Lender") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Senior Administrative Agent and the Loan Party Representative (an "SPC") the option to provide all or any part of any Senior Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Senior Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Senior Loan, the Granting Lender shall be obligated to make such Senior Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Senior Administrative Agent as is required under Section 2.12(c). Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Loan Parties under this Agreement (including their obligations under Sections 3.01 and 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Senior Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Senior Loan Document, remain the lender of record hereunder. The making of a Senior Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Senior Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all

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outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the Laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to the Loan Party Representative and the Senior Administrative Agent, but without prior consent of the Borrowers, the Loan Party Representative or the Senior Administrative Agent and without the payment of any processing and recordation fee, assign all or any portion of its right to receive payment with respect to any Senior Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Senior Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

            (i) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Senior Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days' notice to the Loan Party Representative and the Revolving Lenders, resign as L/C Issuer and/or (ii) upon 30 days' notice to the Loan Party Representative, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Loan Party Representative shall be entitled to appoint from among the Revolving Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Loan Party Representative to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Senior Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Revolving Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

      SECTION 11.07 TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY. Each of the Senior Administrative Agent, the other Senior Agents, the Senior Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' partners, directors, officers, employees, advisors and representatives solely in connection with the administration of its rights and performance of its obligations hereunder (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information, instructed to keep such Information confidential and informed that the Loan Parties will be permitted to rely on their agreement to maintain such confidentiality as herein provided), (b) to the extent requested by any regulatory authority purporting to have authority over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Law or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Senior Loan Document or any action or proceeding relating to this Agreement or any other Senior Loan Document or the enforcement of rights hereunder or thereunder,
(f) subject to

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

an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or
(ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) with the consent of the Loan Party Representative on behalf of the Borrowers or
(h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Senior Administrative Agent, any Senior Lender or the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Loan Parties or any of their Subsidiaries or Affiliates. For purposes of this Section, "Information" means all information received from the Loan Parties or any Subsidiary or any of their Affiliates relating to any Loan Party or any Subsidiary or any of their respective businesses, other than any such information that is available to the Senior Administrative Agent, any Senior Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Loan Parties or any Subsidiary; provided that, in the case of information received from the Loan Parties or any Subsidiary or any of their Affiliates after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

      SECTION 11.08 RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Senior Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Senior Administrative Agent, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Senior Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower or any other Loan Party against any and all of the obligations of such Borrower or such Loan Party now or hereafter existing under this Agreement or any other Senior Loan Document to such Senior Lender or the L/C Issuer, irrespective of whether or not such Senior Lender or the L/C Issuer shall have made any demand under this Agreement or any other Senior Loan Document and although such obligations of such Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Senior Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Senior Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Senior Lender, the L/C Issuer or their respective Affiliates may have. Each of the L/C Issuer and each Senior Lender agrees to notify the Loan Party Representative and the Senior Administrative Agent promptly after any such setoff and application which it effects or which is effected by its Affiliate; provided that the failure to give such notice shall not affect the validity of such setoff and application. Notwithstanding the foregoing, the consent of the Senior Administrative Agent shall not be required for any Tranche C Term Lender or Tranche D Term Lender to exercise any set-off rights against the SCCs (or for any other Senior Lender with any set-off rights against any non-voting participation certificates of such Senior Lender owned by the Borrowers to exercise such set-off rights against any such non-voting participation certificates).

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      SECTION 11.09 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Senior Loan Document, the interest paid or agreed to be paid under the Senior Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Senior Administrative Agent or any Senior Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Senior Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Senior Administrative Agent or a Senior Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Senior Obligations hereunder.

      SECTION 11.10 COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Senior Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Senior Administrative Agent and when the Senior Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

      SECTION 11.11 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Senior Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Senior Administrative Agent and each Senior Lender, regardless of any investigation made by the Senior Administrative Agent or any Senior Lender or on their behalf and notwithstanding that the Senior Administrative Agent or any Senior Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Senior Loan or any other Senior Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

      SECTION 11.12 SEVERABILITY. If any provision of this Agreement or the other Senior Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Senior Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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      SECTION 11.13 REPLACEMENT OF SENIOR LENDERS. If (i) any Revolving Lender
or Tranche B Term Lender requests compensation under Section 3.04, (ii) a Borrower is required to pay any additional amount or indemnification to any Senior Lender or any Governmental Authority for the account of any Senior Lender pursuant to Section 3.01, (iii) any Senior Lender fails or refuses to consent to any amendment, waiver or consent to the Senior Loan Documents which is approved by the Required Lenders, (iv) any Senior Lender delivers a notice pursuant to
Section 3.02 with respect to circumstances that do not affect the other Senior Lenders hereunder, or (v) any Senior Lender is a Defaulting Senior Lender, then the Borrowers may, at their sole expense and effort, upon notice from the Loan Party Representative to such Senior Lender and the Senior Administrative Agent, require such Senior Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the related Senior Loan Documents to an assignee that shall assume such obligations (which assignee may be another Senior Lender, if a Senior Lender accepts such assignment), provided that:

            (a) the Borrowers shall have paid to the Senior Administrative Agent the assignment fee specified in Section 11.06(b);

            (b) such Senior Lender shall have received payment of an amount equal to the outstanding principal of its Senior Loans and, in the case of a Revolving Lender, L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Senior Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

            (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to
Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

            (d)   such assignment does not conflict with applicable Laws.

      A Senior Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Senior Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

      SECTION 11.14 GOVERNING LAW; JURISDICTION; ETC.

            (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            (b) SUBMISSION TO JURISDICTION. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF SUCH STATE, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER SENIOR

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LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF
THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER SENIOR LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE SENIOR ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER SENIOR LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

            (c) WAIVER OF VENUE. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER SENIOR LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

            (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

      SECTION 11.15 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER SENIOR LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER SENIOR LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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

      SECTION 11.16 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER SENIOR LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

      SECTION 11.17 USA PATRIOT ACT NOTICE. Each of the Senior Administrative Agent (for itself and not on behalf of any Senior Lender) and each Senior Lender hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the names and addresses of the Loan Parties and other information that will allow such Senior Lender or the Senior Administrative Agent, as applicable, to identify the Loan Parties in accordance with such Act.

      SECTION 11.18 BORROWERS' REPRESENTATIVE. The Loan Parties at all times shall have designated one of the Loan Parties to act as their agent under this Agreement and the other Senior Loan Documents (in such capacity, the "Loan Party Representative") with such powers and discretion as are specifically delegated to the Loan Party Representative by the terms of this Agreement and the other Senior Loan Documents, together with such other powers as are reasonably incidental thereto, including, without limitation, (a) to execute and deliver on behalf of each Loan Party all notices required or permitted by the terms of this Agreement and the other Senior Loan Documents to be delivered by any Loan Party, including, without limitation, Senior Loan Notices and Swing Line Loan Notices on behalf of each Applicable Borrower, (b) to receive notices on behalf of each of the Loan Parties, (c) to disburse funds credited to the Borrowers' Account to each Applicable Borrower or other Loan Party, as applicable, and (d) to give consents and approvals and make elections on behalf of the Loan Parties. Any action taken by the Loan Party Representative shall be deemed to bind the Loan Parties and shall be deemed approved by the Loan Parties. The Senior Administrative Agent, the other Senior Agents, the Senior Lenders and the L/C Issuer (i) may rely on any notice delivered by the Loan Party Representative on behalf of any Loan Party and (ii) shall not have any responsibility for any actions as are delegated to the Loan Party Representative hereunder. Any notice given by the Senior Administrative Agent or any Senior Lender or the L/C Issuer to the Loan Party Representative shall be deemed given to each Loan Party. Each Loan Party hereby appoints and authorizes Holdings to be and act as the initial Loan Party Representative. The Loan Parties may at any time replace the Loan Party Representative with another Loan Party by delivering to the Senior Administrative Agent an appointment and authorization document executed by each Loan Party in form and substance satisfactory to the Senior Administrative Agent. Upon such delivery and approval the Loan Party named in such document shall become the Loan Party Representative as if such Loan Party were named the Loan Party Representative herein.

      SECTION 11.19 CONFLICTS WITH SENIOR MORTGAGES. In the case of any conflict between the terms and provisions of this Agreement and the terms and provisions of any Senior Mortgage, as amended, the terms and provisions of this Agreement shall govern.

                            [Signature pages follow.]

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

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

GUARANTORS:           VALOR TELECOMMUNICATIONS, LLC

                      TELECOMMUNICATIONS SOUTHWEST, LLC

                      VALOR TELECOMMUNICATIONS SOUTHWEST II, LLC

                      By: /s/ John A. Butler
                         __________________________________________
                         Name: John A. Butler
                         Title: Treasurer

BORROWERS AND         VALOR TELECOMMUNICATIONS ENTERPRISES, LLC
GUARANTORS:
                      VALOR TELECOMMUNICATIONS INVESTMENTS, LLC

                      VALOR TELECOMMUNICATIONS OF TEXAS, LP
                      By: Valor Telecommunications Enterprises, LLC, its General
                          Partner

                      VALOR TELECOMMUNICATIONS EQUIPMENT, LP
                      By: Valor Telecommunications Enterprises, LLC, its General
                          Partner

                      VALOR TELECOMMUNICATIONS CORPORATE GROUP, LP
                      By: Valor Telecommunications Enterprises, LLC, its General
                          Partner

                      VALOR TELECOMMUNICATIONS LD, LP
                      By: Valor Telecommunications Enterprises, LLC, its General
                          Partner

                      VALOR TELECOMMUNICATIONS SERVICES, LP
                      By: Valor Telecommunications Enterprises, LLC, its General
                          Partner

                      SOUTHWEST ENHANCED NETWORK SERVICES, LP
                      By: Valor Telecommunications Enterprises, LLC, its General
                          Partner

                      WESTERN ACCESS SERVICES, LLC

                      WESTERN ACCESS SERVICES OF ARIZONA, LLC

                      WESTERN ACCESS SERVICES OF ARKANSAS, LLC

                      WESTERN ACCESS SERVICES OF COLORADO, LLC

                      WESTERN ACCESS SERVICES OF NEW MEXICO, LLC

                      WESTERN ACCESS SERVICES OF OKLAHOMA, LLC

                      WESTERN ACCESS SERVICES OF TEXAS, L.P.
                      By:  Western Access Services, LLC, its General Partner

                      By: /s/ John A. Butler
                         __________________________________________
                         Name: John A. Butler
                         Title: Treasurer

                                 Signature Page
                             Senior Credit Agreement

BORROWERS             VALOR TELECOMMUNICATIONS ENTERPRISES II, LLC
AND GUARANTORS:       By: Valor Telecommunications Southwest II, LLC, its Sole
                          Member

                      KERRVILLE COMMUNICATIONS CORPORATION

                      KERRVILLE COMMUNICATIONS MANAGEMENT, LLC
                      By: Kerrville Communications Corporation, its Sole Member

                      KERRVILLE COMMUNICATIONS ENTERPRISES, LLC
                      By: Kerrville Communications Corporation, its Sole Member

                      KERRVILLE TELEPHONE, L.P.
                      By: Kerrville Communications Management, LLC, its General
                          Partner

                      HARPER TELEPHONE, L.P.
                      By: Kerrville Communications Management, LLC, its General
                          Partner

                      ADVANCED TEL-COM SYSTEMS, L.P.
                      By: Kerrville Communications Management, LLC, its General
                          Partner

                      KCC TELCOM, L.P.
                      By: Kerrville Communications Management, LLC, its General
                          Partner

                      KERRVILLE CELLULAR, L.P.
                      By: Kerrville Communications Management, LLC, its General
                          Partner

                      KERRVILLE MOBILE HOLDINGS, INC.

                      KERRVILLE CELLULAR MANAGEMENT, LLC
                      By: Kerrville Cellular, L.P., its Sole Member

                      KERRVILLE CELLULAR HOLDINGS, LLC
                      By: Kerrville Cellular, L.P., its Sole Member

                      KERRVILLE WIRELESS HOLDINGS LIMITED PARTNERSHIP
                      By: Kerrville Cellular Management, LLC, its General
                          Partner
                          By: Kerrville Cellular, L.P., its Sole Member

                      By: /s/ John A. Butler
                         __________________________________________
                         Name: John A. Butler
                         Title: Treasurer

                                 Signature Page
                             Senior Credit Agreement

                                BANK OF AMERICA, N.A., as Senior Administrative Agent

                                By:   /s/ Maurice E. Washington
                                   _____________________________________________
                                   Name:  Maurice E. Washington
                                   Title: Assistant Vice-President

                                BANC OF AMERICA SECURITIES LLC, as a Senior Lead Arranger and Senior Book Manager

                                By:   /s/ Steven C. Ayala
                                   _____________________________________________
                                   Name:  Steven C. Ayala
                                   Title: Principal

                                BANK OF AMERICA, N.A., as a Senior Lender, L/C Issuer and Swing Line Lender

                                By:   /s/ Robert Klawinski
                                   _____________________________________________
                                   Name:  Robert Klawinski
                                   Title: Senior Vice-President

                                 Signature Page
                             Senior Credit Agreement

                                JPMORGAN CHASE BANK, as a Senior Syndication
                                Agent

                                By:  /s/  John Kowalczuk
                                   _____________________________________________
                                   Name:  John Kowalczuk
                                   Title: Vice President

                                J.P. MORGAN SECURITIES INC., as a Senior Lead Arranger and Senior Book Manager

                                By:  /s/  Jessica Kearns
                                   _____________________________________________
                                   Name:  Jessica Kearns
                                   Title: Managing Director

                                JPMORGAN CHASE BANK, as a Senior Lender

                                By: /s/   John Kowalczuk
                                   _____________________________________________
                                   Name:  John Kowalczuk
                                   Title: Vice President

                                 Signature Page
                             Senior Credit Agreement

                                WACHOVIA BANK, N.A., as a Senior Syndication
                                Agent

                                      /s/ Frederick W. Price
                                By:_____________________________________________
                                   Name:  Frederick W. Price
                                   Title: Managing Director

                                WACHOVIA BANK, N.A., as a Senior Lender

                                     /s/  Frederick W. Price
                                By:_____________________________________________
                                   Name:  Frederick W. Price
                                   Title: Managing Director

                                 Signature Page
                             Senior Credit Agreement

                                CIBC WORLD MARKETS CORP., as a Senior
                                Documentation Agent

                                    /s/ Jonathan Rabinowitz
                                By:_____________________________________________
                                   Name: Jonathan Rabinowitz
                                   Title: Executive Director
                                          CIBC World Markets Corp. As Agent

                                CIBC, INC., as a Senior Lender

                                    /s/ Jonathan Rabinowitz
                                By:_____________________________________________
                                   Name: Jonathan Rabinowitz
                                   Title: Executive Director
                                          CIBC World Markets Corp. As Agent

                                 Signature Page
                             Senior Credit Agreement

                                MERRILL, LYNCH, PIERCE, FENNER & SMITH
                                INCORPORATED, as a Senior Documentation Agent


                                By: /s/ illegible
                                   ---------------------------------------------
                                   Name:  illegible
                                   Title: Director


                                MERRILL LYNCH CAPITAL CORPORATION, as a Senior Lender


                                By: /s/ illegible
                                   ---------------------------------------------
                                   Name:  illegible
                                   Title: Director


                                 Signature Page
                             Senior Credit Agreement

                                BAYERISCHE HYPO-UND VEREINSBANK AG, NEW YORK
                                BRANCH, as a Senior Lender

                                By: /s/ Gavin Burke
                                   ---------------------------------------------
                                   Name:  Gavin Burke
                                   Title: Director

                                By: /s/ Sven Schuessler
                                   ---------------------------------------------
                                   Name:  Sven Schuessler
                                   Title: Associate Director


                                 Signature Page
                             Senior Credit Agreement

                                CALYON NEW YORK BRANCH, as a Senior Lender


                                By: /s/ Stephane Ducroizet
                                   _____________________________________________
                                   Name: Stephane Ducroizet
                                   Title: Vice President



                                ________________________________,
                                as a Senior Lender

                                By: /s/  John McCloskey
                                   _____________________________________________
                                   Name: John McCloskey
                                   Title: Director and Portfolio Manager







                                 Signature Page
                             Senior Credit Agreement

                                RURAL TELEPHONE FINANCE COOPERATIVE , as a
                                Senior Lender

                                By: /s/ Kenneth A. Fried
                                    ---------------------
                                   Name:  Kenneth A. Fried
                                   Title: Assistant Secretary-Treasurer

                                 Signature Page
                             Senior Credit Agreement